SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
 ----------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [X]  Definitive Proxy Statement
[_]  Definitive Additional Materials       [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the               SS.240 Rule 14a-11(c) or SS.240
     Commission Only (as permitted              Rule 14a-12
     by Rule 14a-6(e)(2))



                            ICG Communications, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     2)   Aggregate number of securities to which transaction applies:
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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:
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     5)   Total fee paid:
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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     2)   Form, Schedule or Registration Statement No.:
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     3)   Filing Party:
                       ----------------------------------------------------

     4)   Date Filed:
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



                            ICG COMMUNICATIONS, INC.
                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ICG Communications, Inc.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 9, 1999, at 9:30 a.m., local time, at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado to consider and act upon the following:

     1. The election of two directors to serve until the 2002 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of KPMG LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1999; and

     3. The transaction of such other business as may properly come before the Meeting and at any adjournments thereof.

     Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on April 28, 1999, which has been fixed as the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment or adjournments thereof.

     Stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy card (the "Proxy") and mail it promptly in the enclosed envelope to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have sent in their Proxies.


                                         By Order of the Board of Directors


                                         /s/ J. Shelby Bryan

                                         J. Shelby Bryan
                                         President and Chief Executive Officer

May 7, 1999

                                    IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A MAILING ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE AND NO POSTAGE IS REQUIRED IF IT IS MAILED WITHIN THE UNITED STATES.

                            ICG COMMUNICATIONS, INC.

                              -------------------
                                 PROXY STATEMENT
                       1999 Annual Meeting of Stockholders
                                  June 9, 1999
                              -------------------

                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of ICG COMMUNICATIONS, INC., a Delaware corporation ("ICG" or the "Company"), to be voted at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado, on June 9, 1999, at 9:30 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 161 Inverness Drive West, Englewood, Colorado 80112. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 7, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED

     Stockholders of record as of the close of business on April 28, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were 46,966,189 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. There was no other class of voting securities of the Company outstanding on such date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. If a quorum is present, for all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter shall be required to approve any matter presented at the Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy.

     Under the rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the Proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the nominees for directors. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the Proxy will be voted for the election of the nominees for director. The form of Proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws. Abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                                VOTING OF PROXIES

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the two directors; (ii) FOR the ratification of the appointment of the Company's auditors; and (iii) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time before it is voted by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth, as of March 31, 1999, the number of shares of Common Stock owned by all executive officers, directors and nominees of the Company, individually, and all directors and executive officers as a group, and each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock. The persons named in the table below have sole voting and investment power with respect to all of the shares of Common Stock owned by them, unless otherwise noted.


                                                 Amount/Nature of
                                                    Beneficial
Name and Address of Beneficial Owner                 Ownership       Percent(1)
------------------------------------             -----------------   ----------
Capital Guardian Trust Company..................   4,544,710(2)         9.7%
      11100 Santa Monica Boulevard
      Los Angeles, CA 90025
Dresdner RCM Global Investors LLC...............   2,660,670(3)         5.7%
      Four Embarcadero Center
      San Francisco, CA 94111
Franklin Advisers, Inc..........................   3,095,450(4)         6.6%
      777 Mariners Island Boulevard
      San Mateo, CA 94404
T. Rowe Price Associates, Inc...................   2,388,300(5)         5.1%
      100 E. Pratt Street
      Baltimore, MD 21202
William J. Laggett..............................     112,797(6)            *
      Chairman of the Board of Directors
J. Shelby Bryan.................................   2,019,293(7)         4.2%
      President, Chief Executive Officer
      and Director
Douglas I. Falk.................................       9,044(8)            *
      Executive Vice President--Telecom
      and President of ICG Telecom Group, Inc.
David W. Garrison...............................     140,395(9)            *
      Former Executive Vice President and
      Director; Former Chairman of the Board
      of Directors and ChiefExecutive Officer
      of NETCOM On-Line Communication
      Services, Inc. ("NETCOM")
Harry R. Herbst..................................     77,944(10)           *
      Executive Vice President,
      Chief Financial Officer and
      Director
John Kane........................................      8,102(11)           *
      Executive Vice President--
      Corporate Development and
      President of ICG Fiber Optic
      Technologies, Inc.
Cindy Z. Schonhaut...............................     13,289(12)           *
      Executive Vice President--
      Government and Corporate Affairs
Eric W. Spivey...................................     54,504(13)           *
      Former Executive Vice President;
      Former President of NETCOM
H. Don Teague....................................     35,000(6)            *
      Executive Vice President,
      General Counsel and Secretary
John U. Moorhead II..............................     27,500(6)            *
      Director
Leontis Teryazos................................     107,500(6)            *
      Director
Walter Threadgill...............................      37,500(6)            *
      Director
                                       -3-


                                                 Amount/Nature of
                                                    Beneficial
Name and Address of Beneficial Owner                 Ownership       Percent(1)
------------------------------------             -----------------   ----------
All current executive officers and
      directors as a group (10 persons).........   2,447,969(14)        5.0%

---------------
*    Less than one percent of the outstanding shares of Common Stock.

(1) Based on 46,771,679 issued and outstanding shares of Common Stock on March 31, 1999, plus shares of Common Stock that may be acquired by the person or group indicated pursuant to any options and warrants exercisable, or pursuant to any shares vesting under the Company's 401(k) Plan, within 60 days.
(2) Capital Guardian Trust Company ("CGTC"), a bank, reported on Schedule 13G that, as of December 31, 1998, it beneficially owns and has sole dispositive power with respect to the shares of Common Stock reflected in this table. CGTC reported that it has sole voting power with respect to 3,965,710 shares of Common Stock and its affiliate, Capital International, S.A., has sole voting and dispositive power with respect to 254,700 shares of Common Stock.
(3) Dresdner RCM Global Investors LLC ("Dresdner RCM"), an investment advisor, reported on Schedule 13G that, as of December 31, 1998, Dresdner RCM, its parent holding company Dresdner RCM US Holdings LLC ("DRCM Holdings"), and Dresdner Bank AG ("Dresdner Bank"), the parent company of DRCM Holdings, each beneficially own the shares of Common Stock reflected in this table. Each of Dresdner RCM, DRCM Holdings and Dresdner Bank has sole voting power with respect to 2,108,170 of the shares.
(4) Franklin Advisers, Inc. ("Franklin") reported on Schedule 13G that, as of December 31, 1998, it beneficially owns the shares of Common Stock reflected in this table. Franklin's parent holding company, Franklin Resources, Inc. ("FRI"), and Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of FRI, each disclaim any beneficial ownership of shares of Common Stock reflected in this table. Franklin reported that it has sole voting power and sole dispositive power with respect to 3,067,200 of the shares and that Franklin Management, Inc., an investment advisory subsidiary of Franklin, has sole dispositive power with respect to 28,250 of the shares.
(5) T. Rowe Price Associates, Inc. ("T. Rowe Price"), an investment advisor, reported on Schedule 13G that, as of December 31, 1998, it beneficially owns and has sole dispositive power with respect to the shares of Common Stock reflected in this table. T. Rowe Price reported that it has sole voting power with respect to 165,500 of the shares.
(6) Represents shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(7) Includes 165,000 shares of Common Stock held by Mr. Bryan, 2,000 shares of Common Stock held in Mr. Bryan's spouse's name for which Mr. Bryan disclaims beneficial ownership, 14,793 shares of Common Stock held by a 401(k) Plan in Mr. Bryan's name and 1,837,500 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(8) Includes 582 shares of Common Stock held by a 401(k) Plan, 1,587 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 6,875 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(9) Includes 41,186 shares of Common Stock held directly by Mr. Garrison and 99,209 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(10) Includes 2,010 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 75,934 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(11) Includes 2,500 shares of Common Stock held directly by Mr. Kane, 602 unrestricted shares of Common Stock held by an Employee Stock Purchase Plan and 5,000 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(12) Includes 789 shares of Common Stock held by a 401(k) Plan and 12,500 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(13) Includes 862 shares of Common Stock held by Mr. Spivey directly, 14,816 shares of Common Stock held by a 401(k) Plan and 38,826 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.
(14) Includes 169,500 shares of Common Stock held directly by the executive officers and directors as a group, 16,164 shares of Common Stock held by a 401(k) Plan, 4,199 shares of Common Stock held by an Employee Stock Purchase Plan and 2,258,106 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS
                              ---------------------

     A total of two directors (Class III Directors) are to be elected at the Meeting by the holders of the Common Stock to serve until the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their death, resignation or removal. The two Class III Directors are William J. Laggett and J. Shelby Bryan and their terms expire at the Meeting. The Board of Directors recommends the election as Directors of the nominees listed below. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), Proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a plurality of the votes of the shares present, in person or by Proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

     The terms of the two Class I Directors, Harry R. Herbst and John U. Moorhead II, expire at the 2000 Annual Meeting of Stockholders. The terms of the two Class II Directors, Leontis Teryazos and Walter Threadgill, expire at the 2001 Annual Meeting of Stockholders.

     There were 13 meetings of the Board of Directors of the Company, seven meetings of the Stock Option Committee, four meetings of the Compensation Committee and one meeting of the Audit Committee of the Board of Directors of the Company held during the fiscal year ended December 31, 1998. There were no meetings of the Executive Committee in 1998. All directors attended 75% or more of the meetings of the Board and the committees on which they served.

     Since December 16, 1998, the Company compensates its non-employee directors for attendance at meetings of the Board of Directors or a committee of the Board of Directors as follows: $3,000 for attendance at a meeting in person plus reimbursement of expenses, and $1,000 for participation in a telephonic meeting; provided that when meetings of the Board and/or one or more committees are held on the same day, the non-employee directors are entitled to be compensated only for one such meeting. Prior to December 16, 1998, the Company compensated its non-employee directors $250 for telephonic meetings and $2,500 for each directors meeting or committee meeting attended, or $500 for committee meetings attended in conjunction with a Board of Directors meeting, plus reimbursement of expenses. In addition, the Chairman of the Board of Directors receives an annual fee of $80,000 payable in quarterly installments. On January 1, 1998, all non-employee directors of the Company were granted options for the 1998 fiscal year to purchase 20,000 shares of Common Stock under the 1996 Stock Option Plan, which vested as to 5,000 shares at the end of each fiscal quarter. On June 3, 1998, all non-employee directors of the Company, including Harry R. Herbst, who was a non-employee director until July 1, 1998, when he was hired as an Executive Vice President of the Company in addition to his duties as a director, were granted options to purchase 5,000 shares of Common Stock under the Company's 1996 Stock Option Plan. On September 18, 1998, all non-employee directors of the Company were granted additional options to purchase 7,500 shares of Common Stock under the Company's 1996 Stock Option Plan. On December 15, 1998, all non-employee directors of the Company were granted options for the 1999 fiscal year to purchase 20,000 shares of Common Stock under the 1998 Stock Option Plan, which vest as to 5,000 shares at the end of each fiscal quarter of 1999 commencing March 31, 1999.

     The following table sets forth the names of the nominees, their ages and their current positions with the Company:

                  Class III Directors (to serve until the 2002
                         Annual Meeting of Stockholders)


              Name                Age            Title
              ----                ---            -----
William J. Laggett(1)(2)(3).....   69   Chairman of the Board of Directors
J. Shelby Bryan(3)..............   53   President, Chief Executive Officer
                                         and Director

----------------------

(1)   Member of Compensation Committee.
(2)   Member of Stock Option Committee.
(3)   Member of Executive Committee.

     William J. Laggett has been  Chairman of the Board of Directors  since June
     ------------------
1995 and a Director since January 1995. Mr. Laggett was the President of Centel Cellular Company from 1988 until his retirement in 1993. From 1970 to 1988, Mr. Laggett held a variety of management positions with Centel Corporation, including Group Vice President-Products Group, President-Centel Services, and Senior Vice President-Centel Corporation. Prior to joining Centel, Mr. Laggett worked for New York Telephone Company.

     J. Shelby Bryan was  appointed  President,  Chief  Executive  Officer and a
     ---------------
Director in May 1995. Mr. Bryan has 19 years of experience in the telecommunications industry, primarily in the cellular business. He co-founded Millicom International Cellular S.A., a publicly owned corporation providing cellular service internationally, served as its President and Chief Executive Officer from 1985 to 1994 and served as a director through May 1998.

Other Directors and Executive Officers

     Set forth below are the names, ages and positions of the other directors and executive officers of the Company:

             Name                     Age            Position
             ----                     ---            --------
Douglas I. Falk....................   49   Executive Vice President--
                                            Telecom and President of ICG
                                            Telecom Group, Inc.
Harry R. Herbst(1).................   47   Executive Vice President,
                                                Chief Financial Officer and
                                                Director
John Kane..........................   46   Executive Vice President--
                                                Corporate Development and
                                                President of ICG Fiber Optic
                                                Technologies, Inc.
Cindy Z. Schonhaut.................   44   Executive Vice President--
                                                Government and Corporate
                                                Affairs
H. Don Teague......................   56   Executive Vice President,
                                                General Counsel and Secretary
John U. Moorhead II(1)(3)(4)(5)....   46   Director
Leontis Teryazos(2)(3)(4)(5).......   56   Director
Walter Threadgill(2)(3)(4)(5)......   53   Director

----------------------
(1)  Term as Director expires at annual meeting of stockholders in 2000.
(2)  Term as Director expires at annual meeting of stockholders in 2001.
(3)  Member of Audit Committee.
(4)  Member of Compensation Committee.
(5)  Member of Stock Option Committee.

     Douglas I. Falk has been Executive Vice President--Telecom and President of
     ---------------
ICG Telecom Group, Inc. since September 1998. Prior to these positions, Mr. Falk was Senior Vice President of Sales and Marketing for NETCOM from May 1998 through August 1998, was President of ICG Satellite Services, Inc. from August 1996 through April 1998 and Executive Vice President--Satellite from October 1996 through April 1998. Prior to joining the Company, Mr. Falk held several positions in the cruise line industry, including President of Norwegian Cruise Line, Senior Vice President--Marketing and Sales with Holland America Lines/Westours and Executive Vice President of Royal Viking Line. Prior to his work in the cruise line industry, Mr. Falk held executive positions with MTI Vacations, Brown and Williamson Tobacco, Pepsico International, Glendenning Associates and The Proctor and Gamble Company.

     Harry R. Herbst has been a Director  since  October  1995. In July 1998, he
     ---------------
joined the Company as Executive Vice President and, in August 1998, he also became Chief Financial Officer. From November 1995 through June 1998, he was Vice President of Finance and Strategic Planning of Gulf Canada Resources Ltd. He was Vice President and Treasurer of Gulf Canada Resources Ltd. from January to November 1995. Previously, Mr. Herbst was Vice President of Taxation for Torch Energy Advisors Inc. from 1991 to 1994, and tax manager for Apache Corp. from 1987 to 1990. Mr. Herbst is a certified public accountant, formerly with Coopers & Lybrand, now known as PricewaterhouseCoopers LLP.

     John Kane has been Executive Vice  President--Corporate  Development  since
     ---------
December 1998 and President of ICG Fiber Optic Technologies, Inc. since March 1998. Prior to joining the Company, Mr. Kane had 25 years of experience in the telecommunications industry. Most recently, Mr. Kane was Executive Vice President Business Development for AMNEX, Inc., a specialty telecommunications services company. From 1992 to 1995, Mr. Kane was Senior Vice President for WCT Communications, Inc., which built a national fiber optic long distance network. Mr. Kane has also served as President of Americas Carriers Telecommunications Association (ACTA) and is a frequent speaker at industry conferences.

     Cindy  Z.  Schonhaut  has been  Executive  Vice  President--Government  and
     --------------------
Corporate Affairs since November 1998. Prior to this position, Ms. Schonhaut was Vice President of Government and External Affairs since February 1996. Prior to joining the Company, she had more than 15 years of federal and state telecommunications regulatory experience, consisting of more than four years serving as Vice President--Government Affairs at MFS Communications Company and 11 years as an attorney with the Federal Communications Commission. Ms. Schonhaut currently serves as a member of the board of directors of CompTel, the leading trade association representing competitive telecommunications interests, and she also serves on the board of the Association for Local Telecommunications Services.

     H. Don Teague  joined the  Company as  Executive  Vice  President,  General
     -------------
Counsel and Secretary in May 1997. Prior to this position, Mr. Teague was Senior Vice President, Administration and Legal with Falcon Seaboard Holdings, L.P. and its predecessors from April 1994 through April 1997. From 1974 to April 1994, Mr. Teague was a partner in the law firm of Vinson & Elkins L.L.P.

     John U.  Moorhead II has been a Director  since June 1998 and is a Managing
     --------------------
Director of VM Equity Partners, a firm he co-founded in 1991. Prior to founding VM Equity Partners, Mr. Moorhead worked for eight years as a senior executive in investment banking, first at EF Hutton and then at Lehman Brothers where he was Senior Vice President and Director of the New Business Group of Lehman Brothers' investment banking division from 1987 to 1990. Mr. Moorhead serves on the Board of Directors of SEMX Inc., a Nasdaq National Market company which provides specialty materials and services to the microelectronic and semiconductor industries.

     Leontis Teryazos has been a Director since June 1995. Mr. Teryazos has been
     ----------------
President of Letmic Management Inc., a financial advisory firm that specializes in working with telecommunications and media companies, since 1993. Mr. Teryazos also has headed Letmic Management Reg'd., a real estate development and management company, since 1985.

     Walter  Threadgill  has  been a  Director  since  December  1997 and is the
     ------------------
Managing General Partner of Atlantic Coastal Ventures, L.P. Previously, Mr. Threadgill was the President and CEO of Multimedia Broadcast Investment Corporation. He also held tenures as Divisional Vice President of Fiduciary Trust Company in New York, and as Senior Vice President and Chief Operating Officer of United National Bank in Washington, D.C. Mr. Threadgill chaired the Presidential Small Business Advisory Committee and served the National Association of Investment Companies as Director, Treasurer and Legislative Committee Chairman. Mr. Threadgill is a member of the Federal Communications Bar Association.

     There are no family relationships between any current director or officer or nominee for director and any other current director or officer or nominee for director.

     There  are  currently  four  committees  of the Board of  Directors  of the
Company: Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The Executive Committee provides Board oversight for the operations of the Company between Board meetings. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, reviews certain filings with the Securities and Exchange Commission and reviews the adequacy of internal controls. The Compensation Committee determines compensation for most executives. The Stock Option Committee determines stock option awards.

                         COMPENSATION AND OTHER BENEFITS

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of J. Shelby Bryan, the Company's President and Chief Executive Officer, the four other most highly compensated executive officers of the Company and one additional officer for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 1998 (the "Named Officers"), for the fiscal years ended December 31, 1998, December 31, 1997 and September 30, 1996. As a result of the Company's change in year end during 1996 from September 30 to December 31, additional amounts are shown below for the 12 months ended December 31, 1996 and are referred to in such tables as "1996T." The Company has not maintained any long-term incentive plans and the Company has not granted stock appreciation rights.

                           Summary Compensation Table


                                                   Annual Compensation
                                         --------------------------------------
                                                                   Other Annual
                              Fiscal                               Compensation
Name and Principal Position    Year       Salary($)    Bonus(1)($)      ($)
-------------------------------------------------------------------------------
J. Shelby Bryan                1998     1,435,191(2)         --      159,554(3)
   President, Chief            1997       473,065(2)         --       86,095(4)
   Executive Officer           1996T      161,178(2)         --       91,812(5)
   and Director                1996       221,196(2)         --       78,919(6)

Douglas I. Falk                1998       192,231       234,885       20,182(7)
   Executive Vice President-   1997       160,000        57,360        8,400(9)
   Telecom and President of    1996T       56,410        45,385       20,679(11)
   ICG Telecom Group, Inc.     1996        16,410        45,385       19,179(12)

Harry R. Herbst                1998       111,827       187,019       13,879(13)
   Executive Vice President,   1997            --            --           --
   Chief Financial Officer     1996T           --            --           --
   and Director                1996            --            --           --

H. Don Teague                  1998       204,865       138,552       26,829(15)
   Executive Vice President,   1997       121,250        64,065       51,387(16)
   General Counsel and         1996T           --            --           --
   Secretary                   1996            --            --           --

David W. Garrison              1998       349,996            --        1,859(9)
   Former Executive Vice       1997            --            --           --
   President and Director;     1996T           --            --           --
   Former Chairman of the      1996            --            --           --
   Board of Directors and
   Chief Executive Officer
   of NETCOM

Eric W. Spivey
   Former Executive Vice       1998       236,539       105,507       19,760(19)
   President; Former           1997            --           ---           --
   President of                1996T           --           ---           --
   NETCOM(20)                  1996            --           ---           --


                                          Long-Term
                                        Compensation
                                       --------------
                                         Securities	All Other
                               Fiscal     Underlying   Compensation
Name and Principal Position     Year       Options         ($)
--------------------------------------------------------------------------------
J. Shelby Bryan                    1998        --           --
   President, Chief                1997        --           --
   Executive Officer               1996T       --           --
   and Director                    1996   450,000           --

Douglas I. Falk                    1998    75,000(8)        --
   Executive Vice President-       1997    27,500(10)       --
   Telecom and President of        1996T   22,500           --
   ICG Telecom Group, Inc.         1996    15,000           --

Harry R. Herbst                    1998   150,000        6,500(14)
   Executive Vice President,       1997        --           --
   Chief Financial Officer         1996T       --           --
   and Director                    1996        --           --

H. Don Teague                      1998    50,000(8)        --
   Executive Vice President,       1997    50,000(10)       --
   General Counsel and             1996T       --           --
   Secretary                       1996        --           --

David W. Garrison                  1998   100,000(17)   95,283(18)
   Former Executive Vice           1997        --           --
   President and Director;         1996T       --           --
   Former Chairman of the          1996        --           --
   Board of Directors
   Chief Executive Officer
   of NETCOM

Eric W. Spivey
   Former Executive Vice           1998   100,000(8)        --
   President; Former               1997        --           --
   President of                    1996T       --           --
   NETCOM(20)                      1996        --           --

----------
(1)  Consists of amounts both paid in 1998 and earned in 1998 but paid in 1999.
(2) Consists of amounts earned pursuant to the compensation formula in Mr. Bryan's employment agreement.
(3) Consists of $24,430 for car allowance, $46,964 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $88,160.
(4) Consists of $40,777 for car allowance, $44,422 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $896.
(5) Consists of $30,236 for car allowance, $49,683 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $11,893.
(6) Consists of $25,991 for car allowance, $43,428 for housing expenses and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,500.
(7) Consists of $12,479 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $7,703.
(8) Includes options regranted as a result of the repricing of the Company's options on September 18, 1998. See "--Ten Year Option/SAR Repricings."
(9)  Consists of payments for car allowance.
(10) Includes options regranted as a result of the repricing of the Company's options on April 16, 1997. See "--Ten Year Option/SAR Repricings."
(11) Consists of $2,614 for car allowance and $18,065 for relocation payments.
(12) Consists of $1,114 for car allowance and $18,065 for relocation payments.
(13) Consists of $4,200 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $9,679.
(14) Consists  of  payments  to Mr.  Herbst in his  capacity  as a  non-employee director for attendance at meetings of the Board of Directors and committees of the Board of Directors. Mr. Herbst was a non-employee member of the Board of Directors until July 1, 1998, when he was hired as an Executive Vice President of the Company in addition to his duties as a director.
(15) Consists of $8,400 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $18,429.
(16) Consists of $5,918 for car allowance, $42,522 in payments for relocation expense and Company contributions to 401(k) Defined Contribution Plan in the amount of $2,947.
(17) As a result of Mr. Garrison's resignation on June 12, 1998, all 100,000 options granted to Mr. Garrison during fiscal 1998 were canceled.
(18) Consists of $7,000 for an incentive bonus awarded for continued employment through the date of the merger between the Company and NETCOM, $29,167 for payments under the Company's severance agreement with Mr. Garrison, $3,924 for COBRA payments made by the Company under the Company's severance agreement with Mr. Garrison and $55,192 for unused vacation and personal days upon Mr. Garrison's resignation on June 12, 1998.
(19) Consists of $9,760 for car allowance and Company contributions to 401(k) Defined Contribution Plan in the amount of $10,000.
(20) Mr. Spivey resigned from the Company effective February 28, 1999.

Option/SAR Grants In Last Fiscal Year

     The Company granted no stock appreciation rights during fiscal 1998 to the Named Officers or to other employees. The following table provides information on option grants during fiscal year 1998 to the Named Officers:

                             Individual Grants
                         --------------------------                                  Potential Realizable Value at
                          Number of      Percent of                                  Assumed Annual Rates of Stock
                         Securities     Total Options                                    Price Appreciation
                         Underlying      Granted to    Exercise or                         for Option Term
                           Options      Employees in   Base Price   Expiration      ------------------------------
      Name                 Granted       Fiscal Year     ($/Sh)        Date            5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------
J. Shelby Bryan                  --           --             --         --                  --              --

Douglas I. Falk              30,000          1.0         16.875(1)   6/3/08            306,776         770,986
                             30,000          1.0         20.063      9/22/08           378,501         959,219
                             15,000          0.5         20.563     12/15/08           193,975         491,570

Harry R. Herbst              20,000(2)       0.6         27.25       1/1/08            342,748         868,590
                              5,000(2)       0.2         30.00       6/3/08             94,334         239,061
                            100,000          3.2         16.875(1)   7/1/08          1,032,749       2,601,194
                             25,000          0.8         20.563     12/15/08           323,291         819,283

H. Don Teague                40,000          1.3         16.875(1)   4/22/08           402,966       1,009,406
                             10,000          0.3         20.563     12/15/08           129,316         327,713

David W. Garrison           100,000(3)       3.2          26.25      9/19/99           131,250         262,500

Eric W. Spivey(4)            50,000          1.6         16.875(1)   2/28/00            86,484         177,188
                             50,000          1.6         16.875(1)   2/28/00            86,484         177,188

----------
(1) In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on September 18, 1998 with exercise prices at or in excess of $22.00 were repriced by the Stock Option Committee of the Company's Board of Directors to $16.875, the closing price of a share of Common Stock on the Nasdaq National Market on September 18, 1998. See "--Ten Year Option/SAR Repricings."
(2) Represents options granted to Mr. Herbst in his capacity as a non-employee director.
(3) As a result of Mr. Garrison's resignation on June 12, 1998, all 100,000 options granted to Mr.Garrison during fiscal 1998 were canceled.
(4)  Mr. Spivey resigned from the Company effective February 28, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
 VALUES

     The following table provides information on options exercised during fiscal year 1998 by the Named Officers and the value of such officers' unexercised options at December 31, 1998.

                                                      NUMBER OF SECURITIES UNDERLYING
                                                       UNEXERCISED OPTIONS AT FISCAL  VALUE OF UNEXERCISED IN-THE-MONEY
                                                                 YEAR END               OPTIONS AT FISCAL YEAR END
                      SHARES ACQUIRED                               (#)                           ($)(1)
                        ON EXERCISE   VALUE REALIZED    -----------------------------------------------------------
NAME                        (#)             ($)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                  --------------- --------------    -----------   -------------    -----------    -------------
J. Shelby Bryan           150,000       1,584,375        1,737,500         112,500     23,178,125        1,293,750
Douglas I. Falk             6,875         163,167            5,625          90,000         62,578          362,798
Harry R. Herbst              --             --              70,934         130,000        318,532          485,938
H. Don Teague                --             --              12,500          87,500        154,688          658,437
David W. Garrison          89,521       1,312,790          161,098          15,556      1,088,656          145,137
Eric W. Spivey               --             --              38,826         100,000        226,097          462,500

--------------------
(1) Based on the closing price of a share of Common Stock on the Nasdaq National Market of $21.50 on December 31, 1998.


REPORT ON REPRICING OF OPTIONS/SARS

     The Stock Option Committee of the Board of Directors of the Company (the "Committee") is responsible for administering the Company's Stock Option Plans, as well as granting any stock options thereunder. The Committee is composed of four independent, non-employee directors.

     In 1998, the Company established the 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. Up to an aggregate number of 3,400,000 shares may be granted under the Plan. When awarding stock options, the Committee takes into consideration the individual's past performance and contribution to the Company, as well as future potential.

     In September 1998, the Committee considered repricing certain existing stock options that, as a result of various market circumstances, were at option exercise prices substantially in excess of the then current market price of the Common Stock of the Company. Specifically, approximately 1,883,000 stock options granted in connection with a Company-wide grant to all employees on June 3, 1998 had an exercise price of $30.00 per share and approximately 580,000 stock options granted from October 1997 to August 1998 had exercise prices ranging from $22.125 to $35.75 per share. Because of the exercise prices, many of the stock options issued to the Company's employees subsequent to October 1, 1997 did not effectively serve as incentives for the employees. Further, because of the extremely competitive marketplace for employees in the areas in which the Company is doing business, there was a significant risk that the Company would lose many valuable employees if it did not maintain a strong incentive compensation program.

     Consequently, the Committee approved the repricing of all outstanding employee stock options previously granted under the Company's 1996 Stock Option Plan and 1998 Stock Option Plan subsequent to October 1, 1997 that were priced at or in excess of $22.00 per share (collectively, the "Eligible Options"). New stock options (the "Repriced Options") were granted as of September 18, 1998, each of which were granted under the same stock option plan under which the Eligible Options were originally granted. The transaction was accomplished through the cancellation by the Stock Option Committee of the Eligible Options and a grant of the Repriced Options. The Repriced Options are exercisable at a price of $16.875 per share, which was the closing price of a share of Common Stock of the Company on the Nasdaq National Market on September 18, 1998.


                           William J. Laggett
                           John U. Moorhead II
                           Leontis Teryazos
                           Walter Threadgill
                           (Members of the Stock Option Committee)

TEN YEAR OPTION/SAR REPRICINGS

     The following provides information on the repricing of stock options held by the Named Officers within the past 10 years:

                                              Number of                                                        Length of
                                              securities                                                       original
                                              underlying  Market price of   Exercise price                    option term
                                               options    stock at time of    at time of                     remaining at
                                             repriced or    repricing or     repricing or    New exercise       date of
                                               amended       amendment        amendment          price       repricing or
Name                               Date          (#)            ($)              ($)              ($)          amendment
-------------------------------------------------------------------------------------------------------------------------
J. Shelby Bryan                        --            --         --               --               --              --
   President, Chief
   Executive Officer and
   Director
Douglas I. Falk                   9/18/98        30,000        16.875           30.00          16.875(1)      116 months
   Executive Vice                 4/16/97        15,000        10.375           20.25          10.375(2)      112 months
   President--Telecom             4/16/97         7,500        10.375           19.125         10.375(2)      114 months
   and President of ICG
   Telecom Group, Inc.
Harry R. Herbst                   9/18/98       100,000        16.875           35.75          16.875(1)      117 months
   Executive Vice
   President, Chief
   Financial Officer
   and Director
H. Don Teague                     9/18/98        40,000        16.875           31.375         16.875(1)      115 months
   Executive Vice
   President, General
   Counsel and Secretary
David W. Garrison                      --            --         --               --               --              --
   Former Executive
   Vice President and
   Director; Former
   Chairman of the Board
   of Directors and Chief
   Executive Officer of
   NETCOM
Eric W. Spivey                    9/18/98        50,000        16.875           27.75          16.875(1)      113 months
   Former Executive                              50,000        16.875           30.00          16.875(1)      116 months
   Vice President;
   Former President of
   NETCOM

--------------------
(1) Represents the closing price of a share of Common Stock on the Nasdaq National Market on September 18, 1998.
(2) Represents the closing price of a share of Common Stock on the Nasdaq National Market on April 16, 1997.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company and its subsidiaries have employment agreements with Messrs. J. Shelby Bryan, Douglas I. Falk, Harry R. Herbst and H. Don Teague.

     The Company's amended employment agreement with Mr. Bryan provides for a term of two years, which commenced June 1, 1997. The employment agreement has been extended and amended for an additional two-year period commencing June 1, 1999. As compensation, the Company pays Mr. Bryan a salary equal to the sum of one percent of the monthly increase in the Company's revenue and three percent of the monthly increase in Earnings Before Interest, Income Taxes, Depreciation and Amortization (and certain non-recurring charges) ("EBITDA") (such payments to be calculated on a quarterly basis commencing July 1, 1999). If Mr. Bryan's salary exceeds $1,500,000 in any fiscal year, the Company may elect to pay such excess in unregistered ICG Common Stock. Mr. Bryan is entitled to benefits as are generally provided to the Company's executive officers, including options under stock option plans, a leased automobile, private club membership fees and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The employment agreement may be terminated by the Company with or without cause or after a disability continuing for a six-month consecutive period, or by Mr. Bryan for cause, including breach of the agreement or reduction in status or responsibilities, change of control or on 90 days notice to the Company. If the employment agreement is terminated by the Company for any reason other than for cause, or by Mr. Bryan for cause or change of control, the Company is obligated to pay Mr. Bryan a lump sum of $2.5 million and to continue benefits for a period equal to the greater of the remainder of the employment term or 18 months. If Mr. Bryan resigns from the Company other than for cause, Mr. Bryan will receive a lump sum severance payment in an amount equal to Mr. Bryan's aggregate salary for the immediately preceding 12-month period, unless Mr. Bryan becomes employed by or obtains more than a 5% equity interest in a competitive local exchange carrier. If Mr. Bryan's employment is terminated in the case of disability or death, Mr. Bryan or his representatives or heirs will receive a lump sum payment in an amount equal to Mr. Bryan's aggregate salary for the immediately preceding 12-month period and any salary for the then current year prorated to the date of termination. After termination of the employment agreement, Mr. Bryan is subject to a confidentiality covenant and a one-year non-solicitation commitment.

     In addition, the Company has entered into a Deferred Compensation Agreement with Mr. Bryan pursuant to which Mr. Bryan will receive ten annual installments of $500,000 each commencing on the later of January 1, 2001 or the date of Mr. Bryan's retirement or termination (whether by resignation by Mr. Bryan or by discharge by the Company) from his current positions at the Company.

     The Company's employment agreement with Mr. Falk, dated September 23, 1998, has an initial one-year term commencing September 23, 1998 and continues from month-to-month thereafter such that 12 months always remain in the term. The agreement provides for an annual base salary and an incentive bonus determined by the Company. Mr. Falk is also entitled to such other benefits as are generally provided to executive officers of the Company including options under the Company's stock option plans, a car allowance and reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement may be terminated by the Company upon 30 days written notice if Mr. Falk is unable to perform his duties for 140 days within a 180-day period due to illness or incapacity. The agreement may also be terminated by the Company or Mr. Falk upon 30 days written notice in certain circumstances. If the employment agreement is terminated by the Company for no reason or by the Company or Mr. Falk after the occurrence of a change in control involving the Company, Mr. Falk will receive a termination fee equal to Mr. Falk's current monthly base salary multiplied by 12 plus an amount equivalent to 12 months of COBRA premiums. Mr. Falk is subject to a ten-year confidentiality covenant and a one-year non-competition commitment following the termination of his employment.

     The Company's employment agreement with Mr. Herbst, dated July 1, 1998, has an initial one-year term commencing July 1, 1998 and continues from month-to-month thereafter such that 12 months always remain in the term. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors of the Company. Mr. Herbst is also entitled to such other benefits as are generally provided to executive officers of the Company, including options under the Company's stock option plans, retention of all stock options previously granted to Mr. Herbst in his capacity as a non-employee director of the Company, a car allowance and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement may be terminated by the Company upon 30 days written notice if Mr. Herbst is unable to perform his duties for 140 days within any 180-day period due to illness or incapacity. The agreement may also be terminated by the Company or Mr. Herbst upon 30 days written notice in certain circumstances. If the employment agreement is terminated by the Company as a result of Mr. Herbst's death, illness, incapacity, gross negligence or intentional misconduct by Mr. Herbst, Mr. Herbst will receive a termination fee equal to two times his annual base salary. If the employment agreement is terminated by the Company or by Mr. Herbst within 90 days after the occurrence of a change in control involving the Company, Mr. Herbst will receive a termination fee equal to two times his annual base salary. In addition, all unvested options granted to purchase shares of the Company will immediately vest on the date of termination. Mr. Herbst is also subject to a ten-year confidentiality covenant and a one-year non-competition commitment following the termination of his agreement.

     The Company's employment agreement with Mr. Teague provides for an initial two-year term which commenced May 19, 1997. Upon completion of the first 12 months of the initial term, the agreement automatically renews from month-to-month such that 12 months remain in the term. The agreement provides for an annual base salary and an incentive bonus determined by the Board of Directors. Mr. Teague is also entitled to such other benefits as are generally provided to executive officers of the Company, including options under the Company's stock option plans, a car allowance and reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The agreement may be terminated by the Company upon 30 days written notice if Mr. Teague is unable to perform his duties for 140 days in any 180-day period due to illness or incapacity. The agreement may also be terminated by the Company or Mr. Teague upon 30 days written notice in certain other circumstances. If the employment agreement is terminated as a result of illness or incapacity or without cause by the Company or by either party upon the occurrence of a change of control involving the Company, Mr. Teague will receive a termination fee equal to his current monthly salary times the number of months remaining in the term. Mr. Teague is also subject to a ten-year confidentiality covenant and a one-year non-competition commitment.

     Messrs. Bryan, Falk, Herbst and Teague also have agreements that provide in the event any payments paid or payable by the Company or benefits received or receivable by them from the Company (collectively, the "Executive Payments") are of the type encompassed within Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to tax imposed by Section 4999 of the Code and/or any comparable tax imposed by any state or local taxing authority, including any interest or penalties (collectively, the "Excise Tax"), the Company will pay an additional amount in cash (the "Gross-Up Payment") so that the net amount retained by Messrs. Bryan, Falk, Herbst and Teague, after deduction of the Excise Tax on the Gross-Up Payment, as well as any other taxes due solely as a result of the Gross-Up Payment, shall be equal to the full amount of the Executive Payments. These agreements survive the termination of employment and continue to be binding until all obligations under the agreements have been satisfied.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") evaluates compensation levels of senior management and evaluates the various factors affecting compensation of the Company's highest paid officers. The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order for the Company to achieve its goals of continued growth. The Compensation Committee attributes a substantial portion of the Company's overall performance, as well as the individual contributions of the executive officers, to the executive officers' compensation.

     The Company has employment agreements with several of its executive officers. See "Executive Employment Agreements" for descriptions of those agreements. All senior management, except for J. Shelby Bryan, President and Chief Executive Officer, are compensated with a base salary and an incentive bonus. The base salaries are intended to compensate executives for their ongoing leadership skills and management responsibility. The incentive bonuses are dependent upon the Company's performance. For purposes of determining incentive bonuses, the Compensation Committee evaluates the accomplishment of goals set at the beginning of each fiscal year and compares the Company's performance in each year to those goals. As a result of the Company's performance during fiscal 1998, the Compensation Committee approved bonuses for the Named Officers of the Company. See "Summary Compensation Table" for the definition of Named Officers and the bonuses paid to them.

     In addition, the Stock Option Committee awarded stock options to certain employees of the Company, including executive officers. These grants were based on individual performance and responsibility and were related to the executive officers' performance in fiscal 1997 as well as an incentive for continued efforts and success. The Compensation Committee believes that stock options serve as important long-term incentives for executive officers by encouraging their continued employment and commitment to the Company's performance. The Compensation and Stock Option Committees do not consider the number of options currently held by all executive officers in determining individual grants because such consideration could create an incentive to exercise options and sell the underlying stock. See "Summary Compensation Table" for the stock options granted to the executive officers.

     The compensation of the Company's President and Chief Executive Officer, J. Shelby Bryan, is set forth in his employment contract. Mr. Bryan's base salary is computed as: the sum of (i) one percent (1%) of the increase in revenues of the Company for such month over revenues of the Company for the immediately prior month and (ii) three percent (3%) of the increase in EBITDA of the Company for such month over EBITDA of the Company for the immediately prior month (such payments to be calculated on a quarterly basis commencing July 1, 1999). Mr. Bryan receives other benefits as well. See "Summary Compensation Table" for the type and amount of these payments.

     As described more fully in "-Executive Employment Agreements," each of Messrs. Bryan, Falk, Herbst and Teague is a party to an agreement with the Company that provides in the event any Executive Payments are of the type encompassed within Section 280G of the Code and are subject to an Excise Tax, the Company will pay such executive a Gross-Up Payment so that the net amount retained by Messrs. Bryan, Herbst, Teague and Falk, as the case may be, after deduction of the Excise Tax on the Gross-Up Payment, as well as any other taxes due solely as a result of the Gross-Up Payment, shall be equal to the full amount of the Executive Payments. These agreements survive the termination of employment and continue to be binding until all obligations under the agreements have been satisfied.

     The Compensation Committee has reviewed the compensation of the Company's executive officers and has concluded that their compensation was reasonable and appropriate in view of the Company's performance. The Compensation Committee continually evaluates the compensation of the Company's executive officers, including an assessment of compensation reports for comparable companies and for the telecommunications industry. The Compensation Committee believes that maintaining suitable executive compensation programs is necessary to support the future development of the Company and growth in stockholder value.


                               William J. Laggett
                               John U. Moorhead II
                               Leontis Teryazos
                               Walter Threadgill
                               (Members of the Compensation Committee)

COMPARISON OF TOTAL STOCKHOLDER RETURN

     The Company is required to include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Nasdaq Composite Index and an index of peer companies selected by the Company ("Peer Group"). The graph below sets forth information on shareholder return for the period from September 30, 1993 through December 31, 1998. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Nasdaq Composite Index and the Company's designated Peer Group, as described below.

                                                     September 30,
                                          -------------------------------
                                          1993     1994     1995     1996
                                          ----     ----     ----     ----

NASDAQ Composit Index (1)                  100      100      137      161
Peer Group (2)  . . . . .                  100       66       85      108
ICG . . . . . . . . . . .                  100       72       67      111


                                                    December 31,
                                          -------------------------------
                                          1996         1997          1998
                                          ----         ----          ----

NASDAQ Composit Index (1) . . . . .        169          206           287
Peer Group (2)  . . . . . . . . . .        118          251           140
ICG . . . . . . . . . . . . . . . .         93          143           113

----------
(1) IntelCom Group Inc. ("IntelCom") Common Shares traded on the American Stock Exchange ("AMEX") Emerging Company Marketplace until January 4, 1993, when IntelCom Common Shares began trading on the AMEX. IntelCom data reflects a one-for-five reverse stock split effective January 13, 1993. As a result of the Company's reincorporation on August 2, 1996, IntelCom Common Shares ceased trading on the AMEX and ICG Common Stock commenced trading on the AMEX on August 5, 1996. On March 25, 1997, ICG Common Stock ceased trading on the AMEX and began trading on the Nasdaq National Market System. The Nasdaq Composite Index was used for the entire period shown.

(2) The industry peer group consists of competitive local exchange carriers with common stock registered under the Securities Exchange Act of 1934 (the "Exchange Act") and trading on a U.S. stock exchange, and includes:
     Intermedia Communications Inc. from September 30, 1993; MFS Communications Company, Inc. from September 30, 1993 until the date of its purchase by MCI/WorldCom, Inc. on December 31, 1996; GST Telecommunications, Inc. from the date its common stock began trading on the AMEX on March 11, 1994; e.spire Communications, Inc. (formerly known as American Communications Services, Inc.), from the date its common stock began trading on the NASDAQ Small-Cap Market on March 3, 1995; Brooks Fiber Properties, Inc. from the date of the initial public offering of its common stock on May 3, 1996 until the date of its purchase by MCI/WorldCom on January 29, 1998; McLeod, Inc. from the date of the initial public offering of its common stock on June 11, 1996; and Teleport Communications Group, Inc. from the date of the initial public offering of its common stock on June 27, 1996 until the date of its purchase by AT&T Corp. on July 23, 1998.

SECTION 16(A) BENETICIAL OWNERSHIP REPORTING COMPLIANCE

     The following table lists the current and former directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each a "Reporting Person") that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required Form by each Reporting Person:

                                            Transactions         Known Failures
     Reporting Person      Late Reports     Untimely Reported    To File Forms
     ----------------      ------------     -----------------    -------------

     Douglas I. Falk       2 (Form 4)             6                  None
     Cindy Z. Schonhaut    1 (Form 3)             1                  None
     Walter Threadgill     2 (Form 4)             2                  None


     Except as set forth above, the Company believes that during the fiscal year ended December 31, 1998, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.


                                   PROPOSAL II

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
               ---------------------------------------------------

     The Board of Directors of the Company has appointed the firm of KPMG LLP as independent auditors of the Company to audit and report on its consolidated financial statements for the fiscal year ended December 31, 1999 and has determined that it would be desirable to request that the stockholders of the Company ratify this appointment.

     Representatives of KPMG LLP are expected to attend the Meeting and will be available to respond to appropriate questions. These representatives will also be given an opportunity to make a statement at the Meeting if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

                                  ANNUAL REPORT

     All stockholders of record as of April 28, 1999 are being sent concurrently with this Proxy Statement a copy of the Company's 1998 Summary Annual Report. The 1998 Summary Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof. The Company's consolidated financial statements for the fiscal year ended September 30, 1996, for the three months ended December 31, 1996, and for the fiscal years ended December 31, 1997 and 1998, as well as additional information required to be provided to stockholders pursuant to Rule 14a-3(b) under the Exchange Act, are included in the Appendix to this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received by the Company no later than the close of business on January 8, 2000. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, the Company must receive notice of such a matter on or before March 23, 2000. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

     The Company will bear all of the costs and expenses in connection with the solicitation of Proxies with respect to the matters described herein. In addition to solicitation of Proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of Proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the Proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     It is important that Proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if the Proxy is mailed in the enclosed envelope in the United States.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ H. Don Teague

                                     H. DON TEAGUE
                                     Secretary

May 7, 1999

                                    APPENDIX

                                TABLE OF CONTENTS
                                -----------------


Selected Financial Data.....................................................A-2

Management's  Discussion  and Analysis of Financial  Condition  and
     Results of Operations ...................A-5

Independent Auditors' Report - Report of KPMG LLP...........................A-30

Independent  Auditors'  Report - Report of Ernst & Young LLP, as of
     December  31,  1996 and 1997 and for each of the Two  Years in the Period Ended December 31, 1997.....................................A-31

Independent  Auditors'  Report - Report of Ernst & Young LLP, as of
     December 31, 1996 and for the Three Months Then Ended..................A-32

Consolidated Balance Sheets, December 31, 1997 and 1998 ....................A-33

Consolidated Statements of Operations,  Fiscal Year Ended September
     30, 1996, the Three Months Ended December 31, 1995 (unaudited)
     and 1996, and Fiscal Years Ended December 31, 1997 and 1998............A-35

Consolidated  Statements of Stockholders' Equity (Deficit),  Fiscal
     Year Ended September 30, 1996, the Three Months Ended December
     31, 1996, and Fiscal Years Ended December 31, 1997 and 1998............A-37

Consolidated  Statements of Cash Flows, Fiscal Year Ended September
     30, 1996, the Three Months Ended December 31, 1995 (unaudited)
     and 1996, and Fiscal Years Ended December 31, 1997 and 1998............A-38

Notes to Consolidated  Financial Statements,  December 31, 1997 and
     1998...................................................................A-41

Market for the  Company's  Common  Equity and  Related  Stockholder
     Matters................................................................A-82

                                SELECTED FINANCIAL DATA
                                -----------------------

     The selected financial data for fiscal years ended September 30, 1994, 1995 and 1996, the three months ended December 31, 1996, and the fiscal years ended December 31, 1997 and 1998 has been derived from the audited consolidated financial statements of the Company. The information set forth below should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto included elsewhere in this Proxy Statement. The Company's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another. The Company's consolidated financial statements reflect the operations of Zycom Corporation ("Zycom") and NETCOM as discontinued for all periods presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                 Three
                                                                                               Months Ended   Fiscal Years Ended
                                                         Fiscal Years Ended September 30,        Dec. 31,          December 31,
                                                         -----------------------------------                 ----------------------
                                                            1994         1995         1996         1996         1997         1998
                                                         ---------    ---------    ---------    ---------    ---------    ---------
                                                                           (in thousands, except per share amounts)
Statement of Operations Data:
Revenue (1)                                              $  59,112      110,188      154,143       49,477      245,022      397,619
Operating costs and expenses:
   Operating costs                                          38,165       77,944      121,983       42,485      217,927      254,689
   Selling, general and administrative
      expenses                                              28,015       61,305       75,646       23,868      148,254      183,683
   Depreciation and amortization                             8,198       16,350       30,030        9,691       56,501      101,545
   Provision for impairment of long-lived
      assets                                                    --        7,000        9,994           --        9,261           --
   Net loss (gain) on disposal of long-lived
      assets                                                    --          241        5,128         (772)         243        4,055
   Restructuring costs                                          --           --           --           --           --        2,339
                                                         ---------    ---------    ---------    ---------    ---------    ---------
       Total operating costs and expenses                   74,378      162,840      242,781       75,272      432,186      546,311
       Operating loss                                      (15,266)     (52,652)     (88,638)     (25,795)    (187,164)    (148,692)
Interest expense                                            (8,481)     (24,389)     (85,714)     (24,454)    (117,520)    (170,127)
Other income, net                                              925        3,141       15,585        5,898       21,549       23,762
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before
   income taxes, preferred dividends,
   share of losses and cumulative effect
   of change in accounting                                 (22,822)     (73,900)    (158,767)     (44,351)    (283,135)    (295,057)
Income tax benefit (expense)                                    --           --        5,131           --           --          (90)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before
    preferred dividends, share of losses
    and cumulative effect of change in
    accounting                                             (22,822)     (73,900)    (153,636)     (44,351)    (283,135)    (295,147)
Accretion and preferred dividends on
    preferred securities of subsidiaries,
    net of minority interest in share of
    losses                                                     435       (1,636)     (25,409)      (4,988)     (38,117)     (55,183)
Share of losses of joint venture                            (1,481)        (741)      (1,814)          --           --           --
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before
   cumulative effect of change in accounting               (23,868)     (76,277)    (180,859)     (49,339)    (321,252)    (350,330)
Loss from discontinued operations                         (100,000)     (14,435)     (44,060)     (11,974)     (39,483)     (67,715)
Cumulative effect of change in accounting (1)                   --           --       (3,453)                       --           --
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net loss                                              $(123,868)     (90,712)    (228,372)     (61,313)    (360,735)    (418,045)
                                                         =========    =========    =========    =========    =========    =========

Loss per share from continuing
     Operations - basic and diluted                      $   (1.17)       (2.48)       (4.90)       (1.18)       (7.56)       (7.75)
                                                         =========    =========    =========    =========    =========    =========

   Net loss per share - basic and diluted                $   (6.06)       (2.94)       (6.19)       (1.47)       (8.49)       (9.25)
                                                         =========    =========    =========    =========    =========    =========
   Weighted average number of shares
      outstanding - basic and diluted (2)                   20,455       30,808       36,875       41,760       42,508       45,194
                                                         =========    =========    =========    =========    =========    =========

                                                                                           Three Months Ended   Fiscal Years Ended
                                                         Fiscal Years Ended September 30,        Dec. 31,          December 31,
                                                         -----------------------------------                 ----------------------
                                                            1994         1995         1996         1996         1997         1998
                                                         ---------    ---------    ---------    ---------    ---------    ---------
                                                                           (in thousands, except per share amounts)
Other Data:
Net cash used by operating activities of
    continuing operations                                   (7,532)     (41,947)     (39,099)      (6,436)    (117,191)    (105,358)
Net cash used by investing activities of
    continuing operations                                  (51,452)     (65,772)    (134,832)     (82,342)    (429,512)    (349,082)
Net cash (used) provided by financing
    activities of continuing operations                    (49,428)     377,772      355,811       (1,886)     308,136      530,915
EBITDA (3)                                                  (7,068)     (36,302)     (58,608)     (16,104)    (130,663)     (47,147)
EBITDA (before nonrecurring
    charges) (3)                                            (7,068)     (29,061)     (43,486)     (16,876)    (121,159)     (40,753)
Capital expenditures of continuing
   operations (4)                                           54,921       82,623      176,935       70,297      268,796      368,946
Capital expenditures of discontinued
   operations (4)                                           11,143       49,714       54,364        8,554       18,055       25,981

                                                                At September 30,                          At December 31,
                                                      -----------------------------------       -----------------------------------
                                                        1994          1995          1996          1996          1997          1998
                                                      -------       -------       -------       -------       -------       -------
                                                                                      (in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term
    investments available for sale                 $    6,025       269,404       457,388       391,891       230,850       262,831
Net current assets (liabilities) of
    discontinued operations (5)                        15,551       131,571        54,226        54,481        38,331       (23,272)
Working capital                                         6,988       381,006       499,810       415,247       263,674       294,934
Property and equipment, net                           118,875       201,038       334,646       402,251       631,454       934,134
Net non-current assets of discontinued
    operations (5)                                     12,413        59,936        97,561        97,425        76,577        54,243
Total assets                                          229,955       767,072     1,081,896     1,086,734     1,217,440     1,615,425
Current portion of long-term debt and
    capital lease obligations                          23,118        23,487         8,282        25,500         7,421         5,132
Long-term debt and capital lease
    obligations, less current portion                  97,811       405,535       739,827       761,504       957,507     1,662,357
Redeemable preferred securities of
    subsidiaries                                           --        24,336       153,318       159,120       420,171       466,352
Common stock and additional paid-in capital
                                                      129,483       420,516       504,851       508,182       534,290       578,404
Accumulated deficit                                   (61,737)     (152,487)     (380,859)     (430,682)     (791,417)   (1,209,462)
Stockholders' equity (deficit)                         67,746       268,001       125,203        78,711      (256,983)     (631,177)

(1) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Accounting Change."

(2) Weighted average number of shares outstanding for fiscal years 1994 and 1995 represents ICG Holdings (Canada) Co. ("Holdings-Canada") common shares outstanding. Weighted average number of shares outstanding for fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998 represents Holdings-Canada common shares outstanding for the period October 1, 1995 through August 2, 1996, and represents ICG Common Stock and Holdings-Canada Class A Common Shares (the "Class A Shares") (not owned by
     ICG)  outstanding  for the
     periods subsequent to August 5, 1996. During fiscal 1998, all of the remaining Class A Shares outstanding held by third parties were exchanged into shares of ICG Common Stock.

(3) EBITDA consists of earnings (loss) from continuing operations before interest, income taxes, depreciation and amortization, other expense, net and accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses, or simply, operating loss plus depreciation and amortization. EBITDA (before nonrecurring charges) represents EBITDA before certain nonrecurring charges such as the net loss (gain) on disposal of long-lived assets, provision for impairment of long-lived assets and restructuring costs. EBITDA and EBITDA (before nonrecurring charges) are provided because they are measures commonly used in the telecommunications industry. EBITDA and EBITDA (before nonrecurring charges) are presented to enhance an understanding of the Company's operating results and are not intended to represent cash flows or results of operations in accordance with generally accepted accounting principles ("GAAP") for the periods indicated. EBITDA and EBITDA (before nonrecurring charges) are not measurements under GAAP and are not necessarily comparable with similarly titled measures of other companies. Net cash flows from operating, investing and financing activities of continuing operations as determined using GAAP are also presented in Other Data.

(4) Capital expenditures includes assets acquired under capital leases and through the issuance of debt or warrants and excludes payments for construction of the Company's corporate headquarters. Capital expenditures of discontinued operations includes the capital expenditures of Zycom and NETCOM combined for all periods presented.

(5)  Net non-current  assets of  discontinued  operations and net current assets
     (liabilities)  of  discontinued   operations   represents  the  assets  and
     liabilities of Zycom and NETCOM combined for all periods presented.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
        ---------------------------------------------------------------
                             RESULTS OF OPERATIONS
                             ---------------------
     The following discussion includes certain forward-looking statements which are affected by important factors including, but not limited to, dependence on increased traffic on the Company's facilities, the successful implementation of the Company's strategy of offering an integrated telecommunications package of local, long distance, enhanced telephony and wholesale and retail data services, continued development of the Company's network infrastructure and actions of competitors and regulatory authorities that could cause actual results to differ materially from the forward-looking statements. The results for the 12 months ended December 31, 1996 and for fiscal 1997 and 1998 have been derived from the Company's audited consolidated financial statements included elsewhere herein and the Company's unaudited consolidated financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission. The Company's consolidated financial statements reflect the operations of Zycom and NETCOM as discontinued for all periods presented. The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. All dollar amounts are in U.S. dollars.

Company Overview

     The Company is one of the nation's leading competitive integrated communications providers ("ICPs"), based on estimates of the industry's 1998 revenue. ICPs seek to provide an alternative to incumbent local exchange carriers ("ILECs"), long distance carriers and other communications service providers for a full range of communications services in the increasingly deregulated telecommunications industry. The Company's Telecom Services primarily include its competitive local exchange carrier ("CLEC") operations, in which the Company operates fiber networks in regional clusters covering major metropolitan statistical areas in California, Colorado, Ohio, the Southeast and Texas, offering local, long distance, data and enhanced telephony services to business end users and Internet service providers ("ISPs"). Additionally, in February 1999, the Company began providing wholesale network services over its nationwide data network. The Company also provides a wide range of network systems integration services and maritime and international satellite transmission services. Network Services consists of information technology services and selected networking products, focusing on network design, installation, maintenance and support. Satellite Services consists of satellite voice, data and video services provided to major cruise lines, the U.S. Navy, the offshore oil and gas industry and ICPs. As a leading participant in the rapidly growing competitive local telecommunications industry, the Company has experienced significant growth, with total revenue increasing from approximately $154.1 million for fiscal 1996 to approximately $397.6 million for fiscal 1998. The Company's rapid growth is the result of the initial installation, acquisition and subsequent expansion of its fiber optic networks and the expansion of its communications service offerings.

     The Telecommunications Act of 1996 (the "Telecommunications Act") and pro-competitive state regulatory initiatives have substantially changed the telecommunications regulatory environment in the United States. Under the
Telecommunications Act, the Company is permitted to offer all interstate and intrastate telephone services, including competitive local dial tone. In early 1997, the Company began marketing and selling local dial tone services in major metropolitan areas in California, Colorado, Ohio and the Southeast and, in December 1998, began offering services through an acquired business. During fiscal 1997 and 1998, the Company sold 178,470 and 206,458 local access lines, respectively, net of cancellations, of which 354,482 were in service at December 31, 1998. In addition, the Company's regional fiber networks have grown from 2,143 fiber route miles at the end of fiscal 1996 to 4,255 fiber route miles at December 31, 1998. The Company had 29 operating high capacity digital voice switches and 16 data communications switches at December 31, 1998, and plans to install additional switches as demand warrants. As a complement to its local exchange services offered to business end users, the Company markets bundled service offerings provided over its regional fiber network which include long distance, enhanced telecommunications services and data services. Additionally, the Company owns and operates a nationwide data network with 236 points of presence ("POPs") over which the Company recently began providing wholesale Internet access and enhanced network services to MindSpring Enterprises, Inc. ("MindSpring") and intends to offer similar services to other ISPs and telecommunications providers in the future.

     The Company will continue to expand its network through construction, leased facilities, strategic alliances and mergers and acquisitions. For example, on December 31, 1998, the Company purchased from Central and South West Corporation ("CSW") 100% of the partnership interests in a limited partnership named CSW/ICG ChoiceCom, L.P. ("ChoiceCom"), a strategic alliance with CSW formed for the purpose of developing and marketing telecommunications services in certain cities in Texas. ChoiceCom is based in Austin, Texas and currently provides local exchange and long distance services in Austin, Corpus Christi, Dallas, Houston, and San Antonio, Texas. For fiscal 1997 and 1998, ChoiceCom reported revenue of $0.3 million and $5.8 million, respectively, and EBITDA losses (before nonrecurring charges) of $(5.5) million and $(13.6) million, respectively. Additionally, ChoiceCom has five operating high capacity digital voice switches and two data communications switches as of December 31, 1998 and has 19,569 access lines in service, including 15,282 access lines previously sold by ICG on behalf of ChoiceCom.

     To better focus its efforts on its core Telecom Services operations, the Company progressed toward the disposal of certain assets which management believes do not complement its overall business strategy. On August 12 and November 18, 1998, the Company completed the sales of the capital stock of MarineSat Communications, Inc. ("MCN") and Nova-Net Communications, Inc. ("Nova-Net"), respectively, two wholly owned subsidiaries within the Company's Satellite Services operations. The results of operations of MCN and Nova-Net, which are not significant to the Company's consolidated results, have been included in the Company's consolidated results of operations through the closing date of each sale. Due primarily to the loss of a major customer, which generated a significant obligation under a volume discount agreement with its call transport provider, the board of directors of Zycom approved a plan on August 25, 1998 to wind down and ultimately discontinue Zycom's operations. On October 22, 1998, Zycom completed the transfer of all customer traffic to other providers and on January 4, 1999, the Company completed the sale of the remainder of Zycom's operating assets to an unrelated third party. Additionally, effective November 3, 1998, the Company's board of directors adopted the formal plan to dispose of the operations of NETCOM. On February 17, 1999, the Company sold certain of the operating assets and liabilities of NETCOM to MindSpring for total proceeds of $245.0 million, and on March 16, 1999, the Company sold all of the capital stock of NETCOM's international operations in Canada and the United Kingdom to other unrelated third parties for total proceeds of approximately $41.1 million. Since the Company expects to record a gain on the disposition of NETCOM, the Company has deferred the net operating losses of NETCOM from November 3, 1998 through December 31, 1998 of approximately $10.8 million. The Company expects to record a combined gain on the NETCOM transactions of approximately $200 million, including the recognition of the deferred losses of NETCOM from November 3, 1998 through the sale dates and net of income taxes of approximately $6.5 million, during the three months ended March 31, 1999. Since the operations sold were acquired by the Company in a transaction accounted for as a pooling of interests, the gain on the NETCOM transaction will be classified in the Company's consolidated statement of operations as an extraordinary item. For fiscal 1996, 1997 and 1998, Zycom and NETCOM combined reported revenue of $135.4 million, $189.0 million and $181.6 million, respectively, and EBITDA losses (before nonrecurring charges) of $(30.4) million, $(12.1) million and $(18.0) million, respectively. The Company's consolidated financial statements reflect the operations of Zycom and NETCOM as discontinued for all periods presented. The Company will from time to time evaluate all of its assets as to their core need and, based on such analysis, may sell or otherwise dispose of assets which do not complement its overall business strategy.

     In conjunction with the sale to MindSpring, the legal name of the NETCOM subsidiary was changed to ICG PST, Inc. ("PST"). PST has retained the domestic Internet backbone assets formerly owned by NETCOM which include 236 POPs serving approximately 700 cities nationwide. PST intends to utilize the retained network operating assets to provide wholesale Internet access and enhanced network services to MindSpring and other ISPs and telecommunications providers. On February 17, 1999, the Company entered into an agreement to lease to MindSpring for a one-year period the capacity of certain network operating assets for a minimum of $27.0 million, although subject to increase dependent upon network usage. MindSpring will utilize the capacity to provide Internet access to the dial-up services customers formerly owned by NETCOM. In addition, the Company will receive for a one-year period 50% of the gross revenue earned by MindSpring from the dedicated access customers formerly owned by NETCOM.

     In August 1998, the Company began offering enhanced telephony services via IP technology. The Company currently offers these services in 230 major cities in the United States, covering more than 90% of the commercial long distance market. The Company carries the IP traffic over its nationwide data network and terminates a large portion of the traffic via its own POPs, thereby eliminating terminating charges from the use of other carriers' network facilities. Calls that cannot be terminated over the Company's own facilities are billed at higher per minute rates to compensate for the charges associated with using other carriers' facilities. The Company currently does not generate any significant revenue from this service.

     In December 1998, the Company announced its plans to offer three new network services (modemless remote access service ("RAS"), expanded originating service ("EOS") and digital subscriber line ("DSL") technology) to be available beginning in 1999. RAS allows the Company to provide modem access at its own switch location, rather than requiring ISPs to deploy modems physically at each of their POPs. This service will enable the Company to act as an aggregator for ISP traffic, while limiting the ISP's capital deployment. Through its strategic relationship with Lucent Technologies, Inc. ("Lucent"), the Company is currently retrofitting all of its Lucent-5ESS switches with the new Lucent product that allows for RAS functionality. This service eliminates the need for ISPs to separately purchase modems and shifts network management responsibilities to the Company. The Company plans to be the first to market RAS using Lucent's modem technology and expects the service will be available to customers in the second quarter of 1999. Through the same technology that allows it to provide RAS, the Company plans to offer EOS, enabling regional or local ISPs to expand their geographical footprint outside their current physical locations by carrying the ISP's out-of-region traffic on the Company's own nationwide data network. The Company will initially offer this service within its CLEC regional clusters during the first quarter of 1999, and plans to expand EOS offerings to other areas as demand warrants. Through DSL technology, the Company plans to provide high-speed data transmission services primarily to business end users and, on a wholesale basis, to ISPs. DSL technology utilizes the existing ILEC twisted copper pair connection to the customer, giving the customer significantly greater bandwidth, and consequently speed, when connecting to the Internet. The Company expects to offer DSL in over 400 central offices by the end of 1999 through alliances with other companies focusing on DSL service. For example, on March 30, 1999, the Company entered into a strategic relationship with
NorthPoint Communications, Inc., a privately held data CLEC based in San Francisco, California ("NorthPoint"), which designates NorthPoint as the Company's preferred DSL provider for a two-year period. The Company will purchase up to 75,000 DSL lines from NorthPoint over the two-year term. This alliance will enable the Company to accelerate the expansion of its DSL service offerings and allow the Company to gain access to more than two-thirds of the businesses in the top 25 U.S. markets in 1999. The Company will sell its DSL assets to NorthPoint, including those already deployed or scheduled for deployment, and will allow NorthPoint to gain access to the Company's collocation facilities in markets where NorthPoint currently has limited or no operations. NorthPoint will provision and manage all of the Company's DSL services offered under this agreement. The Company expects to begin offering DSL services under this agreement in the second quarter of 1999. The Company is not presently able to determine the impact that the offerings of RAS, EOS and DSL will have on revenue or EBITDA in 1999, 2000 or future years. These service offerings are dependent upon demand from ISPs and, while the Company believes this market sector will benefit from these new services, there is no assurance that the Company will be able to successfully deploy and market these services efficiently, or at all, or obtain and retain new customers in a competitive marketplace.

     In conjunction with the increase in its service offerings, the Company has and will continue to need to spend significant amounts on sales, marketing, customer service, engineering and support personnel prior to the generation of corresponding revenue. EBITDA, EBITDA (before nonrecurring charges), and operating and net losses have generally increased immediately preceding and during periods of relatively rapid network expansion and development of new services. Since the quarter ended June 30, 1996, EBITDA losses (before nonrecurring charges) have improved for each consecutive quarter, through and including the quarter ended December 31, 1998 for which the Company reported positive EBITDA (before nonrecurring charges) of $4.1 million. As the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities, while experiencing decelerating increases in personnel and other selling, general and administrative expenses supporting its operations, any or all of which may not occur, the Company anticipates that EBITDA performance will continue to improve in the near term.

Results of Operations

     The following table provides a breakdown of revenue, operating costs and selling, general and administrative expenses for Telecom Services, Network Services and Satellite Services and certain other financial data for the Company for the periods indicated. The table also shows certain revenue, expenses, operating loss and EBITDA as a percentage of the Company's total revenue.


                                                            12 Months Ended                 Fiscal Years Ended December 31,
                                                              December 31,         ------------------------------------------------
                                                                 1996(1)                     1997                     1998
                                                         ----------------------    ----------------------    ----------------------
                                                             $            %            $            %            $            %
                                                         ---------    ---------    ---------    ---------    ---------    ---------
                                                                                    (Dollars in thousands)
Statement of Operations Data:
Revenue:
   Telecom services                                      $  87,379           52      149,358           61      303,317           76
   Network services                                         60,380           36       65,678           27       53,851           14
   Satellite services                                       21,317           12       29,986           12       40,451           10
                                                         ---------    ---------    ---------    ---------    ---------    ---------
     Total revenue                                         169,076          100      245,022          100      397,619          100
Operating costs:
   Telecom services                                         81,110                   147,338                   187,260
   Network services                                         46,545                    53,911                    47,321
   Satellite services                                       10,241                    16,678                    20,108
                                                         ---------    ---------    ---------    ---------    ---------    ---------
     Total operating costs                                 137,896           82      217,927           89      254,689           64
Selling, general and administrative:
   Telecom services                                         32,633                    94,073                  137,207
   Network services                                         15,841                    13,136                   12,275
   Satellite services                                       13,152                    13,234                   13,255
   Corporate services(2)                                    19,640                    27,811                   20,946
                                                         ---------    ---------    ---------    ---------    ---------    ---------
     Total selling, general and administrative              81,266           48      148,254           60      183,683           46
Depreciation and amortization                               34,888           20       56,501           23      101,545           25
Provision for impairment of long-lived assets                9,994            6        9,261            4           --           --
Net loss on disposal of long-lived assets                    3,326            2          243           --        4,055            1
Restructuring costs                                             --           --           --           --        2,339            1
     Operating loss                                        (98,294)         (58)    (187,164)         (76)    (148,692)         (37)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Other Data:
Net cash used by operating activities of
   continuing operations                                   (40,829)                 (117,191)                 (105,358)
Net cash used by investing activities of
   continuing  operations                                 (191,932                  (429,512)                 (349,082)
Net cash provided by financing activities of
   Continuing operations                                   362,338                   308,136                   530,915
EBITDA(3)                                                  (63,406)         (38)    (130,663)         (53)     (47,147)         (12)
EBITDA (before nonrecurring charges)(3)                    (50,086)         (30)    (121,159)         (49)     (40,753)         (10)
Capital expenditures of continuing operations              220,350                   268,796                   368,946
Capital expenditures of discontinued operations             49,770                    18,055                    25,981

(1) The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. The results for the 12 months ended December 31, 1996 have been derived from the Company's unaudited consolidated financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission and reclassified to present such periods in conformity with the fiscal 1998 presentation.

(2) Corporate Services consists of the operating activities of ICG Communications, Inc., ICG Funding, LLC, ICG Canadian Acquisition, Inc., ICG Holdings (Canada) Co., ICG Holdings, Inc. ("Holdings"), ICG Services, Inc. and ICG Equipment, Inc., which primarily hold securities and provide certain legal, accounting and finance, personnel and other administrative support services to the business units.

(3) See note 3 under "Selected Financial Data" for the definitions of EBITDA and EBITDA (before nonrecurring charges).

Fiscal 1998 Compared to Fiscal 1997

     Revenue. Total revenue for fiscal 1998 increased $152.6 million, or 62%, from fiscal 1997. Telecom Services revenue increased 103% to $303.3 million due to an increase in revenue from local services (dial tone), long distance and special access services, offset in part by a decline in average unit pricing and in wholesale switched services revenue. Local services revenue increased from $21.3 million (14% of Telecom Services revenue) for fiscal 1997 to $157.1 million (52% of Telecom Services revenue) for fiscal 1998, primarily due to an increase in local access lines from 141,035 lines in service at December 31, 1997 to 354,482 lines in service at December 31, 1998. In addition, local access revenue includes revenue of approximately $4.9 million and $58.3 million for fiscal 1997 and 1998, respectively, for reciprocal compensation relating to the transport and termination of local traffic to ISPs from customers of ILECs pursuant to various interconnection agreements. These agreements are subject to renegotiation over the next several months. While management believes that these agreements will be replaced by agreements offering the Company some form of compensation for ISP traffic, the renegotiated agreements may reflect rates for reciprocal compensation which are lower than the rates under the current contracts. See "Liquidity - Transport and Termination Charges." Revenue from long distance services generated $22.7 million for fiscal 1998, compared to no reported revenue for fiscal 1997. Special access revenue increased from $55.4 million (37% of Telecom Services revenue) for fiscal 1997 to $74.5 million (25% of Telecom Services revenue) for 1998. Switched access (terminating long distance) revenue decreased to approximately $49.0 million for fiscal 1998, compared to $72.7 million for fiscal 1997. The Company has raised prices on its wholesale switched services product in order to improve margins and has de-emphasized its wholesale switched services to focus on its higher margin products. Revenue from data services did not generate a material portion of total revenue during either period.

     Network Services revenue decreased 18% to $53.9 million for fiscal 1998 compared to $65.7 million for fiscal 1997. The decrease in Network Services revenue is partially due to the decline in network integration services projects from new and existing customers during fiscal 1998 and project delays by customers from 1998 into 1999, offset slightly by increases in integrated cabling services revenue. In addition, Network Services provides certain cabling and other service installation on behalf of Telecom Services, as Telecom Services provisions new customers and services. Due to the growth of Telecom Services during fiscal 1998, Network Services has been and will continue to be required to spend increasing management attention and resources on providing cabling and other service installation for Telecom Services. Amounts received from Telecom Services for work performed is eliminated in consolidation.

     Satellite Services revenue increased $10.5 million, or 35%, to $40.5 million for fiscal 1998. This increase is due to the operations of Maritime Telecommunications Network, Inc. ("MTN"), which comprised $30.0 million of total Satellite Services revenue for fiscal 1998, compared to $19.0 million for fiscal 1997, offset by decreases in revenue of MCN and Nova-Net, which the Company sold in August and November 1998, respectively. MTN's C-band installations, which include both military and cruise vessels, increased from 57 at December 31, 1997 to 76 at December 31, 1998, an increase of 33%.

     Operating costs. Total operating costs for fiscal 1998 increased $36.8 million, or 17%, from fiscal 1997. Telecom Services operating costs increased from $147.3 million, or 99% of Telecom Services revenue, for fiscal 1997, to $187.3 million, or 62% of Telecom Services revenue, for fiscal 1998. Telecom Services operating costs consist of payments to ILECs for the use of network facilities to support special and switched access services, network operating costs, right of way fees and other costs. The increase in operating costs in absolute dollars is attributable to the increase in volume of local and special access services and the addition of network operating costs which include engineering and operations personnel dedicated to the development and launch of local exchange services. The decrease in operating costs as a percentage of Telecom Services revenue is due primarily to a greater volume of higher margin services, principally local exchange services. The Company expects the Telecom Services ratio of operating costs to revenue will further improve as the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than the ILEC facilities and obtains the right to use unbundled ILEC facilities on satisfactory terms, any or all of which may not occur.

     Network Services operating costs decreased 12% to $47.3 million and increased as a percentage of revenue from 82% for fiscal 1997 to 88% for fiscal 1998. The decrease in operating costs in absolute dollars is due to a decrease in general business volume from external customers between the comparative periods. Network Services operating costs increased as a percentage of Network Services revenue due to cost overruns and the decline in higher margin network integration services projects during fiscal 1998.

     Satellite Services operating costs increased to $20.1 million for fiscal 1998, from $16.7 million for fiscal 1997. Satellite Services operating costs, as a percentage of Satellite Services revenue, decreased from 56% for fiscal 1997 to 50% for fiscal 1998, due to the increase in revenue of MTN, which provides relatively higher margins than other maritime services. Satellite Services operating costs consist primarily of transponder lease costs and the cost of equipment sold.

     Selling, general and administrative expenses. Total selling, general and administrative ("SG&A") expenses for fiscal 1998 increased $35.4 million, or 24%, compared to fiscal 1997, and decreased as a percentage of total revenue from 61% for fiscal 1997 to 46% for fiscal 1998. Telecom Services SG&A expense increased from $94.1 million, or 63% of Telecom Services revenue, for fiscal 1997, to $137.2 million, or 45% of Telecom Services revenue, for fiscal 1998. The increase in absolute dollars is principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, customer service, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's expanded services strategy, primarily the development of local and long distance telephone services. As the Company begins to benefit from the revenue generated by newly developed services requiring substantial administrative, selling and marketing expense prior to initial service offerings, Telecom Services has experienced and expects to continue to experience declining SG&A expenses as a percentage of Telecom Services revenue.

     Network Services SG&A expense decreased $0.9 million to $12.3 million for fiscal 1998 compared to fiscal 1997. This decrease is primarily due to a reduction in personnel as a result of the decentralization of Network Services during fiscal 1998. In addition, certain long-term operating leases on field offices expired during fiscal 1998.

     Satellite Services SG&A expense was $13.2 million for both fiscal 1997 and 1998. SG&A expense decreased as a percentage of Satellite Services revenue from 44% for fiscal 1997 to 33% for fiscal 1998 due to the growth of MTN revenue, without proportional increases in SG&A expenses, and the sales of MCN and Nova-Net in August and November, 1998, respectively, which companies generated higher SG&A expenses in relation to revenue than MTN.

     Corporate Services SG&A expense decreased $6.9 million to $20.9 million for fiscal 1998 compared to $27.8 million for fiscal 1997. This decrease is primarily due to a change in the allocation of payroll costs associated with the Company's information technology and human resources personnel, which costs were allocated to Corporate Services for fiscal 1997 and to Telecom Services for fiscal 1998.

     Depreciation and amortization. Depreciation and amortization increased $45.0 million, or 80%, for fiscal 1998 compared to fiscal 1997, primarily due to increased investment in depreciable assets resulting from the continued expansion of the Company's networks and services. Additionally, the Company experienced increased amortization arising from goodwill recorded in conjunction with the purchases of NikoNET, Inc., CompuFAX Acquisition Corp. and Enhanced Messaging Services, Inc. (collectively, "NikoNET") and DataChoice Network Services, L.L.C., a Colorado limited liability company providing point-to-point transmission resale services through its long-term agreements with multiple regional carriers and nationwide providers ("DataChoice"), during fiscal 1998 as well as the full year impact of goodwill amortization from the purchase of Communications Buying Group, Inc. ("CBG") in October 1997. The Company expects that depreciation and amortization will continue to increase as the Company continues to invest in the expansion and upgrade of its regional fiber and nationwide data networks and begins amortization of the goodwill arising from the purchase of ChoiceCom on December 31, 1998.

     Provision for impairment of long-lived assets. For fiscal 1997, provision for impairment of long-lived assets includes the write-down of the Company's investment in StarCom International Optics Corporation, Inc. ("StarCom") ($5.2 million), MCN ($2.9 million) and Nova-Net ($0.9 million) as well as a write-down of other operating assets ($0.3 million). Provision for impairment of long-lived assets was recorded based on management's estimate of the net realizable value of the Company's assets at December 31, 1997. No such provision for impairment was recorded for fiscal 1998.

     Net loss on disposal of long-lived assets. Net loss on disposal of long-lived assets increased from $0.2 million for fiscal 1997 to $4.1 million for fiscal 1998. Net loss on disposal of long-lived assets for fiscal 1997 primarily relates to losses recorded on the disposal of the Company's investment in its Melbourne network. For fiscal 1998, net loss on disposal of long-lived assets relates to the write-off of certain installation costs of disconnected special access customers ($0.5 million), the write-off of certain costs associated with an abandoned operating support system project ($0.8 million), general disposal of furniture, fixtures and office equipment ($3.5 million) and the loss on the sale of Nova-Net ($0.2 million), offset by the gain on the sale of MCN ($0.9 million).

     Restructuring costs. For fiscal 1998, restructuring costs of $2.3 million include $0.2 million in costs, primarily severance costs, related to the facility closure of a subsidiary of NikoNET, $0.6 million in costs, primarily severance costs, related to the decentralization of the Company's Network Services subsidiary and $1.5 million related to the combined restructuring of Telecom Services and Corporate Services, designed to support the Company's increased strategic focus on its ISP customer base, as well as to improve the efficiency of operations and general and administrative support functions. Restructuring costs under this plan include severance and other employee benefit costs, of which $0.9 million has been paid as of December 31, 1998.

     Interest expense. Interest expense increased $52.6 million, from $117.5 million for fiscal 1997, to $170.1 million for fiscal 1998, which includes $158.2 million of non-cash interest. This increase was primarily attributable to an increase in long-term debt, primarily the 10% Senior Discount Notes due

2008 (the "10% Notes") issued by ICG Services in February 1998 and the 9 7/8% Senior Discount Notes due 2008 (the "9 7/8% Notes") issued by ICG Services in April 1998. In addition, the Company's interest expense increased, and will continue to increase, because the principal amount of its indebtedness increases until the Company's senior indebtedness begins to pay interest in cash.

     Interest income. Interest income increased $6.5 million, from $21.9 million for fiscal 1997 to $28.4 million for fiscal 1998. The increase is attributable to the increase in cash and invested cash balances from the proceeds from the issuances of the 10% Notes in February 1998 and the 9 7/8% Notes in April 1998.

     Other expense, net. Other expense, net increased from $0.4 million net expense for fiscal 1997 to $4.7 million net expense for fiscal 1998. Other expense, net recorded in fiscal 1997 consists primarily of litigation settlement costs and the loss on disposal of non-operating assets. For fiscal 1998, other expense, net primarily includes $3.2 million in settlement costs paid to the former minority shareholders and warrantholders of MTN, $1.1 million in litigation settlement costs and a write-off of notes receivable of $0.4 million.

     Income tax expense. Income tax expense of $0.1 million for fiscal 1998 relates to current state income taxes of NikoNET.

     Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses. Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses increased $17.1 million, from $38.1 million for fiscal 1997 to $55.2 million for fiscal 1998. The increase is due primarily to the issuances by ICG Funding of the 6 3/4% Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009 (the "6 3/4% Preferred Securities") in September and October 1997. Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses recorded during fiscal 1998 consists of the accretion of issuance costs ($1.3 million) and the accrual of the preferred securities dividends ($53.9 million) associated with the 6 3/4% Preferred Securities, the 14% Preferred Stock Mandatorily Redeemable 2008 (the "14% Preferred Stock") and the 14 1/4% Preferred Stock Mandatorily Redeemable 2007 (the "14 1/4% Preferred Stock").

     Loss from continuing operations. Loss from continuing operations increased $29.1 million, or 9%, to $350.3 million due to the increases in operating costs, SG&A expenses, depreciation and amortization, interest expense and accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses, offset by an increase in revenue, as noted above.

     Loss from discontinued operations. For fiscal 1997 and 1998, loss from discontinued operations was $39.5 million and $67.7 million, respectively, or 11% and 16%, respectively, of the Company's net loss. Loss from discontinued operations consists of the combined net loss of Zycom and NETCOM for the respective periods and, for fiscal 1998, includes $1.8 million for estimated losses on the disposal of Zycom. The remaining increase in loss from discontinued operations between the comparative periods is due to increases in SG&A expenses and depreciation and amortization incurred by NETCOM and approximately $9.4 million for merger costs incurred by NETCOM relating to NETCOM's merger with ICG in January 1998. Loss from discontinued operations for fiscal 1998 includes the net loss of NETCOM from January 1, 1998 through November 2, 1998. Since the Company expects to record a gain on the disposition of NETCOM, the Company has deferred the net operating losses of NETCOM from November 3, 1998 through December 31, 1998, to be recognized as a component of the gain on the disposition.

Fiscal 1997 Compared to 12 Months Ended December 31, 1996

     Revenue. Total revenue for fiscal 1997 increased $75.9 million, or 45%, from the 12 months ended December 31, 1996. Telecom Services revenue increased 71% to $149.4 million due to an increase in network usage for both switched and special access services, offset in part by a decline in average unit pricing. Local services revenue was $21.3 million (14% of Telecom Services revenue) for fiscal 1997, but did not generate a material portion of total revenue for the 12 months ended December 31, 1996. Special access revenue increased from $39.3 million (45% of Telecom Services revenue) for the 12 months ended December 31, 1996 to $55.4 million (37% of Telecom Services revenue) for fiscal 1997. Switched access (terminating long distance) revenue increased to approximately $72.7 million for fiscal 1997, compared to $48.1 million for the 12 months ended December 31, 1996. Revenue from long distance and data services did not generate a material portion of total revenue during either period.

     Network Services revenue increased 9% to $65.7 million for fiscal 1997 compared to $60.4 million for the 12 months ended December 31, 1996. The increase in Network Services revenue is due to a single equipment sale during fiscal 1997 for $3.2 million as well as general increases in business volume from external customers.

     Satellite Services revenue increased $8.7 million, or 41%, to $30.0 million for fiscal 1997, compared to $21.3 million for the 12 months ended December 31, 1996. This increase is primarily due to the operations of MCN, which comprised $6.3 million of total Satellite Services revenue for fiscal 1997 compared to $1.8 million during the same 12-month period in 1996. The remaining increase can be attributed to the general growth of MTN and its increased sales of C-Band equipment to offshore oil and gas customers.

     Operating costs. Total operating costs for fiscal 1997 increased $80.0 million, or 58%, from the 12 months ended December 31, 1996. Telecom Services operating costs increased from $81.1 million, or 93% of Telecom Services revenue, for the 12 months ended December 31, 1996 to $147.3 million, or 99% of Telecom Services revenue, for fiscal 1997. The increase in operating costs in absolute dollars is attributable to the increase in local and special access services and the addition of network operating costs which include engineering and operations personnel dedicated to the development and launch of local exchange services. The increase in operating costs as a percentage of Telecom Services revenue is due primarily to the increase in switched access services revenue, and the investment in the development of local exchange services without the benefit of substantial corresponding revenue in the same period.

     Network Services operating costs increased 16% to $53.9 million and increased as a percentage of Network Services revenue from 77% for the 12 months ended December 31, 1996 to 82% for fiscal 1997. The increase is due to a substantially lower margin earned on equipment sales (which constituted a larger portion of 1997 revenue) relative to other services and certain indirect project costs included in operating costs during fiscal 1997 which were treated as SG&A expenses during the comparable 12-month period in 1996.

     Satellite Services operating costs increased to $16.7 million for fiscal 1997, from $10.2 million for the 12 months ended December 31, 1996. Satellite Services operating costs as a percentage of Satellite Services revenue also increased from 48% for the 12 months ended December 31, 1996 to 56% for fiscal 1997. This increase is due to an increase in MCN's sales as well the increased volume of equipment sales, both of which provide lower margins than other maritime services.

     Selling, general and administrative expenses. Total SG&A expenses for fiscal 1997 increased $67.0 million, or 82%, compared to the 12 months ended December 31, 1996. This increase was principally due to the continued rapid expansion of the Company's Telecom Services networks and related significant additions to the Company's management information systems, customer service, marketing and sales staffs dedicated to the expansion of the Company's networks and implementation of the Company's expanded services strategy, primarily the development of local and long distance telephone services. Total SG&A expenses as a percentage of total revenue increased from 48% for the 12 months ended December 31, 1996 to 61% for fiscal 1997. There is typically a period of higher administrative and marketing expense prior to the generation of appreciable revenue from newly developed networks or services.

     Depreciation and amortization. Depreciation and amortization increased $21.6 million, or 62%, for fiscal 1997, compared to the 12 months ended December 31, 1996, due to increased investment in depreciable assets resulting from the continued expansion of the Company's networks and services. The Company reports high levels of depreciation expense relative to revenue during the early years of operation of a new network because the full cost of a network is depreciated using the straight-line method despite the low rate of capacity utilization in the early stages of network operation.

     Provision  for  impairment of  long-lived  assets.  For the 12 months ended
December 31, 1996, provision for impairment of long-lived assets includes valuation allowances for the amounts receivable for advances made to the formerly owned Phoenix network joint venture included in long-term note receivable ($5.8 million), the investments in the formerly owned Melbourne network ($2.7 million) and the formerly owned Satellite Services Mexico subsidiary ($0.1 million) and the note receivable from NovoComm, Inc. ($1.3 million). Provision for impairment of long-lived assets for fiscal 1997 includes the write-down of the Company's investment in StarCom ($5.2 million), MCN ($2.9 million) and Nova-Net ($0.9 million) as well as a write-down of other operating assets ($0.3 million). Provision for impairment of long-lived assets was recorded based on management's estimate of the net realizable value of the Company's assets at December 31, 1996 and 1997.

     Net loss on disposal of long-lived assets. Net loss on disposal of long-lived assets decreased from $3.3 million for the 12 months ended December 31, 1996 to $0.2 million for fiscal 1997. Net loss on disposal of long-lived assets for the 12 months ended December 31, 1996 includes the loss recorded on the sale of four of the Company's teleports used in its Satellite Services operations ($1.1 million), the loss recorded on the disposal of other operating assets ($2.7 million) and a write-off of an investment ($0.3 million), offset by a gain on the sale of the Company's 50% interest in the Phoenix network joint venture ($0.8 million). For fiscal 1997, net loss on disposal of long-lived assets primarily relates to losses recorded on the disposal of the Company's investment in its formerly owned Melbourne network.

     Interest expense. Interest expense increased $22.6 million, from $95.0 million for the 12 months ended December 31, 1996, to $117.5 million for fiscal 1997, which includes $109.3 million of non-cash interest. This increase was primarily attributable to an increase in long-term debt, primarily the 11 5/8% Senior Discount Notes due 2007 (the "11 5/8% Notes") issued by Holdings in March 1997. In addition, the Company's interest expense increased, and will continue to increase, because the principal amount of its indebtedness increases until the Company's senior indebtedness begins to pay interest in cash.

     Interest income. Interest income increased $0.5 million, from $21.4 million for the 12 months ended December 31, 1996 to $21.9 million for fiscal 1997. The increase is attributable to the increase in cash and invested cash balances from the proceeds from the issuances of the 11 5/8% Notes and 14% Preferred Stock in March 1997 and the 6 3/4% Preferred Securities in September and October 1997.

     Other expense, net. Other expense, net decreased from $3.7 million net expense for the 12 months ended December 31, 1996 to $0.4 million net expense for fiscal 1997. Other expense, net recorded for the 12 months ended December 31, 1996 consists primarily of the write-off of deferred financing costs associated with the conversion or repayment of debt and litigation settlement costs. For fiscal 1997, other, net consists primarily of litigation settlement costs and the loss on disposal of non operating assets.

     Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses. Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses increased $11.0 million, from $27.1 million for the 12 months ended December 31, 1996 to $38.1 million for fiscal 1997. The increase is due primarily to the issuances of the 14% Preferred Stock in March 1997 and the 6 3/4% Preferred Securities in September and October 1997. Offsetting this increase is $12.3 million recorded during the 12 months ended December 31, 1996 for the excess of the redemption price over the carrying amount of the 12% redeemable preferred stock of Holdings redeemed in April 1996. Accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses recorded during fiscal 1997 consists of the accretion of issue costs ($0.9 million) and the accrual of the preferred security dividends ($38.9 million) associated with the 6 3/4% Preferred Securities, the 14% Preferred Stock and the 14 1/4% Preferred Stock, offset by minority interest in losses of subsidiaries of $1.7 million.

     Share of losses of joint venture. Effective October 1, 1996, the Company sold its 50% interest in the Phoenix network joint venture. As a result, no share of losses in joint venture was recorded during fiscal 1997, as compared to the $1.6 million loss recorded during the comparable 12-month period in 1996.

     Loss from continuing operations. Loss from continuing operations increased $122.2 million, or 61%, to $321.3 million due to the increases in operating costs, SG&A expenses, depreciation and amortization, interest expense and accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses, offset by an increase in revenue, as noted above.

     Loss from discontinued operations. For the 12 months ended December 31, 1996 and fiscal 1997, loss from discontinued operations was $50.5 million and $39.5 million, respectively, or 20% and 11%, respectively, of the Company's net loss. Loss from discontinued operations consists of the combined net loss of Zycom and NETCOM for the respective periods. The decrease in loss from discontinued operations between the comparative periods is due to an increase in revenue and a decrease in operating costs as a percentage of revenue incurred by NETCOM.

Quarterly Results

     The following table presents selected unaudited operating results for three-month quarterly periods during fiscal 1997 and 1998. The Company believes that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the Company's consolidated financial statements and related notes included elsewhere in this Proxy Statement. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods. ICG's development and expansion activities, including acquisitions, during the periods shown below materially affect the comparability of this data from one period to another.


                                                     Three Months Ended
                                    -------------------------------------------
                                    Mar. 31,    June 30,   Sept. 30,   Dec. 31,
                                      1997       1997        1997        1997
                                    ---------   ---------   ---------   -------
                                               (Dollars in thousands)
Statement of Operations Data:
Revenue                             $  55,450     57,937     60,615      71,020
Operating loss                        (39,747)   (45,515)   (46,045)    (55,857)
Loss from continuing operations       (66,039)   (75,919)   (79,372)    (99,922)
Loss from discontinued operations      (9,953)   (10,830)    (7,502)    (11,198)
                                    ---------  ---------  ---------   ---------
Net loss                            $ (75,992)   (86,749)   (86,874)   (111,120)
                                    =========  =========  =========   =========
Loss per share from continuing
  operations - basic and diluted    $   (1.57)     (1.80)     (1.87)      (2.29)
                                    =========  =========  =========   =========
Weighted average number of shares
   outstanding - basic and diluted     42,003     42,122     42,359      43,553
                                    =========  =========  =========   =========
Other Data:
Net cash used by operating
   activities of continuing
   operations                         (13,089)   (20,755)   (30,823)    (52,524)
 Net cash (used) provided by
   investing activities of
   continuing operations              (60,197)   (50,554)  (193,445)   (125,316)
Net cash provided (used) by
    financing activities of
    continuing operations             172,689     (4,418)   110,288      29,577
EBITDA (1)                            (29,000)   (32,581)   (32,528)    (36,554)
EBITDA (before nonrecurring
   charges) (1)                       (29,319)   (32,581)   (31,174)    (28,085)
Capital expenditures of continuing
   operations (2)                     (58,556)   (64,233)   (64,347)    (81,660)
Capital expenditures of
   discontinued operations (2)         (5,303)    (5,771)    (3,259)     (3,722)

Statistical Data (3):
Full time employees                     2,347      2,623      2,861       3,032
Telecom services:
    Access lines in service (4)         5,371     20,108     50,551     141,035

    Buildings connected (5):
      On-net                              545        560        590         626
      Hybrid (6)                        1,550      1,704      1,726       2,527
                                    ---------  ---------  ---------   ---------
         Total buildings connected      2,095      2,264      2,316       3,153
    Operational switches:
      Voice                                16         17         18          19
      Data                                 10         15         15          15
                                    ---------  ---------  ---------   ---------
         Total operational switches        26         32         33          34
    Fiber route miles (7) :
      Operational                       2,483      2,898      3,021       3,043
      Under construction                   --         --         --          --
    Fiber strand miles (8) :
      Operational                      83,334    101,788    109,510     111,435
      Under construction                   --         --         --          --
Satellite services:
    C-Band installations (9)               57         57         54          57


                                                   Three Months Ended
                                       ---------------------------------------
                                       Mar. 31,  June 30,  Sept. 30,  Dec. 31,
                                         1998     1998       1998      1998
                                       --------- --------- --------- ---------
                                                 (Dollars in thousands)
Statement of Operations Data:
Revenue                                   78,867    90,657   106,467   121,628
Operating loss                           (39,082)  (39,649)  (27,717)  (42,244)
Loss from continuing operations          (81,564)  (89,435)  (80,082)  (99,249)
Loss from discontinued operations        (20,191)  (11,401)  (16,582)  (19,541)
                                       --------- --------- --------- ---------
Net loss                                (101,755) (100,836)  (96,664) (118,790)
                                       ========= ========= ========= =========
Loss per share from continuing
   operations - basic and diluted          (1.84)    (1.99)    (1.76)    (2.16)
                                       ========= ========= ========= =========
Weighted average number of shares
   outstanding - basic and diluted        44,311    44,865    45,588    46,010
                                       ========= ========= ========= =========
Other Data:
Net cash used by operating
   activities of continuing               (6,539)  (30,950)  (13,941)  (53,928)
   operations
 Net cash (used) provided by
   investing activities of
   continuing operations                  36,681   (70,471) (151,395) (163,897)
Net cash provided (used) by
    financing activities of
    continuing operations                294,197   238,628    (7,432)    5,522
EBITDA (1)                               (25,479)  (16,814)   (2,834)   (2,020)
EBITDA (before nonrecurring
   charges) (1)                          (24,974)  (16,268)   (3,648)    4,137
Capital expenditures of continuing
   operations (2)                        (65,748)  (87,166) (107,108) (108,924)
Capital expenditures of
   discontinued operations (2)            (6,511)   (8,696)   (5,021)   (5,753)

Statistical Data (3):
Full time employees                        3,050     3,089     3,251     3,415
Telecom services:
    Access lines in service (4)          186,156   237,458   290,983   354,482
    Buildings connected (5):
      On-net                                 637       665       684       777
      Hybrid (6)                           3,294     3,733     4,217     4,620
                                       --------- --------- --------- ---------
         Total buildings connected         3,931     4,398     4,901     5,397
    Operational switches:
      Voice                                   20        20        21        29
      Data                                    15        15        15        16
                                       --------- --------- --------- ---------
         Total operational switches           35        35        36        45
    Fiber route miles (7) :
      Operational                          3,194     3,812     3,995     4,255
      Under construction                      --        --        --       625
    Fiber strand miles (8) :
      Operational                        118,074   124,642   127,756   134,152
      Under construction                      --        --        --    15,284
Satellite services:
    C-Band installations (9)                  59        66        69        76

(1) EBITDA consists of earnings (loss) from continuing operations before interest, income taxes, depreciation and amortization, other expense, net and accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses, or simply, operating loss plus depreciation and amortization. EBITDA (before nonrecurring charges) represents EBITDA before certain nonrecurring charges such as the net loss (gain) on disposal of long-lived assets, provision for impairment of long-lived assets and restructuring costs. EBITDA and EBITDA (before nonrecurring charges) are provided because they are measures commonly used in the telecommunications industry. EBITDA and EBITDA (before nonrecurring charges) are presented to enhance an understanding of the Company's operating results and are not intended to represent cash flows or results of operations in accordance with GAAP for the periods indicated. EBITDA and EBITDA (before nonrecurring charges) are not measurements under GAAP and are not necessarily comparable with similarly titled measures of other companies. Net cash flows from operating, investing and financing activities of continuing operations as determined using GAAP are also presented in Other Data.

(2) Capital expenditures includes assets acquired under capital leases and excludes payments for construction of the Company's corporate headquarters. Capital expenditures of discontinued operations includes the capital expenditures of Zycom and NETCOM combined for all periods presented.

(3) Amounts presented are for three-month periods ended, or as of the end of, the period presented.

(4) Access lines in service at December 31, 1998 includes 271,928 lines which are provisioned through the Company's switch and 82,554 lines which are provisioned through resale and other agreements with various local exchange carriers. Resale lines typically generate lower margins and are used primarily to obtain customers. Although the Company plans to migrate lines from resale to higher margin on-switch lines, there is no assurance that it will be successful in executing this strategy.

(5) Prior to the fourth quarter of 1997, buildings connected includes only special access buildings connected. Beginning December 31, 1997, buildings connected includes both dial tone and special access buildings connected.

(6) Hybrid buildings connected represent buildings connected to the Company's network via another carrier's facilities.

(7) Fiber route miles refers to the number of miles of fiber optic cable, including leased fiber. As of December 31, 1998, the Company had 4,255 fiber route miles, of which 47 fiber route miles were leased under operating leases. Fiber route miles under construction represents fiber under construction which is expected to be operational within six months.

(8) Fiber strand miles refers to the number of fiber route miles, including leased fiber, along a telecommunications path multiplied by the number of fiber strands along that path. As of December 31, 1998, the Company had 134,152 fiber strand miles, of which 1,595 fiber strand miles were leased under operating leases. Fiber strand miles under construction represents fiber under construction which is expected to be operational within six months.

(9) C-Band installations service cruise ships, U.S. Navy vessels and offshore oil platform installations.

     The Company's consolidated revenue has increased every quarter since the first fiscal quarter of 1992, primarily due to the installation and acquisition of new networks, the expansion of existing networks and increased services provided over existing networks. EBITDA, EBITDA (before nonrecurring charges), and operating and net losses have generally increased immediately preceding and during periods of relatively rapid network expansion and development of new services. Since the quarter ended June 30, 1996, EBITDA losses (before nonrecurring charges) have improved for each consecutive quarter, through and including the quarter ended December 31, 1998 for which the Company reported positive EBITDA (before nonrecurring charges) of $4.1 million. As the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities, while experiencing decelerating increases in personnel and other SG&A expenses supporting its operations, any or all of which may not occur, the Company anticipates that EBITDA performance will continue to improve in the near term.

     Individual operating units may experience variability in quarter to quarter revenue due to (i) the type and mix of services available to customers, (ii) the timing and size of contract orders, (iii) the timing of price changes and associated impact on volume, and (iv) customer usage patterns.

Net Operating Loss Carryforwards

     As of December 31, 1998, the Company had federal and foreign net operating loss carryforwards ("NOLs") of approximately $617.8 million and $35.0 million, respectively, which expire at various times in varying amounts through 2019. However, due to the provisions of Section 382, regulations issued under Section 1502 and certain other provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of a portion of the NOLs may be limited. In addition, the Company is also subject to certain state income tax laws which may also limit the utilization of NOLs for state income tax purposes.

     Section 382 of the Code limits the use of NOLs, as well as other tax attributes, following significant changes in ownership of a corporation's stock, as defined in the Code. The limitation is expressed as the amount of NOL or other tax attributes arising during a period prior to the change in ownership that may be used by the Company in any tax year subsequent to the change in ownership. Other factors may act to increase or decrease the annual limitation for any year subsequent to a change in ownership. Future events beyond the control of the Company could reduce or eliminate the Company's ability to utilize its NOLs. Future ownership changes under Section 382 will require a new
Section 382 computation which could further restrict the use of the NOLs. In addition, the Section 382 limitation could be reduced to zero if the Company fails to satisfy the continuity of business enterprise requirement for the two-year period following an ownership change.

 Liquidity and Capital Resources

     The Company's growth has been funded through a combination of equity, debt and lease financing. As of December 31, 1998, the Company had current assets of $422.8 million, including $262.8 million of cash, cash equivalents and short-term investments available for sale which exceeded current liabilities of $127.9 million, providing working capital of $294.9 million. In addition, during the first quarter of 1999, the Company completed the sales of NETCOM's operations for total proceeds of $286.1 million. The Company invests excess funds in short-term, interest-bearing investment-grade securities until such funds are used to fund the capital investments and operating needs of the Company's business. The Company's short term investment objectives are safety, liquidity and yield, in that order.

Net Cash Used By Operating Activities of Continuing Operations

     The Company's operating activities of continuing operations used $39.1 million in fiscal 1996, $4.7 million and $6.4 million for the three months ended December 31, 1995 and 1996, respectively, and $117.2 million and $105.4 million for fiscal 1997 and 1998, respectively. Net cash used by operating activities of continuing operations is primarily due to net losses from continuing operations and increases in receivables, which are partially offset by changes in other working capital items and non-cash expenses, such as depreciation and amortization expense, deferred interest expense, accretion and preferred dividends on subsidiary preferred securities.

     The Company does not anticipate that cash provided by operations will be sufficient to fund operating activities, the future expansion of existing networks or the construction and acquisition of new networks in the near term. As the Company provides a greater volume of higher margin services, principally local exchange services, carries more traffic on its own facilities rather than ILEC facilities and obtains the right to use unbundled ILEC facilities, while experiencing decelerating increases in personnel and other SG&A expenses supporting its operations, any or all of which may not occur, the Company anticipates that net cash used by operating activities of continuing operations will continue to improve in the near term.

Net Cash Used By Investing Activities of Continuing Operations

     Investing activities of continuing operations used $134.8 million (net of $21.6 million received in connection with the sale of certain satellite equipment, including four teleports) in fiscal 1996, $25.2 million (net of $21.1 million received in connection with the aforementioned equipment sale) and $82.3 million for the three months ended December 31, 1995 and 1996, respectively, and $429.5 million and $349.1 million for fiscal 1997 and 1998, respectively. Net cash used by investing activities of continuing operations includes cash expended for the acquisition of property, equipment and other assets of $121.9 million for fiscal 1996, $26.8 million and $50.8 million for the three months ended December 31, 1995 and 1996, respectively, and $268.8 million and $367.5 million for fiscal 1997 and 1998, respectively. Additionally, net cash used by investing activities of continuing operations includes payments for construction of the Company's corporate headquarters of $1.5 million for fiscal 1996, $7.9 million for the three months ended December 31, 1996, and $29.4 million and $4.9 million for fiscal 1997 and 1998, respectively. The Company used $45.9 million in fiscal 1997 to acquire CBG and $67.8 million in fiscal 1998 for the acquisitions of ChoiceCom, NikoNET and DataChoice combined. During fiscal 1998, the Company used $9.5 million to purchase the minority interest of two of the Company's operating subsidiaries. Offsetting the expenditures for investing activities of continuing operations for fiscal 1998 are the proceeds from the sale of the Company's corporate headquarters of $30.3 million and the sale of short-term investments of $60.3 million. The Company will continue to use cash in 1999 and subsequent periods for the construction of new networks, the expansion of existing networks and, potentially, for acquisitions. The Company acquired assets under capital leases and through the issuance of debt or warrants of $55.0 million in fiscal 1996, $0.1 million and $19.5 million for the three months ended December 31, 1995 and 1996, respectively, and $1.4 million for fiscal 1998.

Net Cash Provided (Used) By Financing Activities of Continuing Operations

     Financing activities of continuing operations provided $355.8 million in fiscal 1996, used $8.4 million and $1.9 million in the three months ended December 31, 1995 and 1996, respectively, and provided $308.1 million and $530.9 million in fiscal 1997 and 1998, respectively. Net cash provided by financing activities of continuing operations for these periods includes cash received in connection with the private placement of the 11 5/8% Notes and the 14% Preferred Stock in March 1997, the 6 3/4% Preferred Securities in September and October 1997 and the 10% Notes and the 9 7/8% Notes
in February and April 1998, respectively. Historically, the funds to finance the Company's business acquisitions, capital expenditures, working capital requirements and operating losses have been obtained through public and private offerings of ICG and Holdings-Canada common shares, convertible subordinated notes, convertible preferred shares of Holdings-Canada, capital lease financings and various working capital sources, including credit facilities, in addition to the private placement of the securities previously mentioned and other securities offerings.

     On February 12, 1998, ICG Services completed a private placement of 10% Notes, with a maturity value of approximately $490.0 million for net proceeds, after underwriting and other offering costs, of approximately $290.9 million. Interest will accrue at 10% per annum, beginning February 15, 2003, and is payable in cash each February 15 and August 15, commencing August 15, 2003. The 10% Notes will be redeemable at the option of ICG Services, in whole or in part, on or after February 15, 2003.

     On April 27, 1998, ICG Services completed a private placement of 9 7/8% Notes, with a maturity value of approximately $405.3 million, for net proceeds, after underwriting and other offering costs, of approximately $242.1 million. Interest will accrue at 9 7/8% per annum, beginning May 1, 2003, and is payable in cash each May 1 and November 1, commencing November 1, 2003. The 9 7/8% Notes will be redeemable at the option of ICG Services, in whole or in part, on or after May 1, 2003.

     As of December 31, 1998, the Company had an aggregate of approximately $68.4 million of capital lease obligations of continuing operations and an aggregate accreted value of approximately $1.6 billion was outstanding under the 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes"), the 12 1/2% Senior Discount Notes due 2006 (the "12 1/2% Notes"), the 11 5/8% Notes, the 10% Notes and the 9 7/8% Notes. The 13 1/2% Notes require payments of interest to be made in cash commencing March 15, 2001 and mature on September 15, 2005. The 12 1/2% Notes require payments of interest to be made in cash commencing November 1, 2001 and mature on May 1, 2006. The 11 5/8% Notes require payments of interest to be made in cash commencing September 15, 2002 and mature on March 15, 2007. The 10% Notes require payments of interest to be made in cash commencing August 15, 2003 and mature February 15, 2008. The 9 7/8% Notes require payments of interest to be made in cash commencing November 1, 2003 and mature May 1, 2008. The 6 3/4% Preferred Securities require payments of dividends to be made in cash through November 15, 2000. In addition, the 14% Preferred Stock and the 14 1/4% Preferred Stock require payments of dividends to be made in cash commencing June 15, 2002 and August 1, 2001, respectively. As of December 31, 1998, the Company had $1.1 million of other indebtedness outstanding. With respect to indebtedness outstanding on December 31, 1998, the Company has cash interest payment obligations of approximately $113.3 million in 2001, $158.0 million in 2002 and $212.6 million in 2003. With respect to preferred securities currently outstanding, the Company has cash dividend obligations of approximately $6.7 million remaining in 1999 and $8.9 million in 2000, for which the Company has restricted cash balances available for such dividend payments, $21.5 million in 2001, $57.0 million in 2002 and $70.9 million in 2003. Accordingly, the Company may have to refinance a substantial amount of indebtedness and obtain substantial additional funds prior to March 2001. The Company's ability to do so will depend on, among other things, its financial condition at the time, restrictions in the instruments governing its indebtedness, and other factors, including market conditions, beyond the control of the Company. There can be no assurance that the Company will be able to refinance such indebtedness, including such capital leases, or obtain such additional funds, and if the Company is unable to effect such refinancings or obtain additional funds, the Company's ability to make principal and interest payments on its indebtedness or make payments of cash dividends on, or the mandatory redemption of, its preferred securities, would be adversely affected.

Capital Expenditures

     The Company's capital expenditures of continuing operations (including assets acquired under capital leases and excluding payments for construction of the Company's corporate headquarters) were $176.9 million for fiscal 1996, $26.9 million and $70.3 million for the three months ended December 31, 1995 and 1996, respectively, and $268.8 million and $368.9 million for fiscal 1997 and 1998, respectively. The Company anticipates that the expansion of existing networks, construction of new networks and further development of the Company's products and services will require capital expenditures of approximately $450.0 million during 1999. To facilitate the expansion of its services and networks, the Company has entered into equipment purchase agreements with various vendors under which the Company has committed to purchase a substantial amount of equipment and other assets, including a full range of switching systems, fiber optic cable, network electronics, software and services. If the Company fails to meet the minimum purchase level in any given year, the vendor may discontinue certain discounts, allowances and incentives otherwise provided to the Company. Actual capital expenditures will depend on numerous factors, including certain factors beyond the Company's control. These factors include the nature of future expansion and acquisition opportunities, economic conditions, competition, regulatory developments and the availability of equity, debt and lease financing.

Other Cash Commitments and Capital Requirements

     The Company's operations have required and will continue to require significant capital expenditures for development, construction, expansion and acquisition of telecommunications assets. Significant amounts of capital are required to be invested before revenue is generated, which results in initial negative cash flows. In addition to the Company's planned capital expenditures, it has other cash commitments as described in the footnotes to the Company's audited consolidated financial statements for the fiscal year ended December 31, 1998 included elsewhere herein.

     In view of the continuing development of the Company's products and services, the expansion of existing networks and the construction, leasing and licensing of new networks, the Company will require additional amounts of cash in the future from outside sources. Management believes that the Company's cash on hand and amounts expected to be available through asset sales, including the proceeds from the sales of the operations of NETCOM, cash flows from operations, including collection of receivables from transport and termination charges, vendor financing arrangements and credit facilities will provide sufficient funds necessary for the Company to expand its business as currently planned and to fund its operations through 2000. Additional sources of cash may include public and private equity and debt financings, sales of non-strategic assets, capital leases and other financing arrangements. In the past, the Company has been able to secure sufficient amounts of financing to meet its capital needs. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company.

     The failure to obtain sufficient amounts of financing could result in the delay or abandonment of some or all of the Company's development and expansion plans, which could have a material adverse effect on the Company's business. In addition, the inability to fund operating deficits with the proceeds of financings and sales of non-strategic assets until the Company establishes a sufficient revenue-generating customer base could have a material adverse effect on the Company's liquidity.

Transport and Termination Charges

     The Company has recorded revenue of approximately $4.9 million and $58.3 million for fiscal 1997 and 1998, respectively, for reciprocal compensation relating to the transport and termination of local traffic to ISPs from customers of ILECs pursuant to various interconnection agreements. The

ILECs have not paid most of the bills they have received from the Company and have disputed substantially all of these charges based on the belief that such calls are not local traffic as defined by the various agreements and under state and federal laws and public policies. As a result, the Company expects receivables from transport and termination charges will continue to increase until these disputes have been resolved.

     The resolution of these disputes will be based on rulings by state public utility commissions and/or by the Federal Communications Commission ("FCC"). To date, there have been favorable final rulings from 30 state utility commissions that ISP traffic is subject to the payment of reciprocal compensation under current interconnection agreements. Many of these state commission decisions have been appealed by the ILECs. On February 25, 1999, the FCC issued a decision that ISP-bound traffic is largely jurisdictionally interstate traffic. The decision relies on the long-standing federal policy that ISP traffic, although jurisdictionally interstate, is treated as though it is local traffic for pricing purposes. The decision also emphasizes that because there are no federal rules governing intercarrier compensation for ISP traffic, the determination as to whether such traffic is subject to reciprocal compensation under the terms of interconnection agreements properly is made by the state commissions and that carriers are bound by their interconnection agreements and state commission decisions regarding the payment of reciprocal compensation for ISP traffic. The FCC has initiated a rulemaking proceeding regarding the adoption of prospective federal rules for intercarrier compensation for ISP traffic. In its notice of rulemaking, the FCC expresses its preference that compensation rates for this traffic continue to be set by negotiations between carriers, with disputes resolved by arbitrations conducted by state commissions, pursuant to the Telecommunications Act. Comments were filed in the FCC's rulemaking proceeding on April 12, 1999. After the issuance of the FCC's February 25th decision, six state utility commissions to date have either ruled or reaffirmed that ISP traffic is subject to reciprocal compensation under current interconnection agreements.

     On March 4, 1999, the Alabama Public Service Commission (the "Alabama PSC") issued a decision that found that reciprocal compensation is owed for Internet traffic under four CLEC interconnection agreements with BellSouth Corporation ("BellSouth"), which agreements were at issue in the proceeding. With respect to the Company's interconnection agreement, which also was at issue, the state commission interpreted certain language in the Company's agreement to exempt ISP-bound traffic from reciprocal compensation under certain conditions. The Company believes that the Alabama PSC failed to consider (i) the intent of the parties in negotiating and executing the Company's interconnection agreement, and (ii) the specific language of the Company's interconnection agreement and the impact of Alabama PSC and FCC policies, and thereby misinterpreted the agreement. The Company has filed a request with the Alabama PSC seeking determination that the ruling with respect to the Company's agreement be reconsidered, and that the Company should be treated the same as the other CLECs that participated in the proceeding and for which the Alabama PSC ordered the payment of reciprocal compensation. While the Company intends to pursue vigorously the petition for reconsideration with the Alabama PSC, and if the Company deems it necessary, judicial review, the Company cannot predict the final outcome of this issue.

     The Company has also recorded revenue of approximately $19.1 million for fiscal 1998, related to other transport and termination charges to the ILECs, pursuant to the Company's interconnection agreements with these ILECs. Included in the Company's trade receivables at December 31, 1997 and 1998 are $4.3 million and $72.8 million, respectively, for all receivables related to transport and termination charges. The receivables balance at December 31, 1998 is net of an allowance of $5.6 million for disputed amounts.

     Although the Company's interconnection agreement with BellSouth has expired, the Company has received written notification from BellSouth that the Company may continue operating under the expired interconnection agreement, until such agreement is renegotiated or arbitrated by the relevant state commissions. The Company's agreement with Ameritech Corporation recently was extended from June 15, 1999 to February 15, 2000. The Company's remaining interconnection agreements expire in 1999 and 2000. When the agreements expire or are extended, the rates are renegotiated. Some of the Company's agreements already are being affected. The Company's extension of its Ameritech agreement reduced the rates contained in the agreement, and the Company's negotiations with BellSouth also will affect the rates under the existing agreement. While the Company believes that all revenue recorded through December 31, 1998 is collectible and that future revenue from transport and termination charges billed under the Company's current interconnection agreements will be realized, there can be no assurance that future regulatory and judicial rulings will be favorable to the Company, that the Alabama PSC will reconsider its ruling, or that different pricing plans for transport and termination charges between carriers will not be adopted when the Company's interconnection agreements are renegotiated or as a result of the FCC's rulemaking proceeding on future compensation methods. In fact, the Company believes that different pricing plans will be considered and adopted and although the Company expects that revenue from transport and termination charges likely will decrease as a percentage of total revenue from local services in periods after the expiration of current interconnection agreements, the Company's local termination services still will be required by the ILECs and must be provided under the Telecommunications Act, and likely will result in increasing volume in minutes due to the growth of the Internet and related services markets. The Company expects to negotiate reasonable compensation and collection terms for local termination services, although there is no assurance that such compensation will remain consistent with current levels. Additionally, the Company expects to supplement its current operations with revenue, and ultimately EBITDA, from new services offerings such as RAS, EOS and DSL, however, the Company may or may not be successful in its efforts to deploy such services profitably.

Year 2000 Compliance

Importance

     Many computer systems, software applications and other electronics currently in use worldwide are programmed to accept only two digits in the portion of the date field which designates the year. The "Year 2000 problem" arises because these systems and products cannot properly distinguish between a year that begins with "20" and the familiar "19." If these systems and products are not modified or replaced, many will fail, create erroneous results and/or may cause interfacing systems to fail.

     Year 2000 compliance issues are of particular importance to the Company since its operations rely heavily upon computer systems, software applications and other electronics containing date-sensitive embedded technology. Some of these technologies were internally developed and others are standard purchased systems which may or may not have been customized for the Company's particular application. The Company also relies heavily upon various vendors and suppliers that are themselves very reliant on computer systems, software applications and other electronics containing date-sensitive embedded technology. These vendors and suppliers include: (i) ILECs and other local and long distance carriers with which the Company has interconnection or resale agreements; (ii) manufacturers of the hardware and related operating systems that the Company uses directly in its operations; (iii) providers that create custom software applications that the Company uses directly in its operations; and (iv) providers that sell standard or custom equipment or software which allow the Company to provide administrative support to its operations.

Strategy

     The Company's approach to addressing the potential impact of Year 2000 compliance issues is focused upon ensuring, to the extent reasonably possible, the continued, normal operation of its business and supporting systems. Accordingly, the Company has developed a four-phase plan which it is applying to each functional category of the Company's computer systems and components. Each of the Company's computer systems, software applications and other electronics containing date-sensitive embedded technology is included within one of the following four functional categories:

     ()   Networks  and  Products,  which  consists  of all  components  whether
          ------------------------
          hardware, software or embedded technology used directly in the Company's operations, including components used by the Company's voice and data switches and collocations and telecommunications products;

     ()   IT  Systems,  which  consists  of all  components  used to support the
          -----------
          Company's operations, including provisioning and billing systems;

     ()   Building  and  Facilities,  which  consists  of  all  components  with
          -------------------------
          embedded technology used at the Company's headquarters building and other leased facilities, including security systems, elevators and internal use telephone systems;

     ()   Office  Equipment,   which  consists  of  all  office  equipment  with
          -----------------
          date-sensitive embedded technology.

     For each of the categories described above, the Company will apply the following four-phase approach to identifying and addressing the potential impact of Year 2000 compliance issues:

     ()   Phase I - Assessment
          --------------------

          During this phase, the Company's technology staff will perform an inventory of all components currently in use by the Company. Based upon this inventory, the Company's business executives and technology staff will jointly classify each component as a "high," "medium" or "low" priority item, determined primarily by the relative importance that the particular component has to the Company's normal business operations, the number of people internally and externally which would be affected by any failure of such component and the interdependence of such component with other components used by the Company that may be of higher or lower priority.

          Based upon such classifications, the Company's business executives and information technology staff will jointly set desired levels of Year 2000 readiness for each component inventoried, using the following criteria, as defined by the Company:

          -    Capable,  meaning that such computer  system or component will be
               -------
               capable of managing and expressing calendar years in four digits;

          -    Compliant,  meaning  that  the  Company  will be able to use such
               ---------
               component for the purpose for which the Company intended it by adapting to its ability to manage and express calendar years in only two digits;

          -    Certified,  meaning that the Company has received testing results
               ---------
               to demonstrate, or the vendor or supplier is subject to contractual terms which requires, that such component requires no Year 2000 modifications to manage and express calendar years in four digits; or

          -    Non-critical,  meaning  that the  Company  expects  to be able to
               ------------
               continue to use such component unmodified or has determined that the estimated costs of modification exceed the estimated costs associated with its failure.

     ()   Phase II - Remediation
          ----------------------

          During this phase, the Company will develop and execute a remediation plan for each component based upon the priorities set in Phase I. Remediation may include component upgrade, reprogramming, replacement, receipt of vendor and supplier certification or other actions as deemed necessary or appropriate.

     ()   Phase III - Testing
          -------------------

          During this phase, the Company will perform testing sufficient to confirm that the component meets the desired state of Year 2000 readiness. This phase will consist of: (i) testing the component in isolation, or unit testing; (ii) testing the component jointly with other components, or system testing; and (iii) testing interdependent systems, or environment testing.

     ()   Phase IV - Implementation
          -------------------------

          During the last phase, the Company will implement each act of remediation developed and tested for each component, as well as implement adequate controls to ensure that future upgrades and changes to the Company's computer systems, for operational reasons other than Year 2000 compliance, do not alter the Company's Year 2000 state of readiness.

Current State of Readiness

     The Company has commenced certain of the phases within its Year 2000 compliance strategy for each of its functional system categories, as shown by the table set forth below. The Company does not intend to wait until the completion of a phase for all functional category components together before commencing the next phase. Accordingly, the information set forth below represents only a general description of the phase status for each functional category.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      Phase
------------------------------------------------------------------------------------------------------------------------------------
                            I                       II                            III                           IV
System and Level of   Assessment             Remediation                        Testing                   Implementation
 Priority
------------------------------------------------------------------------------------------------------------------------------------
Networks and Products
------------------------------------------------------------------------------------------------------------------------------------
      High           Complete               In progress                  In progress                 To begin Q2 1999
                                            To complete Q2 1999          To complete Q2 1999         To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
      Medium         Complete               In progress                  To begin Q2 1999            To begin Q2 1999
                                            To complete Q2 1999          To complete Q3 1999         To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
      Low            Complete               Complete                     Complete                    Complete
-----------------------------------------------------------------------------------------------------------------------------------
IT Systems
------------------------------------------------------------------------------------------------------------------------------------
      High           Complete               In progress                  In progress                 In progress
                                            To complete Q2 1999          To complete Q2 1999         To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
      Medium         Complete               In progress                  In progress                 In progress
                                            To complete Q2 1999          To complete Q2 1999         To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
      Low            Complete               In progress                  To be determined based on the results of Phase II
                                            To complete Q2 1999
------------------------------------------------------------------------------------------------------------------------------------
Building and Facilities
------------------------------------------------------------------------------------------------------------------------------------
      High           In progress             In progress                  To be determined based on the results of Phase II
                     To complete Q2 1999     To complete Q2 1999
------------------------------------------------------------------------------------------------------------------------------------
      Medium         In progress                         To be determined based on the results of Phase I
                     To complete Q2 1999
------------------------------------------------------------------------------------------------------------------------------------
      Low            To begin Q2 1999                    To be determined based on the results of Phase I
                     To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
Office Equipment
------------------------------------------------------------------------------------------------------------------------------------
      High           Complete               In progress                   To begin Q2 1999          To begin Q2 1999
                                            To complete Q2 1999           To complete Q2 1999       To complete Q3 1999
------------------------------------------------------------------------------------------------------------------------------------
      Medium         Complete               In progress                   To begin Q2 1999          To begin Q2 1999
                                            To complete Q2 1999           To complete Q3 1999       To complete Q4 1999
------------------------------------------------------------------------------------------------------------------------------------
      Low            Complete               In progress                   To be determined based on the results of Phase II
                                            To complete Q2 1999
------------------------------------------------------------------------------------------------------------------------------------

     Separately, the Company is in the process of reviewing the Company's material contracts with contractors and vendors/suppliers and considering the necessity of renegotiating certain existing contracts, to the extent that the contracts fail to address the allocation of potential Year 2000 liabilities between parties. Prior to entering into any new material contracts, the Company will seek to address the allocation of potential Year 2000 liabilities as part of the initial negotiation.

Costs

     The Company expenses all incremental costs to the Company associated with Year 2000 compliance issues as incurred. Through December 31, 1998, such costs incurred were approximately $0.5 million, consisting of approximately $0.4 million of replacement hardware and software and approximately $0.1 million of consulting fees and other miscellaneous costs of Year 2000 compliance reference and planning materials. The Company has also incurred certain internal costs, including salaries and benefits for employees dedicating various portions of their time to Year 2000 compliance issues, of which costs the Company believes has not exceeded $0.5 million through December 31, 1998. The Company expects that total future incremental costs of Year 2000 compliance efforts will be approximately $3.8 million, consisting of $2.3 million in consulting fees, $1.5 million in replacement hardware and software and other miscellaneous costs. These anticipated costs have been included in the Company's fiscal 1999 budget and represent approximately 4% of the Company's budgeted expenses for information technology through fiscal 1999. Such cost estimates are based upon presently available information and may change as the Company continues with its Year 2000 compliance plan. The Company intends to use cash on hand for Year 2000 compliance costs, as necessary.

Risk, Contingency Planning and Reasonably Likely Worst Case Scenario

     While the Company is heavily reliant upon its computer systems, software applications and other electronics containing date-sensitive embedded technology as part of its business operations, such components upon which the Company primarily relies were developed with current state-of-the-art technology and, accordingly, the Company has reasonably assumed that its four-phase approach will demonstrate that many of its high-priority systems do not present material Year 2000 compliance issues. For computer systems, software applications and other electronics containing date-sensitive embedded technology that have met the Company's desired level of Year 2000 readiness, the Company will use its existing contingency plans to mitigate or eliminate problems it may experience if an unanticipated system failure were to occur. For components that have not met the Company's desired level of readiness, the Company will develop a specific contingency plan to determine the actions the Company would take if such component failed.

     At the present time, the Company is unable to develop a most reasonably likely worst case scenario for failure to achieve adequate Year 2000 compliance. The Company will be better able to develop such a scenario once the status of Year 2000 compliance of the Company's material vendors and suppliers is complete. The Company will monitor its vendors and suppliers, particularly the other telecommunications companies upon which the Company relies, to determine whether they are performing and implementing an adequate Year 2000 compliance plan in a timely manner.

     The Company acknowledges the possibility that the Company may become subject to potential claims by customers if the Company's operations are interrupted for an extended period of time. However, it is not possible to predict either the probability of such potential litigation, the amount that could be in controversy or upon which party a court would place ultimate responsibility for any such interruption.

     The Company views Year 2000 compliance as a process that is inherently dynamic and will change in response to changing circumstances. While the Company believes that through execution and satisfactory completion of its Year 2000 compliance strategy its computer systems, software applications and electronics will be Year 2000 compliant, there can be no assurance until the Year 2000 occurs that all systems and all interfacing technology when running jointly will function adequately. Additionally, there can be no assurance that the assumptions made by the Company within its Year 2000 compliance strategy will prove to be correct, that the strategy will succeed or that the remedial actions being implemented will be able to be completed by the time necessary to avoid system or component failures. In addition, disruptions with respect to the computer systems of vendors or customers, which systems are outside the control of the Company, could impair the Company's ability to obtain necessary products or services to sell to its customers. Disruptions of the Company's computer systems, or the computer systems of the Company's vendors or customers, as well as the cost of avoiding such disruption, could have a material adverse effect on the Company's financial condition and results of operations.

Accounting Change

     During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts. Under the new method, the Company recognizes revenue as services are provided and continues to charge direct selling expenses to operations as incurred. The Company had previously recognized revenue in an amount equal to the noncancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer, to the extent of direct installation and selling expense incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract had been recognized ratably over the remaining noncancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry.

     As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995. The Company's results for fiscal 1996 include a charge of $3.5 million ($0.13 per share) relating to the cumulative effect of this change in accounting as of October 1, 1995. The effect of this change in accounting was not significant for fiscal 1996. If the new revenue recognition method had been applied retroactively, Telecom Services revenue would have decreased by $0.5 million and $0.7 million for fiscal 1994 and 1995, respectively. See the Company's Consolidated Financial Statements and the related notes thereto contained elsewhere in this Proxy Statement.

                Independent Auditors' Report - Report of KPMG LLP
                -------------------------------------------------


The Board of Directors and Stockholders
ICG Communications, Inc.:

We have audited the accompanying consolidated balance sheets of ICG Communications, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended September 30, 1996, the three-month period ended December 31, 1996, and the fiscal years ended December 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of NETCOM On-Line Communication Services, Inc. ("NETCOM"), a discontinued wholly owned subsidiary of the Company, as of December 31, 1997 or for the fiscal year ended December 31, 1996, the three-month period ended December 31, 1996, or the fiscal year ended December 31, 1997, whose total assets constitute 11.7 percent at December 31, 1997, and whose loss from operations constitutes 100.5 percent in fiscal 1996,
96.0 percent in the three months ended December 31, 1996, and 83.8 percent in fiscal 1997 of the consolidated loss from discontinued operations. Those consolidated financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for NETCOM, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICG Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the fiscal year ended September 30, 1996, the three-month period ended December 31, 1996, and the fiscal years ended December 31, 1997 and 1998, in conformity with generally accepted account principles.

As explained in note 2 to the consolidated financial statements, during fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.


                                                        KPMG LLP

Denver, Colorado
February 15, 1999

           Independent Auditors' Report - Report of Ernst & Young LLP
           ----------------------------------------------------------


The Board of Directors and Stockholders
NETCOM On-Line Communication Services, Inc.

We have audited the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NETCOM On-Line Communication Services, Inc. at December 31, 1997 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                   Ernst & Young LLP

San Jose, California
February 13, 1998

           Independent Auditors' Report - Report of Ernst & Young LLP
           ----------------------------------------------------------


The Board of Directors and Stockholders
NETCOM On-Line Communication Services, Inc.

     We have audited the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NETCOM On-Line Communication Services, Inc. at December 31, 1996 and the consolidated results of its operations and its cash flows for the three months then ended, in conformity with generally accepted accounting principles.


                                                  Ernst & Young LLP

San Jose, California
April 16, 1998

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 1997 and 1998

--------------------------------------------------------------------------------

                                                                                                December 31,
                                                                                         --------------------------
                                                                                             1997          1998
                                                                                         -----------    -----------
                                                                                               (in thousands)
Assets

Current assets:
    Cash and cash equivalents                                                            $   118,569        210,831
    Short-term investments available for sale (note 6)                                       112,281         52,000
    Receivables:
         Trade, net of allowance of $5,254 and $15,473 at
            December 31, 1997 and 1998, respectively (note 14)                                57,163        132,920
        Revenue earned, but unbilled                                                           8,599         11,063
        Due from affiliate (note 13)                                                           9,384             --
        Other (note 13)                                                                        1,696          1,156
                                                                                         -----------    -----------
                                                                                              76,842        145,139
                                                                                         -----------    -----------

    Inventory                                                                                  3,901          2,821
    Prepaid expenses and deposits                                                             10,495         12,036
    Net current assets of discontinued operations (note 3)                                    38,331             --
                                                                                         -----------    -----------

            Total current assets                                                             360,419        422,827
                                                                                         -----------    -----------

Property and equipment (notes 7, 9 and 10)                                                   737,424      1,112,067
    Less accumulated depreciation                                                           (105,970)      (177,933)
                                                                                         -----------    -----------
        Net property and equipment                                                           631,454        934,134
                                                                                         -----------    -----------

Long-term notes receivable from affiliate and others, net (note 13)                           10,375             --
Restricted cash (note 11)                                                                     24,649         16,912
Other assets, net of accumulated amortization:
    Goodwill (note 4)                                                                         75,673        130,503
    Deferred financing costs (note 10)                                                        23,196         35,958
    Transmission and other licenses                                                            6,031          5,659
    Deposits and other (note 8)                                                                9,066         25,189
                                                                                         -----------    -----------
                                                                                             113,966        197,309
                                                                                         -----------    -----------

Net non-current assets of discontinued operations (note 3)                                    76,577         54,243
                                                                                         -----------    -----------

            Total assets (note 15)                                                       $ 1,217,440      1,625,425
                                                                                         ===========    ===========
                                                                                                         (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets, Continued

--------------------------------------------------------------------------------

                                                                                                              December 31,
                                                                                                     ------------------------------
                                                                                                         1997               1998
                                                                                                     -----------        -----------
                                                                                                             (in thousands)
Liabilities and Stockholders' Deficit

Current liabilities:
    Accounts payable                                                                                 $    27,458             33,781
    Accrued liabilities                                                                                   56,817             55,816
    Deferred revenue                                                                                       5,049              9,892
    Current portion of capital lease obligations (notes 9 and 14)                                          5,637              5,086
    Current portion of long-term debt (note 10)                                                            1,784                 46
    Net current liabilities of discontinued operations
        (note 3)                                                                                              --             23,272
                                                                                                     -----------        -----------
            Total current liabilities                                                                     96,745            127,893
                                                                                                     -----------        -----------

Capital lease obligations, less current portion (notes 9 and 14)                                          66,939             63,359
Long-term debt, net of discount, less current portion (note 10)                                          890,568          1,598,998
                                                                                                     -----------        -----------

            Total liabilities                                                                          1,054,252          1,790,250
                                                                                                     -----------        -----------

Redeemable preferred stock of subsidiary ($301.2 million and $346.2  million liquidation value at December 31, 1997 and 1998, respectively) (note 11)
                                                                                                         292,442            338,310

Company-obligated  mandatorily  redeemable  preferred  securities  of subsidiary limited liability company which holds solely Company preferred stock ($133.4 million liquidation value at December 31, 1997 and 1998) (note 11)
                                                                                                         127,729            128,042

Stockholders' deficit (note 12):
      Common stock, $.01 par value,  100,000,000 shares  authorized;  43,974,659 and 46,360,185 shares issued and outstanding at December 31, 1997 and
           1998,
           respectively (notes 1 and 12)                                                                     749                584
      Additional paid-in capital                                                                         533,541            577,820
      Accumulated deficit                                                                               (791,417)        (1,209,462)
      Accumulated other comprehensive income (loss)                                                          144               (119)
                                                                                                     -----------        -----------
            Total stockholders' deficit                                                                 (256,983)          (631,177)
                                                                                                     -----------        -----------

Commitments and contingencies (notes 10, 11, 13 and 14)

            Total liabilities and stockholders' deficit                                              $ 1,217,440          1,625,425
                                                                                                     ===========        ===========

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations
Fiscal Year Ended September 30, 1996,
the Three Months Ended December 31, 1995 (unaudited) and 1996, and Fiscal Years Ended December 31, 1997 and 1998

--------------------------------------------------------------------------------

                                                                    Fiscal year     Three months ended        Fiscal years ended
                                                                       ended            December 31,              December 31,
                                                                   September 30,  ----------------------    ----------------------
                                                                        1996         1995         1996         1997         1998
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                                 (unaudited)
                                                                                  (in thousands, except per share data)
Revenue (notes 2, 14 and 15)                                         $ 154,143       34,544       49,477      245,022      397,619

Operating costs and expenses:
      Operating costs                                                  121,983       26,572       42,485      217,927      254,689
      Selling, general and administrative expenses
                                                                        75,646       18,248       23,868      148,254      183,683
      Depreciation and amortization (notes 7 and 15)
                                                                        30,030        4,833        9,691       56,501      101,545
      Provision for impairment of long-lived assets
        (note 16)                                                        9,994           --           --        9,261           --
      Net loss (gain) on disposal of long-lived assets
        (note 5)                                                         5,128        1,030         (772)         243        4,055
      Restructuring costs (note 17)                                         --           --           --           --        2,339
                                                                     ---------    ---------    ---------    ---------    ---------
           Total operating costs and expenses                          242,781       50,683       75,272      432,186      546,311
                                                                     ---------    ---------    ---------    ---------    ---------

           Operating loss                                              (88,638)     (16,139)     (25,795)    (187,164)    (148,692)

Other income (expense):
      Interest expense (notes 10 and 15)                               (85,714)     (15,215)     (24,454)    (117,520)    (170,127)
      Interest income                                                   19,212        3,750        5,962       21,907       28,414
      Other (expense) income, net                                       (3,627)           7          (64)        (358)      (4,652)
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                       (70,129)     (11,458)     (18,556)     (95,971)    (146,365)
                                                                     ---------    ---------    ---------    ---------    ---------

Loss from continuing operations before income
      taxes, preferred dividends, share of losses
      and cumulative effect of change in accounting                   (158,767)     (27,597)     (44,351)    (283,135)    (295,057)
Income tax benefit (expense) (note 18)                                   5,131           --           --           --          (90)
                                                                     ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before preferred
      dividends, share of losses and cumulative effect
      of change in accounting                                         (153,636)     (27,597)     (44,351)    (283,135)    (295,147)
Accretion and preferred dividends on preferred
      securities of subsidiaries, net of minority
      interest in share of losses (note 11)                            (25,409)      (3,294)      (4,988)     (38,117)     (55,183)
Share of losses of joint venture                                        (1,814)        (228)          --           --           --
                                                                     ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before cumulative
      effect of change in accounting                                 $(180,859)     (31,119)     (49,339)    (321,252)    (350,330)
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                                                                        (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations, Continued

--------------------------------------------------------------------------------

                                                              Fiscal year       Three months ended            Fiscal years ended
                                                                ended              December 31,                  December 31,
                                                             September 30,   ------------------------      ------------------------
                                                                 1996           1995           1996           1997           1998
                                                              ---------      ---------      ---------      ---------      ---------
                                                                                 (unaudited)
                                                                                  (in thousands, except per share data)
Discontinued operations (notes 1 and 3):
    Loss from discontinued operations                         $ (44,060)        (5,516)       (11,974)       (39,483)       (65,938)
    Loss on disposal of discontinued operations                      --             --             --             --         (1,777)
                                                              ---------      ---------      ---------      ---------      ---------
                                                                (44,060)        (5,516)       (11,974)       (39,483)       (67,715)
                                                              ---------      ---------      ---------      ---------      ---------
Loss before cumulative effect of change in
    accounting                                                 (224,919)       (36,635)       (61,313)      (360,735)      (418,045)
                                                              ---------      ---------      ---------      ---------      ---------
Cumulative effect of change in accounting
    (note 2)                                                     (3,453)        (3,453)            --             --             --
                                                              ---------      ---------      ---------      ---------      ---------

Net loss                                                      $(228,372)       (40,088)       (61,313)      (360,735)      (418,045)
                                                              =========      =========      =========      =========      =========

Other comprehensive income (loss):
    Foreign currency translation adjustment                         699            (28)           544           (527)          (263)
    Unrealized gain (loss) on short-term
       investments available for sale (note 6)                      540             --            540           (540)            --
                                                              ---------      ---------      ---------      ---------      ---------
           Other comprehensive income (loss)                      1,239            (28)         1,084         (1,067)          (263)
                                                              ---------      ---------      ---------      ---------      ---------

           Comprehensive loss                                 $(227,133)       (40,116)       (60,229)      (361,802)      (418,308)
                                                              =========      =========      =========      =========      =========

Loss per share - basic and diluted:
    Continuing operations before cumulative
       effect of change in accounting                         $   (4.90)         (0.96)         (1.18)         (7.56)         (7.75)
    Discontinued operations                                       (1.20)         (0.17)         (0.29)         (0.93)         (1.50)
    Cumulative effect of change in accounting                     (0.09)         (0.11)            --             --             --
                                                              ---------      ---------      ---------      ---------      ---------

           Net loss per share - basic and diluted             $   (6.19)         (1.24)         (1.47)         (8.49)         (9.25)
                                                              =========      =========      =========      =========      =========


Weighted average number of shares
    outstanding - basic and diluted                              36,875         32,343         41,760         42,508         45,194
                                                              =========      =========      =========      =========      =========

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)
Fiscal Year Ended September 30, 1996, the Three Months Ended December 31, 1996, and Fiscal Years Ended December 31, 1997 and 1998
--------------------------------------------------------------------------------

                                                                                               Common stock           Additional
                                                                                         ------------------------       paid-in
                                                                                           Shares        Amount         capital
                                                                                         ----------    ----------     ----------
                                                                                                     (in thousands)
Balances at October 1, 1995                                                                  34,565    $  190,849        229,667
  Shares issued for cash in connection with the exercise of options and warrants (note 12)    1,983         1,747          2,498
  Shares issued as repayment of debt and related accrued interest                               130           687             --
  Shares issued in connection with business combinations (note 4)                                64           749             --
  Conversion of ICG Holdings (Canada), Inc. preferred shares                                    496         3,780             --
  Shares issued as contribution to 401(k) plan (note 19)                                         87           856            300
  Shares issued upon conversion of subordinated notes                                         4,413        76,336             --
  Repurchase of warrants                                                                         --            --         (2,671)
  Compensation expense related to issuance of common stock options                               --            --             53
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --      (248,682)       248,682
  Unrealized gains on short-term investments available for sale                                  --            --             --
  Cumulative foreign currency translation adjustment                                             --            --             --
  Net loss                                                                                       --            --             --
                                                                                         ----------    ----------     ----------
Balances at September 30, 1996                                                               41,738        26,322        478,529
  Shares issued for cash in connection with the exercise of options and warrants (note 12)      132         1,800            284
  Shares issued in connection with business combination (note 4)                                 18            --            350
  Shares issued as contribution to 401(k) plan (note 19)                                         19            --            480
  Shares issued upon conversion of subordinated notes                                            23           417             --
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --       (20,350)        20,350
  Net loss                                                                                       --            --             --
  Net loss of NETCOM for the three months ended December 31, 1996 (note 2)                       --            --             --
                                                                                         ----------    ----------     ----------
Balances at December 31, 1996                                                                41,930         8,189        499,993
  Shares issued for cash in connection with the exercise of options and warrants (note 12)      938             5          4,111
  Shares issued in connection with business combination (note 4)                                687             7         15,953
  Shares issued for cash in connection with employee stock purchase plan (note 12)              240             2          3,020
  Shares issued as contribution to 401(k) plan (note 19)                                        179             2          3,008
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --        (7,456)         7,456
  Reversal of unrealized gains on short-term investments available for sale                      --            --             --
  Cumulative foreign currency translation adjustment                                             --            --             --
  Net loss                                                                                       --            --             --
                                                                                         ----------    ----------     ----------
Balances at December 31, 1997                                                                43,974           749        533,541
  Shares issued for cash by subsidiary, net of selling costs                                    127             1          3,384
  Shares issued for cash in connection with the exercise of options and warrants (note 12)    1,519            15         19,268
  Shares issued in connection with business combinations (note 4)                               502             5         15,527
  Shares issued for cash in connection with the employee stock purchase plan (note 12)          111             1          2,249
  Shares issued as contribution to 401(k) plan (note 19)                                        127             2          3,662
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --          (189)           189
  Cumulative foreign currency translation adjustment                                             --            --             --
  Net loss                                                                                       --            --             --
                                                                                         ----------    ----------     ----------
Balances at December 31, 1998                                                                46,360    $      584        577,820
                                                                                         ==========    ==========     ==========

                                                                                                       Accumulated
                                                                                                          other           Total
                                                                                         Accumulated  comprehensive   stockholders'
                                                                                           deficit    (loss) income  equity(deficit)
                                                                                         ----------     ----------      ----------
                                                                                                      (in thousands)
Balances at October 1, 1995                                                                (152,487)           (28)        268,001
  Shares issued for cash in connection with the exercise of options and warrants (note 12)       --             --           4,245
  Shares issued as repayment of debt and related accrued interest                                --             --             687
  Shares issued in connection with business combinations (note 4)                                --             --             749
  Conversion of ICG Holdings (Canada), Inc. preferred shares                                     --             --           3,780
  Shares issued as contribution to 401(k) plan (note 19)                                         --             --           1,156
  Shares issued upon conversion of subordinated notes                                            --             --          76,336
  Repurchase of warrants                                                                         --             --          (2,671)
  Compensation expense related to issuance of common stock options                               --             --              53
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --             --              --
  Unrealized gains on short-term investments available for sale                                  --            540             540
  Cumulative foreign currency translation adjustment                                             --            699             699
  Net loss                                                                                 (228,372)            --        (228,372)
                                                                                         ----------     ----------      ----------
Balances at September 30, 1996                                                             (380,859)         1,211         125,203
  Shares issued for cash in connection with the exercise of options and warrants (note 12)       --             --           2,084
  Shares issued in connection with business combination (note 4)                                 --             --             350
  Shares issued as contribution to 401(k) plan (note 19)                                         --             --             480
  Shares issued upon conversion of subordinated notes                                            --             --             417
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --             --              --
  Net loss                                                                                  (61,313)            --         (61,313)
  Net loss of NETCOM for the three months ended December 31, 1996 (note 2)                   11,490             --          11,490
                                                                                         ----------     ----------      ----------
Balances at December 31, 1996                                                              (430,682)         1,211          78,711
  Shares issued for cash in connection with the exercise of options and warrants (note 12)       --             --           4,116
  Shares issued in connection with business combination (note 4)                                 --             --          15,960
  Shares issued for cash in connection with employee stock purchase plan (note 12)               --             --           3,022
  Shares issued as contribution to 401(k) plan (note 19)                                         --             --           3,010
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --             --              --
  Reversal of unrealized gains on short-term investments available for sale                      --           (540)           (540)
  Cumulative foreign currency translation adjustment                                             --           (527)           (527)
  Net loss                                                                                 (360,735)            --        (360,735)
                                                                                         ----------     ----------      ----------
Balances at December 31, 1997                                                              (791,417)           144        (256,983)
  Shares issued for cash by subsidiary, net of selling costs                                     --             --           3,385
  Shares issued for cash in connection with the exercise of options and warrants (note 12)       --             --          19,283
  Shares issued in connection with business combinations (note 4)                                --             --          15,532
  Shares issued for cash in connection with the employee stock purchase plan (note 12)           --             --           2,250
  Shares issued as contribution to 401(k) plan (note 19)                                         --             --           3,664
  Exchange of ICG Holdings (Canada), Inc. common shares for ICG common stock                     --             --              --
  Cumulative foreign currency translation adjustment                                             --           (263)           (263)
  Net loss                                                                                 (418,045)            --        (418,045)
                                                                                         ----------     ----------      ----------
Balances at December 31, 1998                                                            (1,209,462)          (119)       (631,177)
                                                                                         ==========     ==========      ==========

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Fiscal Year Ended September 30, 1996,
the Three Months Ended December 31, 1995 (unaudited) and 1996, and Fiscal Years Ended December 31, 1997 and 1998

--------------------------------------------------------------------------------

                                                           Fiscal year       Three months ended         Fiscal years ended
                                                             ended              December 31,               December 31,
                                                          September 30,  -----------------------     -----------------------
                                                              1996          1995          1996          1997          1998
                                                           ---------     ---------     ---------     ---------     ---------
                                                                        (unaudited)
                                                                                    (in thousands)
Cash flows from operating activities:
Net loss                                                   $(228,372)      (40,088)      (61,313)     (360,735)     (418,045)
Loss from discontinued operations                             44,060         5,516        11,974        39,483        67,715
Adjustments to reconcile net loss to net cash used by
  operating activities of continuing operations:
       Cumulative effect of change in accounting               3,453         3,453            --            --            --
       Share of losses of joint venture                        1,814           228            --            --            --
       Accretion and preferred dividends on preferred
         securities of subsidiaries, net of minority
         interest in share of losses                          24,383         2,268         4,988        37,002        55,183
       Depreciation and amortization                          30,030         4,833         9,691        56,501       101,545
       Provision for uncollectible accounts                    1,531           977           914         3,985        12,031
       Compensation expense related to issuance of
         common stock options                                     53            14            --            --            --
       Interest expense deferred and included in long-
         term debt, net of amounts capitalized on
         assets under construction                            63,951        12,004        22,087       102,947       152,601
       Interest expense deferred and included in capital
         lease obligations                                     4,416            --         1,716         6,345         5,637
       Amortization of deferred financing costs
         included in interest expense                          2,573           527           612         2,514         4,478
       Write-off of non-operating assets                       2,650            --            --           200           250
       Contribution to 401(k) plan through issuance of
         common shares                                         1,156           405           480         3,010         3,664
       Deferred income tax benefit                            (5,329)           --            --            --            --
       Provision for impairment of long-lived assets           9,994            --            --         9,261            --
       Net loss (gain) on disposal of long-lived assets        5,128         1,030          (772)          243         4,055
       Change in operating assets and liabilities,
         excluding the effects of business
         combinations, dispositions and non-cash
         transactions:
            Receivables                                      (14,150)       (3,865)       (8,632)      (28,891)      (96,659)
            Inventory                                         (1,200)         (272)          361        (2,822)        1,198
            Prepaid expenses and deposits                     (2,938)         (459)         (901)       (5,405)       (1,492)
            Accounts payable and accrued liabilities          16,244         7,944         9,784        19,541        (2,452)
            Deferred revenue                                   1,454           779         2,575          (370)        4,933
                                                           ---------     ---------     ---------     ---------     ---------
              Net cash used by operating activities of
                 continuing operations                     $ (39,099)       (4,706)       (6,436)     (117,191)     (105,358)
                                                           ---------     ---------     ---------     ---------     ---------
                                                                                                                  (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

--------------------------------------------------------------------------------

                                                                  Fiscal year       Three months ended         Fiscal years ended
                                                                     ended              December 31,               December 31,
                                                                  September 30,  ----------------------     -----------------------
                                                                      1996          1995         1996          1997          1998
                                                                   ---------     ---------    ---------     ---------     ---------
                                                                                (unaudited)
                                                                                            (in thousands)
Cash flows from investing activities:
    Decrease (increase) in notes receivable from affiliate and
       others                                                      $       4        (1,263)         133        (9,552)       (4,880)
    Advances to affiliates                                              (109)          (15)          --            --            --
    Investment in and advances to joint venture                       (4,308)           --           --            --            --
    Payments for business acquisitions, net of cash acquired          (8,441)           --           --       (45,861)      (67,841)
    Acquisition of property, equipment and other assets             (121,905)      (26,798)     (50,818)     (268,796)     (367,519)
    Payments for construction of corporate headquarters               (1,501)           --       (7,945)      (29,432)       (4,944)
    Proceeds from disposition of property, equipment and other
       assets                                                         21,593        21,146        2,057        15,125           386
    Proceeds from sale of subsidiary, net of selling costs and
       cash included in sale                                              --            --           --            --         6,874
    Proceeds from sale of corporate headquarters, net of selling
       and other costs                                                    --            --           --            --        30,283
    (Purchase) sale of short-term investments available for
       sale                                                           (6,832)       (4,979)     (25,769)      (65,580)       60,281
    (Increase) decrease in restricted cash                           (13,333)      (13,333)          --       (25,416)        7,737
    Purchase of minority interest in subsidiaries                         --            --           --            --        (9,459)
                                                                   ---------     ---------    ---------     ---------     ---------
       Net cash used by investing activities of continuing
         operations                                                 (134,832)      (25,242)     (82,342)     (429,512)     (349,082)
                                                                   ---------     ---------    ---------     ---------     ---------
Cash flows from financing activities:
    Proceeds from issuance of common stock:
      Sale by subsidiary                                                  --            --           --            --         3,385
      Business combination                                                --            --           --        15,960            --
      Exercise of options and warrants                                 1,894           101        2,084         4,116        19,283
      Employee stock purchase plan                                        --            --           --         1,319         2,250
    Proceeds from issuance of redeemable preferred securities of
       subsidiaries, net of issuance costs                           144,000            --           --       223,628            --
    Payments of preferred dividends                                       --            --           --        (1,240)       (8,927)
    Redemption of preferred shares                                    (5,570)       (5,570)          --            --            --
    Repurchase of redeemable preferred stock of subsidiary and
       payment of accrued dividend                                   (32,629)           --           --            --            --
    Repurchase of redeemable warrants                                 (2,671)           --           --            --            --
    Proceeds from issuance of short-term debt                         17,500        17,500           --            --            --
    Principal payments on short-term debt                            (21,192)       (3,692)          --            --            --
    Proceeds from issuance of long-term debt                         300,034            --           --        99,908       550,574
    Deferred long-term debt issuance costs                           (11,915)           --           --        (3,554)      (17,591)
    Principal payments on capital lease obligations                  (16,720)       (2,991)      (3,691)      (30,403)      (11,195)
    Principal payments on long-term debt                             (16,920)      (13,761)        (279)       (1,598)       (6,864)
                                                                   ---------     ---------    ---------     ---------     ---------
      Net cash provided (used) by financing activities of
         continuing operations                                       355,811        (8,413)      (1,886)      308,136       530,915
                                                                   ---------     ---------    ---------     ---------     ---------
      Net (decrease) increase in cash and cash equivalents of
         continuing operations                                       181,880       (38,361)     (90,664)     (238,567)       76,475
      Net cash (used) provided by discontinued operations               (728)         (359)        (602)       (2,154)       15,787
Cash and cash equivalents, beginning of period                       269,404       269,404      450,556       359,290       118,569
                                                                   ---------     ---------    ---------     ---------     ---------
Cash and cash equivalents, end of period                           $ 450,556       230,684      359,290       118,569       210,831
                                                                   =========     =========    =========     =========     =========
                                                                                                                         (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

--------------------------------------------------------------------------------

                                                                           Fiscal year   Three months ended     Fiscal years ended
                                                                              ended          December 31,           December 31,
                                                                          September 30, ---------------------  ---------------------
                                                                               1996        1995       1996        1997       1998
                                                                            ---------   ---------  ---------   ---------  ---------
                                                                                       (unaudited)
                                                                                                 (in thousands)
Supplemental disclosure of cash flows information of
    continuing operations:
        Cash paid for interest                                              $  14,774       2,684         39       5,714      7,411
                                                                            =========   =========  =========   =========  =========
        Cash paid for income taxes                                          $      --          --         --          --         90
                                                                            =========   =========  =========   =========  =========

Supplemental schedule of non-cash investing and
    financing activities of continuing operations:
        Common stock issued in connection with business
          combinations, repayment of debt or conversion of
          liabilities to equity                                             $  77,772          --        350          --     15,532
                                                                            =========   =========  =========   =========  =========
        Assets acquired under capital leases                                $  55,030          84     19,479          --      1,427
                                                                            =========   =========  =========   =========  =========


          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(1)  Organization and Nature of Business

     ICG Communications, Inc., a Delaware corporation ("ICG"), was incorporated on April 11, 1996, for the purpose of becoming the new publicly-traded U.S. parent company of ICG Holdings (Canada), Inc., a Canadian federal corporation ("Holdings-Canada"), ICG Holdings, Inc., a Colorado corporation ("Holdings"), and its subsidiaries. On September 17, 1997, ICG formed a new special purpose entity, ICG Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of ICG ("ICG Funding").

     On  January  21,  1998,   ICG  completed  a  merger  with  NETCOM   On-Line
     Communication Services, Inc. ("NETCOM"). At the effective time of the merger, each outstanding share of NETCOM common stock, $.01 par value, was automatically converted into shares of ICG common stock, $.01 par value ("ICG Common Stock"), at an exchange ratio of 0.8628 shares of ICG Common Stock per NETCOM common share. The Company issued approximately 10.2 million shares of ICG Common Stock in connection with the merger, valued at approximately $284.9 million on the date of the merger. The business combination was accounted for as a pooling of interests. Effective November 3, 1998, the Company's board of directors adopted a formal plan to dispose of the operations of NETCOM (see note 3) and, accordingly, the Company's consolidated financial statements reflect the operations and net assets of NETCOM as discontinued for all periods presented. The Company completed the sales of the operations of NETCOM on February 17 and March 16, 1999. In conjunction with the sales, the legal name of the NETCOM subsidiary was changed to ICG PST, Inc. ("PST").

     On January 23, 1998, ICG formed ICG Services, Inc., a Delaware corporation and wholly owned subsidiary of ICG ("ICG Services"). ICG Services is the parent company of PST (formerly NETCOM) and ICG Equipment, Inc., a Colorado corporation formed on January 23, 1998 to purchase or lease telecommunications equipment, software, network capacity and related services, and in turn, lease such assets to Holdings' subsidiaries. ICG and its subsidiaries, including ICG Services and its subsidiaries, are collectively referred to as the "Company."

     Pursuant to a Plan of Arrangement (the "Arrangement"), which was approved by Holdings-Canada shareholders on July 30, 1996, and by the Ontario Court of Justice on August 2, 1996, each shareholder of Holdings-Canada exchanged their common shares on a one-for-one basis for either (i) shares of ICG Common Stock, or (ii) Class A common shares of Holdings-Canada (the "Class A Shares"), which were exchangeable, prior to January 1, 1999, at any time on a one-for-one basis into shares of ICG Common Stock. On August 2, 1996, 28,795,132, or approximately 98%, of the total issued and outstanding common shares of Holdings-Canada were exchanged for an equal number of shares of Common Stock of ICG. In accordance with generally accepted accounting principles, the Arrangement was accounted for in a manner similar to a pooling of interests since ICG and Holdings-Canada had common shareholders, and the number of shares outstanding and the weighted average number of shares outstanding reflected the equivalent shares outstanding for the combined companies. On November 25, 1998, the shareholders of Holdings-Canada approved the Plan of Reorganization (the "Reorganization") among ICG, Holdings-Canada, ICG Canadian Acquisition, Inc., a newly formed
     Delaware   corporation   and

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(1)  Organization and Nature of Business (continued)

     wholly owned subsidiary of ICG ("ICG Acquisition"), and ICG Holdings (Canada) Co., a newly formed Nova Scotia unlimited liability company and wholly owned subsidiary of ICG Acquisition. Pursuant to the Reorganization, on December 1, 1998, ICG Acquisition acquired 100% of the issued and outstanding Class A Shares of Holdings-Canada, including those Holdings-Canada common shares owned by ICG, in exchange solely for voting common stock of ICG Acquisition which was contributed to ICG Acquisition as part of the Reorganization. On January 1, 1999, Holdings-Canada merged with and into ICG Holdings (Canada) Co. The merger and Reorganization was accounted for in a manner similar to a pooling of interests since the transactions involved entities under common control.

     The Company's principal business activity is telecommunications services, including Telecom Services, Network Services and Satellite Services. Telecom Services consists primarily of the Company's competitive local exchange carrier operations which provide services to business end users,
     Internet service providers ("ISPs") and long distance carriers and resellers. Network Services supplies information technology services and selected networking products, focusing on network design, installation, maintenance and support for a variety of end users, including Fortune 1000 firms and other large businesses and telecommunications companies. Satellite Services consists of satellite voice, data and video services provided to major cruise ship lines, the U.S. Navy, the offshore oil and gas industry and integrated communications providers.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The accompanying consolidated financial statements give retroactive effect to the merger of ICG and NETCOM on January 21, 1998, which was accounted for as a pooling of interests, and include the accounts of NETCOM and its subsidiaries as of the end of and for the periods presented. Effective November 3, 1998, the Company's board of directors adopted a formal plan to dispose of the operations of NETCOM (see note 3) and, accordingly, the accompanying consolidated financial statements reflect the operations of NETCOM as discontinued for all periods presented. Financial information prior to the completion of the Arrangement on August 2, 1996 represents the combined financial position and results of operations of NETCOM as well as
          Holdings-Canada and Holdings, which are considered to be predecessor entities to ICG.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

     (b)  Fiscal Year Ends of ICG and NETCOM

          The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. References to fiscal 1996, 1997 and 1998 relate to the years ended September 30, 1996 and December 31, 1997 and 1998, respectively.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          Unaudited consolidated statements of operations and cash flows for the three months ended December 31, 1995 have been included in the
          accompanying   consolidated   financial   statements  for  comparative
          purposes.

          Prior to the merger, NETCOM's consolidated financial statements were prepared using a year end of December 31. Accordingly, the consolidated statements of operations for fiscal 1996 reflect the combination of NETCOM's results of operations for the year ended December 31, 1996 with ICG's results of operations for the year ended September 30, 1996. Consequently, NETCOM's results of operations for the three months ended December 31, 1996 have been combined with ICG's results of operations for the same period in the accompanying consolidated statement of operations, although they have been presented as discontinued (see note 3). The net loss of NETCOM for the three months ended December 31, 1996 has been eliminated in the consolidated statement of stockholders' equity (deficit).

     (c)  Cash Equivalents and Short-term Investments Available for Sale

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests primarily in high grade short-term investments which consist of money market instruments, commercial paper, certificates of deposit, government obligations and corporate bonds, all of which are considered to be available for sale and generally have maturities of one year or less. The Company's short-term investment objectives are safety, liquidity and yield, in that order. The Company carries all cash equivalents at cost, which approximates fair value. Short-term investments available for sale are carried at amortized cost, which approximates fair market value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity (deficit). Realized gains and losses and declines in value judged to be other than temporary are included in the statement of operations.

     (d)  Inventory

          Inventory, consisting of satellite systems equipment and equipment to be utilized in the installation of communications systems, services and networks for customers, is recorded at the lower of cost or market, using the first-in, first-out method of accounting for cost.

     (e)  Investments

          Investments representing an interest of 20% or more, but less than 50% are accounted for using the equity method of accounting, under which the Company's share of earnings or losses are reflected in operations and dividends are credited against the investment when received. Losses recognized in excess of the Company's investment due to additional investment or financing requirements, or guarantees, are recorded as a liability in the consolidated financial statements. Investments of less than a 20% equity interest are accounted for using the cost method, unless the Company exercises significant influence

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          and/or control over the operations of the investee company, in which case the equity method is used. As of December 31, 1998, the Company held no equity interests in investee companies of 50% or less.

     (f)  Property and Equipment

          Property and equipment are stated at cost. Costs of construction are capitalized, including interest costs related to construction. Equipment held under capital leases is stated at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. For equipment held under capital leases, depreciation is provided using the straight-line method over the estimated useful lives of the assets owned, or the related lease term, whichever is shorter.

          Estimated useful lives of major categories of property and equipment are as follows:

              Furniture, fixtures and office equipment          3 to 7 years
              Machinery and equipment                           3 to 8 years
              Fiber optic equipment                                  8 years
              Switch equipment                                      10 years
              Fiber optic network                                   20 years
              Buildings and improvements                          31.5 years

     (g)  Capitalized Labor Costs

          Also included in property and equipment are capitalized labor and other costs associated with network development, service installation and internal-use software development.

          The Company capitalizes costs of direct labor and other employee benefits associated with the development, installation and expansion of the Company's networks. Depreciation begins in the period the network is substantially complete and available for use and is recorded on a straight-line basis over the estimated useful life of the equipment or network, ranging from 8 to 20 years.

          The Company capitalizes costs of direct labor and other employee benefits associated with installing and provisioning local access lines for new customers and providing new services to existing customers, since these costs are directly associated with multi-period, contractual, revenue-producing activities. Direct labor costs are capitalized only when directly related to the provisioning of customer services with multi-period contracts. Capitalization begins upon the acceptance of the customer order and continues until the installation is complete and the service is operational. Capitalized service installation costs are depreciated on a straight-line basis over 2 years, the average customer contract term.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          The Company capitalizes costs of direct labor and other employee benefits associated with the development of internal-use computer software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Internal-use software costs are depreciated over the estimated useful life of the software, typically 2 to 5 years, beginning in the period when the software is substantially complete and ready for use.

     (h)  Other Assets

          Amounts related to the acquisition of transmission and other licenses are recorded at cost and amortized over 20 years using the straight-line method. Goodwill results from the application of the purchase method of accounting for business combinations and is amortized over a maximum of 20 years using the straight-line method.

          Rights of way, minutes of use, and non-compete agreements are recorded at cost, and amortized using the straight-line method over the terms of the agreements, ranging from 2 to 12 years.

          Amortization of deferred financing costs is provided over the life of the related financing agreement, the maximum term of which is 10 years.

     (i)  Foreign Currency Translation Adjustments

          The functional currency for all foreign operations of NETCOM, which were sold subsequent to December 31, 1998, is the local currency. As such, all assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and costs and expenses are translated at weighted average rates of exchange prevailing during the period. Translation adjustments are included in other comprehensive income (loss), which is a separate component of stockholders' equity (deficit). Gains and losses resulting from foreign currency transactions are included in discontinued operations and are not significant for the periods presented.

     (j)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

     (k)  Revenue Recognition

          The Company recognizes Telecom Services and Satellite Services revenue as services are provided and charges direct selling expenses to operations as incurred. Revenue from Network Services contracts for the design and installation of communications systems and networks, which are generally short-term in duration, is recognized using the percentage of completion method of accounting. Maintenance revenue is recognized as services are provided. Uncollectible trade receivables are accounted for using the allowance method.

          Revenue which has been earned under the percentage of completion method, but has not been billed to the customer, is included in revenue earned, but unbilled in the consolidated financial statements. Deferred revenue includes monthly advance billings to customers for certain services provided by the Company's Telecom Services and Satellite Services, as well as Network Services revenue which has been billed to the customer in compliance with contract terms, but not yet earned under the percentage of completion method.

          NETCOM recognizes revenue and operating costs on the same basis as Telecom Services and Satellite Services, although such amounts are included in loss from discontinued operations for all periods presented.

          Prior to January 1, 1996, the Company recognized Telecom Services revenue in an amount equal to the non-cancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer to the extent of direct installation and selling expenses incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract was recognized ratably over the remaining non-cancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry. As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995, and has included in the results of operations for fiscal 1996 a charge of approximately $3.5 million relating to the cumulative effect of this change in accounting. Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant.

     (l)  Income Taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (m)  Net Loss Per Share

          Net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding. Weighted average number of shares outstanding for the three months ended December 31, 1995 represents outstanding Holdings-Canada common shares and ICG Common Stock resulting from the exchange of NETCOM common shares. Weighted average number of shares outstanding for fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998 represents Holdings-Canada common shares outstanding for the period from October 1, 1995 through August 2, 1996, and combined ICG Common Stock and Holdings-Canada Class A common shares outstanding for the periods presented subsequent to August 5, 1996.

          Net  loss  per  share  is  determined  in  accordance  with  Financial
          Accounting Standards Board Statement No. 128, Earnings Per Share ("SFAS 128"), which revises the calculation and presentation provisions of Accounting Principles Board Opinion No. 15 and related interpretations. Under SFAS 128, basic loss per share is computed on the basis of weighted average common shares outstanding. Diluted loss per share considers potential common stock instruments in the calculation of weighted average common shares outstanding. Potential common stock instruments, which include options, warrants and convertible subordinated notes and preferred securities, are not included in the net loss per share calculation as their effect is anti-dilutive.

     (n)  Stock-Based Compensation

          The Company accounts for its stock-based employee and non-employee director compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations ("APB 25"). The Company has provided pro forma disclosures of net loss and net loss per share as if the fair value based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), had been applied. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

     (o)  Impairment of Long-Lived Assets

          The Company provides for the impairment of long-lived assets, including goodwill, pursuant to Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"), which requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to be generated by the asset are less than its carrying value. Measurement of the impairment loss is based on the estimated fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows.

     (p)  Reclassifications

          Certain prior period amounts have been reclassified to conform with the current period's presentation.

(3)  Discontinued Operations

     Loss from discontinued operations consists of the following:

                                    Fiscal year        Three months ended            Fiscal years ended
                                       ended              December 31,                  December 31,
                                   September 30,    -----------------------       -----------------------
                                       1996           1995           1996           1997           1998
                                     --------       --------       --------       --------       --------
                                                  (unaudited)
                                                                (in thousands)
     Zycom (a)                       $    205            (70)          (484)        (6,391)        (4,848)
     NETCOM (b)                       (44,265)        (5,446)       (11,490)       (33,092)       (61,090)
                                     --------       --------        -------       --------       --------
        Loss from discontinued
          operations                 $(44,060)        (5,516)       (11,974)       (39,483)       (65,938)
                                     ========       ========       ========       ========       ========

     (a)  Zycom

          The Company owns a 70% interest in Zycom Corporation ("Zycom") which, through its wholly owned subsidiary, Zycom Network Services, Inc. ("ZNSI"), operated an 800/888/900 number services bureau and a switch platform in the United States and supplied information providers and commercial accounts with audiotext and customer support services. In June 1998, Zycom was notified by its largest customer of the customer's intent to transfer its call traffic to another service bureau. In order to minimize the obligation that this loss in call traffic would generate under Zycom's volume discount agreements with AT&T Corp. ("AT&T"), its call transport provider, ZNSI entered into an

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(3)  Discontinued Operations (continued)

          agreement on July 1, 1998 with an unaffiliated entity, ICN Limited ("ICN"), whereby ZNSI assigned the traffic of its largest audiotext customer and its other 900-number customers to ICN, effective October 1, 1998. As part of this agreement, ICN assumed all minimum call traffic volume obligations to AT&T.

          The call traffic assigned to ICN represents approximately 86% of Zycom's revenue for the year ended December 31, 1997. The loss of this significant portion of Zycom's business, despite management's best efforts to secure other sources of revenue, raised substantial doubt as to Zycom's ability to operate in a manner which would benefit Zycom's or the Company's shareholders. Accordingly, on August 25, 1998, Zycom's board of directors approved a plan to wind down and ultimately discontinue Zycom's operations. On October 22, 1998, Zycom completed the transfer of all customer traffic to other providers and Zycom anticipates that the disposition of its remaining assets and the discharge of its remaining liabilities will be completed in 1999.

          The Company's consolidated financial statements reflect the operations of Zycom as discontinued for all periods presented. Zycom incurred net losses from operations of approximately $1.2 million for the period from August 25, 1998 to December 31, 1998. Included in net current assets (liabilities) and net non-current assets of discontinued operations in the Company's consolidated balance sheets are the following accounts of Zycom:

                                                            December 31,
                                                       --------------------
                                                         1997         1998
                                                       -------      -------
                                                           (in thousands)
          Cash and cash equivalents                    $   265           47
          Receivables                                    1,879           90
          Prepaid expenses and deposits                     48           11
          Accounts payable and accrued liabilities      (2,559)      (1,092)
                                                       -------      -------

              Net current liabilities of Zycom         $  (367)        (944)
                                                       =======      =======

          Property and equipment, net                  $ 1,050          220
          Other assets, net                              1,890           --
                                                       -------      -------
              Net non-current assets of Zycom          $ 2,940          220
                                                       =======      =======

          On January 4, 1999, the Company completed the sale of the remainder of Zycom's operating assets to an unrelated third party for total proceeds of $0.2 million. As Zycom's assets were recorded at estimated fair market value at December 31, 1998, no gain or loss was recorded on the sale.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(3)  Discontinued Operations (continued)

     (b)  NETCOM

          Effective November 3, 1998, the Company's board of directors adopted the formal plan to dispose of the operations of NETCOM and, accordingly, the Company's consolidated financial statements reflect the operations of NETCOM as discontinued for all periods presented. Since the Company expects to record a gain on the disposition of NETCOM, the Company has deferred the net operating losses of NETCOM from November 3, 1998 through December 31, 1998, to be recognized as a component of the gain on the disposition. Included in net current assets (liabilities) and net non-current assets of discontinued operations in the Company's consolidated balance sheets are the following accounts of NETCOM:

                                                                    December 31,
                                                              ----------------------
                                                                1997          1998
                                                              --------      --------
                                                                  (in thousands)
          Cash and cash equivalents                           $ 63,368            --
          Receivables                                            2,397         3,936
          Inventory                                                341           423
          Prepaid expenses and deposits                          3,554         2,436
          Deferred losses of NETCOM                                 --        10,847
          Accounts payable and accrued liabilities             (28,471)      (37,009)
          Current portion of capital lease obligations          (2,491)       (2,961)
                                                              --------      --------

              Net current assets (liabilities) of NETCOM      $ 38,698       (22,328)
                                                              ========      ========

          Property and equipment, net                         $ 72,945        50,394
          Other assets, net                                      4,242         5,703
          Capital lease obligations, less current portion       (3,550)       (2,074)
                                                              --------      --------

              Net non-current assets of NETCOM                $ 73,637        54,023
                                                              ========      ========

          On February 17, 1999, the Company sold certain of the operating assets and liabilities of NETCOM to MindSpring Enterprises, Inc., an Internet service provider ("ISP") located in Atlanta, Georgia ("MindSpring"). Total proceeds from the sale were $245.0 million, consisting of $215.0 million in cash and 376,116 shares of unregistered common stock of MindSpring, valued at approximately $79.76 per share at the time of the transaction. Assets and liabilities sold to MindSpring include those directly related to the domestic operations of NETCOM's Internet dial-up, dedicated access and Web site hosting services. On March 16, 1999, the Company sold all of the capital stock of NETCOM's international operations for total proceeds of approximately $41.1 million. MetroNET Communications Corp.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(3)  Discontinued Operations (continued)

          ("MetroNET"),  a  Canadian  entity,  and  Providence  Equity  Partners
          ("Providence"), located in Providence, Rhode Island, together purchased the 80% interest in NETCOM Canada Inc. owned by NETCOM for approximately $28.9 million in cash. Additionally, Providence purchased all of the capital stock of NETCOM Internet Access Services Limited, NETCOM's operations in the United Kingdom, for approximately $12.2 million in cash. The Company expects to record a combined gain on the NETCOM transactions of approximately $200 million, net of income taxes of approximately $6.5 million, during the three months ended March 31, 1999. Since the operations sold were acquired by the Company in a transaction accounted for as a pooling of interests, the gain on the NETCOM transactions will be classified in the Company's consolidated statement of operations as an extraordinary item.

          In conjunction with the sale to MindSpring, the Company entered into an agreement to lease to MindSpring for a one-year period the capacity of certain network operating assets formerly owned by NETCOM and retained by the Company for a minimum of $27.0 million, although subject to increase dependent upon network usage. MindSpring will utilize the capacity to provide Internet access to the dial-up services customers formerly owned by NETCOM. In addition, the Company will receive for a one-year period 50% of the gross revenue earned by MindSpring from the dedicated access customers formerly owned by NETCOM. The Company intends to utilize the retained network operating assets to provide similar wholesale capacity and other enhanced network services to MindSpring and other ISPs and telecommunications providers, beginning in 1999.

(4)  Purchase Acquisitions and Investments

     The acquisitions described below have been accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations of the acquired businesses are included in the Company's consolidated financial statements from the respective dates of acquisition. Revenue, net loss and net loss per share on a pro forma basis, assuming the acquisitions were completed at the beginning of the periods presented, are not significantly different from the Company's historical results for the periods presented herein.

     (a)  Fiscal 1998

          On July 27, 1998, the Company acquired DataChoice Network Services, L.L.C. ("DataChoice") for total consideration of $5.9 million, consisting of 145,997 shares of ICG Common Stock and approximately $1.1 million in cash. The excess of the purchase price over the fair value of the net identifiable assets acquired of $5.7 million has been recorded as goodwill and is being amortized on a straight-line basis over five years. DataChoice, a Colorado limited liability company, provides point-to-point data transmission resale services through its long-term agreements with multiple regional carriers and nationwide providers.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(4)  Purchase Acquisitions and Investments (continued)

          The Company completed a series of transactions on July 30, 1998 to acquire NikoNET, Inc., CompuFAX Acquisition Corp. and Enhanced Messaging Services, Inc. (collectively, "NikoNET"). The Company paid approximately $13.8 million in cash, which included dividends payable by NikoNET to its former owners and amounts to satisfy NikoNET's former line of credit, assumed approximately $0.7 million in liabilities and issued 356,318 shares of ICG Common Stock with a fair market value of approximately $10.7 million on the date of the acquisition, for all the capital stock of NikoNET. The excess of the purchase price over the fair value of the net identifiable assets acquired of $22.6 million has been recorded as goodwill and is being amortized on a straight-line basis over five years. Located in Atlanta, Georgia, NikoNET provides broadcast facsimile services and enhanced messaging services to financial institutions, corporate investor and public relations departments and other customers. The Company believes the acquisition of NikoNET enables the Company to offer expanded services to its Telecom Services customers.

          On August 27, 1998, the Company purchased, for $9.0 million in cash, the remaining 20% equity interest in ICG Ohio LINX, Inc. ("ICG Ohio LINX") which it did not already own. ICG Ohio LINX is a facilities-based competitive local exchange carrier which operates a fiber optic telecommunications network in Cleveland and Dayton, Ohio. The Company's additional investment in ICG Ohio LINX, including incremental costs of obtaining that investment of $0.1 million, is included in goodwill in the accompanying consolidated balance sheet at December 31, 1998.

          In January 1997, the Company announced a strategic alliance with Central and South West Corporation ("CSW") formed for the purpose of developing and marketing telecommunications services in certain cities in Texas. Based in Austin, Texas, the venture entity was a limited partnership named CSW/ICG ChoiceCom, L.P ("ChoiceCom"). On December 31, 1998, the Company purchased 100% of the partnership interests in ChoiceCom from CSW for approximately $55.7 million in cash and the assumption of certain liabilities of approximately $7.3 million. In addition, the Company converted approximately $31.6 million of receivables from prior advances made to ChoiceCom by the Company to its investment in ChoiceCom. The excess of the purchase price over the fair value of the net identifiable assets acquired of $28.9 million has been recorded as goodwill and is being amortized on a straight-line basis over 10 years. The acquired company currently provides local exchange and long distance services in Austin, Corpus Christi, Dallas, Houston and San Antonio, Texas.

     (b)  Fiscal 1997

          On October 17, 1997, the Company purchased approximately 91% of the outstanding capital stock of Communications Buying Group, Inc. ("CBG"), an Ohio based local exchange and Centrex reseller. The Company paid total consideration of approximately $46.5 million, plus the assumption of certain liabilities. Separately, on October 17, 1997,

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(4)  Purchase Acquisitions and Investments (continued)

          the Company sold 687,221 shares of ICG Common Stock for approximately $16.0 million to certain shareholders of CBG. On March 24, 1998, the Company purchased the remaining approximate 9% interest in CBG for approximately $2.9 million in cash. The excess of the purchase price over the fair value of the net identifiable assets acquired in the combined transactions of $48.9 million has been recorded as goodwill and is being amortized on a straight-line basis over six years.

     (c)  Fiscal 1996

          In January 1996, the Company purchased the remaining 49% minority interest of Fiber Optic Technologies, Inc. ("FOTI"), making FOTI a wholly owned subsidiary. Consideration for the purchase was approximately $2.0 million in cash and 66,236 common shares of Holdings-Canada valued at approximately $0.8 million, for total consideration of approximately $2.8 million. The Company's Network Services are provided by FOTI.

          In February 1996, the Company entered into an agreement with Linkatel California, L.P. ("Linkatel") and its other partners, Linkatel Communications, Inc. and The Copley Press, Inc., under which the Company acquired a 60% interest in Linkatel for an aggregate purchase price of $10.0 million in cash and became the general partner of Linkatel. In April 1996, the partnership was renamed ICG Telecom of San Diego, L.P.

          In March 1996, the Company acquired a 90% equity interest in MarineSat Communications Network, Inc. ("MCN"), (formally Maritime Cellular
          Tele-network, Inc.), a Florida-based provider of cellular and satellite communications for commercial ships, private vessels, offshore oil platforms and land-based mobile units, for approximately $0.7 million in cash and approximately $0.1 million of assumed debt, for total consideration of approximately $0.8 million. In April 1997, the Company received the remaining 10% interest in MCN as partial consideration for the sale of its investment in Mexico.

          In August 1996, the Company acquired certain Signaling System 7 ("SS7") assets of Pace Network Services, Inc. ("Pace"), a division of Pace Alternative Communications, Inc. SS7 is used by local exchange companies, long-distance carriers, wireless carriers and others to signal between network elements, creating faster call set-up resulting in a more efficient use of network resources. The Company paid cash consideration of $1.6 million as of September 30, 1996 and an additional $1.0 million in January 1997, based on the operating results of the underlying business since the date of acquisition.

(5)  Dispositions

     (a)  Fiscal 1998

          On July  17,  1998,  the  Company  entered  into  separate  definitive
          agreements   to  sell  the   capital   stock   of  MCN  and   Nova-Net
          Communications,  Inc.  ("Nova-Net"),  two  wholly

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(5)  Dispositions (continued)

          owned subsidiaries within the Company's Satellite Services operations. The sale of MCN was completed on August 12, 1998 and, accordingly, the Company's consolidated financial statements include the results of operations of MCN through that date. The Company recorded a gain on the sale of MCN of approximately $0.9 million during fiscal 1998. The sale of Nova-Net was completed on November 18, 1998 and, accordingly, the Company's consolidated financial statements include the results of operations of Nova-Net through that date. The Company recorded a loss on the sale of Nova-Net of approximately $0.2 million during the three months ended December 31, 1998. The combined revenue, net loss or net loss per share of MCN and Nova-Net do not represent a significant portion of the Company's historical consolidated revenue, net loss or net loss per share.

     (b)  Fiscal 1996

          In October 1996, the Company sold its interest in its Phoenix network joint venture to its venture partner, GST Telecommunications, Inc. The Company received approximately $2.1 million in cash, representing $1.3 million of consideration for its 50% interest and $0.8 million for equipment and amounts advanced to the joint venture. In addition, the Company received equipment with a net book value of $2.4 million and assumed liabilities of $0.3 million. A gain on sale of the joint venture of approximately $0.8 million was recorded in the consolidated financial statements during the three months ended December 31, 1996.

          In December 1995, the Company received approximately $21.1 million as partial payment for the sale of four of its teleports and certain related assets, and entered into a management agreement with the purchaser whereby the purchaser assumed control of the teleport operations. Upon approval of the transaction by the Federal Communications Commission ("FCC"), the Company completed the sale in March 1996 and received an additional $0.4 million due to certain closing adjustments, for total proceeds of $21.5 million. The Company recognized a loss of approximately $1.1 million on the sale. Revenue associated with these operations was approximately $2.5 million for fiscal 1996. The Company has reported results of operations from these assets through December 31, 1995.

(6)  Short-term Investments Available for Sale

     Short-term investments available for sale are comprised of the following:


                                        December 31,
                                   ----------------------
                                     1997          1998
                                   --------      --------
                                       (in thousands)

     Certificates of deposit       $     --        31,000
     Commercial paper                 4,000        16,000
     U.S. Treasury securities       108,281         5,000
                                   --------      --------
                                   $112,281        52,000
                                   ========      ========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(6)  Short-term Investments Available for Sale (continued)

     At December 31, 1997 and 1998, the estimated fair value of the Company's certificates of deposit, commercial paper and U.S. Treasury securities approximated cost. All certificates of deposit, commercial paper and U.S. Treasury securities mature within one year.

(7)  Property and Equipment

     Property and equipment, including assets held under capital leases, is comprised of the following:

                                                           December 31,
                                                  -----------------------------
                                                      1997              1998
                                                  -----------       -----------
                                                         (in thousands)

     Land                                         $       709               709
     Buildings and improvements                         2,238             2,296
     Furniture, fixtures and office equipment          42,295           123,108
     Internal-use software costs                        3,681            13,655
     Machinery and equipment                           12,600            20,998
     Fiber optic equipment                            181,000           259,015
     Satellite equipment                               29,760            32,418
     Switch equipment                                  85,546           156,313
     Fiber optic network                              179,705           225,453
     Site improvements                                 13,898            20,029
     Service installation costs                            --            20,679
     Construction in progress                         185,992           237,394
                                                  -----------       -----------
                                                      737,424         1,112,067
     Less accumulated depreciation                   (105,970)         (177,933)
                                                  ===========       ===========
                                                  $   631,454           934,134
                                                  ===========       ===========

     Property and equipment includes approximately $237.4 million of equipment which has not been placed in service at December 31, 1998, and accordingly, is not being depreciated. The majority of this amount is related to uninstalled transport and switch equipment and new network construction.

     For fiscal 1996, the three months ended December 31, 1996, fiscal 1997 and 1998, the Company capitalized interest costs on assets under construction of $4.9 million, $2.0 million, $3.2 million and $10.4 million, respectively. Such costs are included in property and equipment as incurred. The Company recognized interest expense of $85.7 million, $24.5 million, $117.5 million and $170.1 million for fiscal 1996, the three months ended December 31, 1996, fiscal 1997 and 1998, respectively.

     Also included in property and equipment at December 31, 1997 and 1998 are unamortized costs associated with the development of internal-use computer software of $2.3 million and $11.5

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(7)  Property and Equipment (continued)

     million, respectively. The Company capitalized $0.7 million, $0.1 million, $2.4 million and $10.0 million of such costs during fiscal 1996, the three months ended December 31, 1996, fiscal 1997 and 1998, respectively.

     Certain of the assets described above have been pledged as security for long-term debt and are held under capital leases at December 31, 1998. The following is a summary of property and equipment held under capital leases:

                                               December 31,
                                        -------------------------
                                           1997            1998
                                        ---------       ---------
                                               (in thousands)

     Machinery and equipment            $   3,926           7,072
     Fiber optic equipment                  6,314             798
     Switch equipment                      21,380          12,957
     Fiber optic network                   58,806          77,523
     Construction in progress              17,895              --
                                        ---------       ---------
                                          108,321          98,350
     Less accumulated depreciation         (8,409)         (7,875)
                                        =========       =========
                                        $  99,912          90,475
                                        =========       =========

     Amortization of capital leases is included in depreciation and amortization in the Company's consolidated statements of operations for all periods presented.

(8)  Other Assets

     Other assets are comprised of the following:

                                              December 31,
                                        -----------------------
                                          1997           1998
                                        --------       --------
                                             (in thousands)

     Deposits                           $  2,429         17,035
     Pace customer base                    2,805          2,805
     Collocation costs                     2,998          5,472
     Non-compete agreements                1,386          1,050
     Right of entry costs                  1,984          2,684
     Other                                   588          2,486
                                        --------       --------
                                          12,190         31,532
     Less accumulated amortization        (3,124)        (6,343)
                                        ========       ========
                                        $  9,066         25,189
                                        ========       ========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(9)  Capital Lease Obligations

     The Company has payment obligations under various capital lease agreements for equipment. Required payments due each year on or before December 31 under the Company's capital lease obligations are as follows (in thousands):

        1999                                                 $ 14,406
        2000                                                   15,000
        2001                                                   17,098
        2002                                                   11,085
        2003                                                   11,008
        Thereafter                                             82,607
                                                             --------
            Total minimum lease payments                      151,204
            Less amounts representing interest                (82,759)
                                                             --------
            Present value of net minimum lease payments        68,445
            Less current portion                               (5,086)
                                                             ========
                                                             $ 63,359
                                                             ========

(10) Long-term Debt

     Long-term debt is summarized as follows:

                                                                                         December 31,
                                                                                -----------------------------
                                                                                    1997              1998
                                                                                -----------       -----------
                                                                                       (in thousands)

     9 7/8% Senior discount notes of ICG Services, net of discount (a)          $        --           266,918
     10% Senior discount notes of ICG Services, net of discount (b)                      --           327,699
     11 5/8% Senior discount notes of Holdings, net of discount (c)                 109,436           122,528
     121/2% Senior discount notes of Holdings, net of discount (d)                  367,494           414,864
     131/2% Senior discount notes of Holdings, net of discount (e)                  407,409           465,886
     Note payable with interest at the 90-day commercial paper rate plus 4
         3/4%, paid in full on August 19, 1998                                        4,932                --
     Note payable with interest at 11%, paid in full on June 12, 1998                 1,860                --
     Mortgage payable with interest at 8 1/2%, due monthly through 2009,
         secured by building                                                          1,131             1,084
     Other                                                                               90                65
                                                                                -----------       -----------
                                                                                    892,352         1,599,044
     Less current portion                                                            (1,784)              (46)
                                                                                -----------       -----------
                                                                                $   890,568         1,598,998
                                                                                ===========       ===========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(10) Long-term Debt (continued)

     (a)  9 7/8% Notes

          On April 27, 1998, ICG Services completed a private placement of 9 7/8% Senior Discount Notes due 2008 (the "9 7/8% Notes") for gross proceeds of approximately $250.0 million. Net proceeds from the offering, after underwriting and other offering costs of approximately $7.9 million, were approximately $242.1 million.

          The 9 7/8% Notes are unsecured senior obligations of ICG Services that mature on May 1, 2008, at a maturity value of $405.3 million. Interest will accrue at 9 7/8% per annum, beginning May 1, 2003, and is payable each May 1 and November 1, commencing November 1, 2003. The indenture for the 9 7/8% Notes contains certain covenants which provide limitations on indebtedness, dividends, asset sales and certain other transactions.

          The 9 7/8% Notes were originally recorded at approximately $250.0 million. The discount on the 9 7/8% Notes is being accreted through May 1, 2003, the date on which the 9 7/8% Notes may first be redeemed. The accretion of the discount and the amortization of the debt issuance costs are included in interest expense in the accompanying consolidated statements of operations.

     (b)  10% Notes

          On February 12, 1998, ICG Services completed a private placement of 10% Senior Discount Notes due 2008 (the "10% Notes") for gross proceeds of approximately $300.6 million. Net proceeds from the offering, after underwriting and other offering costs of approximately $9.7 million, were approximately $290.9 million.

          The 10% Notes are unsecured senior obligations of ICG Services that mature on February 15, 2008, at a maturity value of $490.0 million. Interest will accrue at 10% per annum, beginning February 15, 2003, and is payable each February 15 and August 15, commencing August 15, 2003. The indenture for the 10% Notes contains certain covenants which provide limitations on indebtedness, dividends, asset sales and certain other transactions.

          The 10% Notes were originally recorded at approximately $300.6 million. The discount on the 10% Notes is being accreted through
          February 15, 2003, the date on which the 10% Notes may first be redeemed. The accretion of the discount and the amortization of the debt issuance costs are included in interest expense in the accompanying consolidated statements of operations.

     (c)  11 5/8% Notes

          On March 11, 1997, Holdings completed a private placement (the "1997 Private Offering") of 11 5/8% Senior Discount Notes due 2007 (the "11 5/8% Notes") and 14% Exchangeable Preferred Stock Mandatorily Redeemable 2008 (the "14% Preferred Stock") for gross

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(10) Long-term Debt (continued)

          proceeds of $99.9 million and $100.0 million, respectively. Net proceeds from the 1997 Private Offering, after costs of approximately $7.5 million, were approximately $192.4 million.

          The 11 5/8% Notes are unsecured senior obligations of Holdings (guaranteed by ICG) that mature on March 15, 2007, at a maturity value of $176.0 million. Interest will accrue at 11 5/8% per annum, beginning March 15, 2002, and is payable each March 15 and September 15, commencing September 15, 2002. The indenture for the

          11 5/8% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibit the payment of cash dividends.

          The 11 5/8% Notes were originally recorded at approximately $99.9 million. The discount on the 11 5/8% Notes is being accreted through March 15, 2002, the date on which the 11 5/8% Notes may first be redeemed. The accretion of the discount and the amortization of the debt issuance costs are included in interest expense in the accompanying consolidated statements of operations.

     (d)  12 1/2% Notes

          On April 30, 1996, Holdings completed a private placement (the "1996 Private Offering") of 12 1/2% Senior Discount Notes due 2006 (the "12 1/2% Notes") and of 14 1/4% Exchangeable Preferred Stock Mandatorily Redeemable 2007 (the "14 1/4% Preferred Stock") for gross proceeds of $300.0 million and $150.0 million, respectively. Net proceeds from the 1996 Private Offering, after issuance costs of approximately $17.0 million, were approximately $433.0 million.

          The 12 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on May 1, 2006, with a maturity value of $550.3 million. Interest will accrue at 12 1/2% per annum, beginning May 1, 2001, and is payable each May 1 and November 1, commencing November 1, 2001. The indenture for the 12 1/2% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibit the payment of cash dividends.

          The 12 1/2% Notes were originally recorded at approximately $300.0 million. The discount on the 12 1/2% Notes is being accreted through May 1, 2001, the date on which the 12 1/2% Notes may first be redeemed. The accretion of the discount and the amortization of the debt issuance costs are included in interest expense in the accompanying consolidated statements of operations.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(10) Long-term Debt (continued)

          Approximately $35.3 million of the proceeds from the 1996 Private Offering were used to redeem the 12% redeemable preferred stock of Holdings (the "Redeemable Preferred Stock") issued in August 1995 ($30.0 million), pay accrued preferred dividends ($2.6 million) and to repurchase 916,666 warrants of the Company ($2.7 million) issued in connection with the Redeemable Preferred Stock. The Company recognized a charge to accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses of approximately $12.3 million for the excess of the redemption price of the Redeemable Preferred Stock over the carrying amount at April 30, 1996, and recognized a charge to interest expense of approximately $11.5 million for the payments made to noteholders with respect to consents to amendments to the indenture governing the 13 1/2% Notes to permit the 1996 Private Offering.

     (e)  13 1/2% Notes

          On August 8, 1995, Holdings completed a private placement (the "1995 Private Offering") through the issuance of 58,430 units (the "Units"), each Unit consisting of ten $1,000, 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes") and warrants to purchase 33 common shares of Holdings-Canada (the "Unit Warrants"). Net proceeds from the 1995 Private Offering, after issuance costs of approximately $14.0 million, were approximately $286.0 million.

          The 13 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on September 15, 2005, with a maturity value of $584.3 million. Interest will accrue at the rate of 13 1/2% per annum, beginning September 15, 2000, and is payable in cash each March 15 and September 15, commencing March 15, 2001. The indenture for the 13 1/2% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibit the payment of cash dividends.

          The 13 1/2% Notes were originally recorded at approximately $294.0 million, which represents the $300.0 million in proceeds less the approximate $6.0 million value assigned to the Unit Warrants, which is included in additional paid-in capital. The discount on the 13 1/2% Notes is being accreted over five years until September 15, 2000, the date on which the 13 1/2% Notes may first be redeemed. The value assigned to the Unit Warrants, representing additional debt discount, is also being accreted over the five-year period. The accretion of the total discount and the amortization of the debt issuance costs are included in interest expense in the accompanying consolidated statements of operations. Holdings may redeem the 13 1/2% Notes on or after September 15, 2000, in whole or in part, at the redemption prices set forth in the agreement, plus unpaid interest, if any, at the date of redemption.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(10) Long-term Debt (continued)

          The Unit Warrants entitled the holder to purchase one common share of Holdings-Canada, which was exchangeable into one share of ICG Common Stock, through August 8, 2005 at the exercise price of $12.51 per share. In connection with the Reorganization of Holdings-Canada, all Unit Warrants outstanding are exchangeable only for shares of ICG Common Stock on a one-for-one basis and are no longer exchangeable for shares of Holdings-Canada.

     (f)  Subsequent to December 31, 1998

          As  of  December  31,  1998,  the  Company's  corporate   headquarters
          building, land and improvements (collectively, the "Corporate Headquarters") were leased by the Company under an operating lease from an unrelated third party. Subsequent to December 31, 1998, the Company entered into a letter of intent to purchase the Corporate Headquarters for approximately $43.7 million, which amount represents historical cost and approximates fair value. The Company intends to finance the purchase through the conversion of a $10.0 million security deposit previously paid on the existing operating lease and through a mortgage on the Corporate Headquarters' assets. Payments on the mortgage will be due monthly through January 1, 2013, at an initial interest rate of approximately 14% per annum.

          Scheduled principal maturities of long-term debt as of December 31, 1998 are as follows (in thousands):

             Fiscal year:
                     1999                             $       111
                     2000                                      50
                     2001                                      50
                     2002                                      50
                     2003                                      50
                     Thereafter                         2,206,688
                                                      -----------
                                                        2,206,999
                     Less unaccreted discount            (607,955)
                     Less current portion                     (46)
                                                      -----------
                                                      $ 1,598,998
                                                      ===========

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(11) Redeemable Preferred Securities of Subsidiaries

     Redeemable preferred stock of subsidiary is summarized as follows:

                                                                 December 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
                                                               (in thousands)
     14% Exchangeable preferred stock of Holdings,
        mandatorily redeemable in 2008 (a)                  $108,022    124,867
     14 1/4% Exchangeable preferred stock of Holdings,
        mandatorily redeemable in 2007 (b)                   184,420    213,443
                                                            --------   --------
                                                            $292,442    338,310
                                                            ========   ========

     (a)  14% Preferred Stock

          In connection with the 1997 Private Offering, Holdings sold 100,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14% per annum. The dividend is payable quarterly in arrears each March 15, June 15, September 15, and December 15, and commenced June 15, 1997. Through March 15, 2002, the dividend is payable at the option of Holdings in cash or additional shares of 14% Preferred Stock. Holdings may exchange the 14% Preferred Stock into 14% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14% Preferred Stock is subject to mandatory redemption on March 15, 2008.

     (b)  14 1/4% Preferred Stock

          In connection with the 1996 Private Offering, Holdings sold 150,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14 1/4% per annum. The dividend is payable quarterly in arrears each February 1, May 1, August 1 and November 1, and commenced August 1, 1996. Through May 1, 2001, the dividend is payable, at the option of Holdings, in cash or additional shares of 14 1/4% Preferred Stock. Holdings may exchange the 14 1/4% Preferred Stock into 14 1/4% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14 1/4% Preferred Stock is subject to mandatory redemption on May 1, 2007.

     (c)  6 3/4% Preferred Securities

          On September 24, 1997 and October 3, 1997, ICG Funding completed a private placement of 6 3/4% Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009 (the "6 3/4% Preferred Securities") for gross proceeds of $132.25 million. Net proceeds from the private placement, after offering costs of approximately $4.7 million, were approximately $127.6 million. Restricted cash at December 31, 1998 of $16.9 million consists of the proceeds from the private placement which are designated for

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(11) Redeemable Preferred Securities of Subsidiaries (continued)

          the payment of cash dividends on the 6 3/4% Preferred Securities through November 15, 2000.

          The 6 3/4% Preferred Securities consist of 2,645,000 exchangeable preferred securities of ICG Funding that bear a cumulative dividend at the rate of 6 3/4% per annum. The dividend is paid quarterly in arrears each February 15, May 15, August 15 and November 15, and commenced November 15, 1997. The dividend is payable in cash through November 15, 2000 and, thereafter, in cash or shares of ICG Common Stock, at the option of ICG Funding. The 6 3/4% Preferred Securities are exchangeable, at the option of the holder, at any time prior to November 15, 2009 into shares of ICG Common Stock at an exchange rate of 2.0812 shares of ICG Common Stock per preferred security, or $24.025 per share, subject to adjustment. ICG Funding may, at its option, redeem the 6 3/4% Preferred Securities at any time on or after November 18, 2000. Prior to that time, ICG Funding may redeem the 6 3/4% Preferred Securities if the current market value of ICG Common Stock equals or exceeds, for at least 20 days of any 30-day trading period, 160% of the exchange price prior to November 15, 1999, and 150% of the exchange price from November 16, 1999 through November 15, 2000. The 6 3/4% Preferred Securities are subject to mandatory redemption on November 15, 2009.

          On February 13, 1998, ICG made a capital contribution of 126,750 shares of ICG Common Stock to ICG Funding. Immediately thereafter, ICG Funding sold the contributed shares to unrelated third parties for proceeds of approximately $3.4 million. ICG Funding recorded the contribution of the ICG Common Stock as additional paid-in capital at the then fair market value and, consequently, no gain or loss was recorded by ICG Funding on the subsequent sale of those shares.

          Also, on February 13, 1998, ICG Funding used the remaining proceeds from the private placement of the 6 3/4% Preferred Securities, which were not restricted for the payment of cash dividends, along with the proceeds from the sale of the contributed ICG Common Stock to purchase approximately $112.4 million of ICG Communications, Inc. Preferred Stock ("ICG Preferred Stock") which pays dividends each February 15, May 15, August 15 and November 15 in additional shares of ICG Preferred Stock through November 15, 2000. Subsequent to November 15, 2000, dividends on the ICG Preferred Stock are payable in cash or shares of ICG Common Stock, at the option of ICG. The ICG Preferred Stock is exchangeable, at the option of ICG Funding, at any time prior to November 15, 2009 into shares of ICG Common Stock at an exchange rate based on the exchange rate of the 6 3/4% Preferred Securities and is subject to mandatory redemption on November 15, 2009. The ICG Preferred Stock has been eliminated in consolidation of the Company's consolidated financial statements.

          The accreted value of the 6 3/4%  Preferred  Securities is included in
          Company-obligated   mandatorily  redeemable  preferred  securities  of
          subsidiary  limited  liability  company  which

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(11) Redeemable Preferred Securities of Subsidiaries (continued)

          holds solely Company preferred stock in the accompanying consolidated balance sheet at December 31, 1998.

          Included in accretion and preferred dividends on preferred securities of subsidiaries, net of minority interest in share of losses is approximately $27.0 million, $5.8 million, $39.8 million and $55.2 million for fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998, respectively, associated with the accretion of issuance costs, discount and preferred security dividend accruals for the 6 3/4% Preferred Securities, the 14% Preferred Stock, the 14 1/4% Preferred Stock and the Redeemable Preferred Stock (issued in connection with the 1995 Private Offering and redeemed in April 1996). These costs are partially offset by the minority interest share in losses of subsidiaries of approximately $1.6 million, $0.8 million and $1.7 million for fiscal 1996, the three months ended December 31, 1996, and fiscal 1997, respectively. There was no reported minority interest share in losses of subsidiaries for fiscal 1998.

(12) Stockholders' Equity (Deficit)

     (a)  Stock Options and Employee Stock Purchase Plan

          In fiscal years 1991, 1992 and 1993, the Company's Board of Directors approved incentive stock option plans and replenishments to those plans which provide for the granting of options to directors, officers, employees and consultants of the Company to purchase 285,000, 724,400 and 1,692,700 shares, respectively, of the Company's Common Stock, with exercise prices between 80% and 100% of the fair value of the shares at the date of grant. A total of 1,849,600 options have been granted under these plans with exercise prices ranging from approximately $2.92 to $14.03.

          Compensation expense has been recorded for options granted at an exercise price below the fair market value of the Company's Common Stock at the date of grant, pursuant to the provisions of APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

          The NETCOM 1993 Stock Option Plan was assumed by ICG at the time of the merger, and approved by ICG's Board of Directors as an incentive and non-qualified stock option plan which provides for the granting of options to certain directors, officers and employees to purchase 2,720,901 shares of ICG Common Stock. A total of 2,224,273 options, net of 2,155,856 cancellations, have been granted under this plan at exercise prices ranging from $0.65 to $92.14, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and accordingly, no compensation expense was recorded for these options under APB 25. The options granted under this plan are subject to various vesting requirements, generally three and five years, and expire within ten years from the date of grant.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(12) Stockholders' Equity (Deficit) (continued)

          From fiscal 1994 through fiscal 1998, the Company's Board of Directors approved incentive and non-qualified stock option plans and replenishments to those plans which provide for the granting of options to certain directors, officers and employees to purchase 2,536,000 shares of the Company's Common Stock under the 1994 plan, an aggregate of 2,700,000 shares of the Company's Common Stock under the 1995 and 1996 plans and 3,400,000 shares of ICG Common Stock under the 1998 plan. A total of 6,922,696 options, net of 4,587,300 cancellations, have been granted under these plans at original exercise prices ranging from $7.94 to $35.75, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and accordingly, no compensation expense was recorded for these options under APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

          In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on April 16, 1997 with exercise prices at or in excess of $15.875 were canceled by the Stock Option Committee of the Company's Board of Directors and regranted with an exercise price of $10.375, the closing price of ICG Common Stock on the Nasdaq National Market on April 16, 1997. Approximately 598,000 options, with original exercise prices ranging from $15.875 to $26.25, were canceled and regranted on April 16, 1997. For the same business purpose, all employee stock options outstanding on September 18, 1998 with exercise prices at or in excess of $22.00 were canceled by the Stock Option Committee of the Company's Board of Directors and regranted with an exercise price of $16.875, the closing price of ICG Common Stock on the Nasdaq National Market on September 18, 1998. A total of 2,413,260 options, with original exercise prices ranging from $22.00 to $35.75 were canceled and regranted on September 18, 1998. There was no effect on the Company's consolidated financial statements as a result of the cancellation and regranting of options.

          In October 1996, the Company established an Employee Stock Purchase Plan whereby employees can elect to designate 1% to 30% of their annual salary to be used to purchase shares of ICG Common Stock, up to a limit of $25,000 in ICG Common Stock each year, at a 15% discount to fair market value. Stock purchases occur four times a year on February 1, May 1, August 1 and November 1, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. The Company is authorized to issue a total of 1,000,000 shares of ICG Common Stock to participants in the plan. During fiscal 1997 and 1998, the Company sold 109,213 and 111,390 shares of ICG Common Stock, respectively, to employees under this plan.

          During fiscal 1994, NETCOM's Board of Directors approved and adopted an Employee Stock Purchase Plan which was dissolved upon NETCOM's merger with ICG. Shares purchased under this plan were converted into an estimated 119,000 shares of ICG Common Stock.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(12) Stockholders' Equity (Deficit) (continued)

          The Company recorded compensation expense in connection with its stock-based employee and non-employee director compensation plans of $0.1 million for fiscal 1996 pursuant to the intrinsic value based method of APB 25. Had compensation expense for the Company's plans been determined based on the fair market value of the options at the grant dates for awards under those plans consistent with the provisions of SFAS 123, the Company's pro forma net loss and loss per share would have been as presented below. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998.

                               Fiscal year      Three months         Fiscal years ended
                                  ended            ended                 December 31,
                               September 30,    December 31,     ---------------------------
                                   1996              1996            1997             1998
                               ----------        ----------      ----------       ----------
                                          (in thousands, except per share amounts)
     Net loss:
        As reported           $  (228,372)          (61,313)       (360,735)        (418,045)
        Pro forma                (242,974)          (64,985)       (369,677)        (439,362)

     Net loss per share -
        basic and diluted:
           As reported        $     (6.19)            (1.47)          (8.49)           (9.25)
           Pro forma                (6.59)            (1.56)          (8.70)           (9.72)

          The fair value of each option grant to employees and non-employee directors other than NETCOM employees and non-employee directors was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: an expected option life of three years for directors, officers and other executives, and two years for other employees, for all periods;
          expected volatility of 50% for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997, and 70% for fiscal 1998; and risk-free interest rates ranging from 5.03% to 7.42% for fiscal 1996 and the three months ended December 31, 1996, 5.61% to 6.74% for fiscal 1997 and 4.09% to 5.77% for fiscal 1998. Risk-free interest rates, as were currently available on the grant date, were assigned to each granted option based on the zero-coupon rate of U.S. Treasury bills to be held for the same period as the assumed option life. Since the Company does not anticipate issuing any dividends on the ICG Common Stock, the dividend yield for all options granted was assumed to be zero. The weighted average fair market value of combined ICG and NETCOM options granted during fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998 was approximately $11.10, $9.48, $10.31 and $13.23 per option, respectively.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(12) Stockholders' Equity (Deficit) (continued)

          As options outstanding at December 31, 1998 will continue to vest in subsequent periods, additional options are expected to be awarded under existing and new plans; accordingly, the above pro forma results are not necessarily indicative of the impact on net loss and net loss per share in future periods.

          The following table summarizes the status of the Company's stock-based compensation plans:

                                      Shares underlying   Weighted average     Options
                                           options         exercise price     exercisable
                                      -----------------   ----------------  --------------
                                        (in thousands)                      (in thousands)

     Outstanding at October 1, 1995         4,828             $ 14.92           1,230
          Granted                           2,054               18.30
          Exercised                          (415)               7.35
          Canceled                           (631)              24.73
                                           ------

     Outstanding at September 30, 1996      5,836               15.49           2,771
          Granted                             335               18.59
          Exercised                           (31)               8.95
          Canceled                            (56)              12.65
                                           ------

     Outstanding at December 31, 1996       6,084               15.68           3,476
          Granted                           3,377               14.94
          Exercised                          (709)               8.13
          Canceled                         (2,604)              25.32
                                           ------

     Outstanding at December 31, 1997       6,148               11.97           3,532
          Granted                           5,968               23.34
          Exercised                        (1,395)              12.08
          Canceled                         (3,941)              25.62
                                           ------

     Outstanding at December 31, 1998       6,780               13.95           3,299
                                           ======

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(12) Stockholders' Equity (Deficit) (continued)

     The following table summarizes information about options outstanding at December 31, 1998:

                                           Options outstanding                                      Options exercisable
                        --------------------------------------------------------------  --------------------------------------------
                                             Weighted average
        Range of                                 remaining         Weighted average                                Weighted average
     Exercise Price     Number outstanding    contractual life      exercise price        Number exercisable        exercise price
  --------------------  ------------------  -------------------  ---------------------  ----------------------   -------------------
                         (in thousands)         (in years)                                 (in thousands)
    $2.60    -   7.94          1,558                6.40              $     7.91                 1,558               $    7.91
     8.50    -  14.58          1,714                7.15                   11.07                 1,099                   11.31
    14.93    -  16.75            381                8.37                   15.67                   296                   15.67
    16.88    -  46.65          3,127                9.37                   18.32                   346                   21.02
                        ==================                                              ======================
                               6,780                                                             3,299
                        ==================                                              ======================

     (b)  Warrants

          Between fiscal 1993 and fiscal 1995, the Company issued a series of warrants at varying prices to purchase common shares of Holdings-Canada which, after August 5, 1996, were exchangeable on a one-for-one basis for Class A Shares of ICG Common Stock. The following table summarizes warrant activity for fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998:


                                             Outstanding         Exercise
                                               warrants         price range
                                            --------------  ------------------
                                            (in thousands)

          Outstanding, October 1, 1995             5,502    $ 7.38   -   21.51
          Exercised                               (1,854)     7.94   -    8.73
          Repurchased                               (917)     2.52   -    3.21
                                            --------------

          Outstanding, September 30, 1996          2,731      7.38   -   21.51
          Exercised                                 (100)          18.00
          Canceled                                    (8)     7.38   -   11.80
                                            --------------

          Outstanding, December 31, 1996           2,623      7.38   -   21.51
          Exercised                                 (599)     7.38   -   14.50
          Canceled                                   (50)          14.50
                                            --------------

          Outstanding, December 31, 1997           1,974     12.51   -   21.51
          Exercised                                 (113)    12.51   -   21.51
          Canceled                                    (9)    20.01   -   21.51
                                            ==============
          Outstanding, December 31, 1998           1,852           12.51
                                            ==============

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(12) Stockholders' Equity (Deficit) (continued)

          All warrants outstanding at December 31, 1998 have an expiration date of August 6, 2005 and, in connection with the Reorganization of Holdings-Canada, are exchangeable only for shares of ICG Common Stock on a one-for-one basis.

     (c)  Preferred Stock

          The Company is authorized to issue 1,000,000 shares of preferred stock and 50,000 shares of ICG Preferred Stock. At December 31, 1998, the Company had no shares of preferred stock outstanding. All of the issued and outstanding shares of ICG Preferred Stock at December 31, 1998 are held by ICG Funding.

(13) Related Party Transactions

     At December 31, 1997, the Company had $10.0 million outstanding under a promissory note from ChoiceCom, which was payable on demand at LIBOR plus 2% per annum (7.97% at December 31, 1997). During fiscal 1998, the Company advanced another $5.0 million to ChoiceCom under a separate promissory note with similar terms. Additionally, the Company agreed to perform certain administrative services for ChoiceCom and make certain payments to vendors on behalf of ChoiceCom, for which such services and payments were to be conducted on an arm's length basis and reimbursed by ChoiceCom. At December 31, 1997, amounts outstanding under this arrangement and included in notes receivable from affiliate were approximately $9.4 million. All amounts due from ChoiceCom were included in the purchase price of the Company's acquisition of ChoiceCom on December 31, 1998.

     During fiscal 1996, Holdings-Canada and International Communications Consulting, Inc. ("ICC") entered into a consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 for approximately $4.2 million to be paid during the term of the agreement. During fiscal 1996, the three months ended December 31, 1996, fiscal 1997 and 1998, the Company paid approximately $1.3 million, $0.3 million, $1.1 million and $1.0 million, respectively, related to this consulting agreement. William W. Becker, a stockholder and former director of the Company, is President and Chief Executive Officer of ICC.

(14) Commitments and Contingencies

     (a)  Network Construction

          In March 1996, the Company and Southern California Edison Company ("SCE") entered into a 25-year agreement under which the Company will license 1,258 miles of fiber optic cable in Southern California, and can install up to 500 additional miles of fiber optic cable. This network, which will be maintained and operated primarily by the Company, stretches from Los Angeles to southern Orange County. Under the terms of this agreement, SCE will

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(14) Commitments and Contingencies (continued)

          be entitled to receive an annual fee for ten years, certain fixed quarterly payments, a quarterly payment equal to a percentage of certain network revenue, and certain other installation and fiber connection fees. The aggregate fixed payments remaining under the agreement totaled approximately $135.3 million at December 31, 1998. The agreement has been accounted for as a capital lease in the accompanying consolidated balance sheets.

          In June 1997, the Company entered into an indefeasible right of use ("IRU") agreement with Qwest Communications Corporation ("Qwest") for approximately 1,800 miles of fiber optic network and additional broadband capacity in California, Colorado, Ohio and the Southeast. Network construction is ongoing and is expected to be completed in 1999. The Company is responsible for payment on the construction as segments of the network are completed and has incurred approximately $19.2 million as of December 31, 1998, with remaining costs anticipated to be approximately $15.8 million. Additionally, the Company has committed to purchase $6.0 million in network capacity from Qwest prior to the end of 1999.

     (b)  Network Capacity Commitments

          In November 1998, the Company entered into two service agreements with WorldCom Network Services, Inc. ("WorldCom"). Both of the agreements have three-year terms and were effective in September 1998. Under the Telecom Services Agreement, WorldCom provides, at designated rates, switched telecommunications services and other related services to the Company, including termination services, toll-free origination, switched access, dedicated access and travel card services. Under the Carrier Digital Services Agreement, WorldCom provides the Company, at designated rates, with the installation and operation of dedicated digital telecommunications interexchange services, local access and other related services, which the Company believes expedites service availability to its customers. Both agreements require that the Company provide WorldCom with certain minimum monthly revenue, which if not met, would require payment by the Company for the difference between the minimum commitment and the actual monthly revenue. Additionally, both agreements limit the Company's ability to utilize vendors other than WorldCom for certain telecommunications services specified in the agreements. The Company's policy is to accrue and include in operating costs the effect of any shortfall in minimum revenue commitments under these agreements in the period in which the shortfall occurred. The Company has successfully achieved all minimum revenue commitments to WorldCom under these agreements through December 31, 1998.

     (c)  Other Commitments

          The Company has entered into various equipment purchase agreements with certain of its vendors. Under these agreements, if the Company does not meet a minimum purchase level in any given year, the vendor may discontinue certain discounts, allowances and incentives

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(14) Commitments and Contingencies (continued)

          otherwise provided to the Company. In addition, the agreements may be terminated by either the Company or the vendor upon prior written notice.

          Additionally,  the Company has entered  into  certain  commitments  to
          purchase   capital   assets  with  an  aggregate   purchase  price  of
          approximately $80.6 million at December 31, 1998.

     (d)  Operating Leases

          The Company leases office space and equipment under non-cancelable operating leases. Lease expense was approximately $4.9 million, $1.2 million, $11.8 million and $27.0 million for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997 and 1998, respectively. Minimum lease payments due each year on or before December 31 under the Company's operating leases are as follows (in thousands):

                     1999                          $  30,327
                     2000                             28,734
                     2001                             25,509
                     2002                             19,890
                     2003                             16,384
                     Thereafter                       64,802
                                                   =========
                                                    $185,646
                                                   =========

     (e)  Transport and Termination Charges

          The Company has recorded revenue of approximately $4.9 million and $58.3 million for fiscal 1997 and 1998, respectively, for reciprocal compensation relating to the transport and termination of local traffic to ISPs from customers of incumbent local exchange carriers ("ILECs") pursuant to various interconnection agreements. The ILECs have not paid most of the bills they have received from the Company and have disputed substantially all of these charges based on the belief that such calls are not local traffic as defined by the various agreements and under state and federal laws and public policies.

          The resolution of these disputes will be based on rulings by state public utility commissions and/or by the Federal Communications Commission ("FCC"). To date, there have been favorable final rulings from 29 states that ISP traffic is subject to the payment of reciprocal compensation under interconnection agreements. On February 25, 1999, the FCC issued a decision that ISP-bound traffic is largely jurisdictionally interstate traffic. The decision relies on the long-standing federal policy that ISP traffic, although jurisdictionally interstate, is treated as though it is local traffic for pricing purposes. The decision also emphasizes that because there are no federal rules governing intercarrier compensation for ISP traffic, the determination as to whether such traffic is subject to reciprocal compensation under the terms of interconnection agreements properly is made by the state

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(14) Commitments and Contingencies (continued)

          commissions and that carriers are bound by their interconnection agreements and state commission decisions regarding the payment of reciprocal compensation for ISP traffic. The FCC has initiated a rulemaking proceeding regarding the adoption of prospective federal rules for intercarrier compensation for ISP traffic. In its notice of rulemaking, the FCC expresses its preference that compensation rates for this traffic continue to be set by negotiations between carriers, with disputes resolved by arbitrations conducted by state commissions pursuant to the Telecommunications Act of 1996 (the "Telecommunications Act").

          On March 4, 1999, the Alabama Public Service Commission (the "Alabama PSC") issued a decision that found that reciprocal compensation is owed for Internet traffic under four CLEC interconnection agreements with BellSouth Corporation ("BellSouth"), which agreements were at issue in the proceeding. With respect to the Company's interconnection agreement, which was also at issue, the state commission interpreted certain language in the Company's agreement to exempt ISP-bound traffic from reciprocal compensation under certain conditions. The Company believes that the Alabama PSC failed to consider the intent of the parties in negotiating and executing the Company's interconnection agreement, the specific language of the Company's interconnection agreement and the impact of Alabama PSC and FCC policies, and thereby misinterpreted the agreement. The Company intends to file a request with the Alabama PSC by April 1, 1999 seeking determination that the ruling with respect to the Company's agreement be reconsidered, and that the Company should be treated the same as the other CLECs that participated in the proceeding and for which the Alabama PSC ordered the payment of reciprocal compensation. While the Company intends to pursue vigorously a petition for reconsideration with the Alabama PSC, and if the Company deems it necessary, judicial review, the Company cannot predict the final outcome of this issue.

          The Company has also recorded revenue of approximately $19.1 million for fiscal 1998, related to other transport and termination charges to the ILECs, pursuant to the Company's interconnection agreements with these ILECs. Included in the Company's trade receivables at December 31, 1997 and 1998 are $4.3 million and $72.8 million, respectively, for all receivables related to transport and termination charges. The receivables balance at December 31, 1998 is net of an allowance of $5.6 million for disputed amounts.

          Although the Company's interconnection agreement with BellSouth has expired, the Company has received written notification from BellSouth that the Company may continue billing BellSouth under the pricing terms within the expired interconnection agreement, until such agreement is renegotiated or arbitrated by the relevant state commissions. The Company's remaining interconnection agreements expire in 1999 and 2000. While the Company believes that all revenue recorded through December 31, 1998 is collectible and that future revenue from transport and termination charges billed under the Company's current interconnection agreements will be realized, there can be no assurance that future

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(14) Commitments and Contingencies (continued)

          regulatory and judicial rulings will be favorable to the Company, that the Alabama PSC will reconsider its ruling, or that different pricing plans for transport and termination charges between carriers will not be adopted when the Company's interconnection agreements are renegotiated or as a result of the FCC's rulemaking proceeding on future compensation methods. In fact, the Company believes that different pricing plans will be considered and adopted, and although the Company expects that revenue from transport and termination charges likely will decrease as a percentage of total revenue from local services in periods subject to future interconnection agreements, the Company's local termination services still will be required by the ILECs and must be provided under the Telecommunications Act, and likely will result in increasing volume in minutes due to the growth of the Internet and related services markets. The Company expects to negotiate reasonable compensation and collection terms for local termination services, although there is no assurance that such compensation will remain consistent with current levels.

     (f)  Litigation

          On April 4, 1997, certain shareholders of Zycom filed a shareholder derivative suit and class action complaint for unspecified damages, purportedly on behalf of all of the minority shareholders of Zycom, in the District Court of Harris County, Texas (Cause No. 97-17777) against the Company, Zycom and certain of their subsidiaries. This complaint alleges that the Company and certain of its subsidiaries breached certain duties owed to the plaintiffs. The plaintiffs were denied class certification by the trial court and this decision has been appealed. Trial has been tentatively set for August 1999. The Company is vigorously defending the claims. While it is not possible to predict the outcome of this litigation, management believes these proceedings will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

          The Company is a party to certain other litigation which has arisen in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

(15) Business Units

     The Company conducts transactions with external customers through the operations of its Telecom Services, Network Services and Satellite Services business units. Shared administrative services are provided to the business units by Corporate Services. Corporate Services consists of the operating activities of ICG Communications, Inc., ICG Funding, LLC, ICG Canadian Acquisition, Inc., ICG Holdings (Canada) Co., ICG Holdings, Inc. and ICG Services, Inc., which primarily hold securities and provide certain legal, accounting and finance, personnel and other administrative support services to the business units.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(15) Business Units (continued)

     Direct and certain indirect costs incurred by Corporate Services on behalf of the business units are allocated among the business units based on the nature of the underlying costs. Transactions between the business units for services performed in the normal course of business are recorded at amounts which are intended to approximate fair value.

     Set forth below are revenue, EBITDA (before nonrecurring charges), which represents the measure of operating performance used by management to evaluate operating results, depreciation and amortization, interest expense, total assets and capital expenditures of continuing operations for each of the Company's business units and for Corporate Services. As described in note 3, the operating results of the Company reflect the operations of Zycom and NETCOM as discontinued for all periods presented.

                                                        Fiscal year        Three months ended               Fiscal years ended
                                                           ended               December 31,                    December 31,
                                                       September 30,    -------------------------       -------------------------
                                                           1996            1995            1996            1997            1998
                                                        ---------       ---------       ---------       ---------       ---------
                                                                       (unaudited)
                                                                                     (in thousands)
Revenue:
   Telecom Services                                     $  72,815          12,743          27,307         149,358         305,612
   Network Services                                        61,080          15,826          16,460          69,881          62,535
   Satellite Services                                      21,297           6,168           6,188          29,986          40,451
   Elimination of intersegment revenue                     (1,049)           (193)           (478)         (4,203)        (10,979)
                                                        ---------       ---------       ---------       ---------       ---------
         Total revenue                                  $ 154,143          34,544          49,477         245,022         397,619
                                                        =========       =========       =========       =========       =========
EBITDA (before nonrecurring charges) (a):
      Telecom Services                                  $ (19,902)         (4,462)        (10,924)        (92,053)        (19,995)
      Network Services                                     (2,417)           (423)            295            (544)         (3,245)
      Satellite Services                                   (2,999)         (1,371)           (448)             74           7,088
      Corporate Services                                  (17,953)         (3,996)         (5,682)        (27,811)        (20,909)
      Elimination                                            (215)            (24)           (117)           (825)         (3,692)
                                                        ---------       ---------       ---------       ---------       ---------
         Total EBITDA (before nonrecurring charges)     $ (43,486)        (10,276)        (16,876)       (121,159)        (40,753)
                                                        =========       =========       =========       =========       =========
Depreciation and amortization (b):
   Telecom Services                                     $  21,295           2,871           7,442          45,798          86,775
   Network Services                                         1,086             145             441           2,110           2,305
   Satellite Services                                       4,809           1,272           1,133           4,462           7,314
   Corporate Services                                       2,447             444             750           3,744           4,286
   Eliminations                                               393             101             (75)            387             865
                                                        ---------       ---------       ---------       ---------       ---------
         Total depreciation and amortization            $  30,030           4,833           9,691          56,501         101,545
                                                        =========       =========       =========       =========       =========
                                                                                                                        (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(15) Business Units (continued)

                                                        Fiscal year         Three months ended               Fiscal years ended
                                                           ended                December 31,                    December 31,
                                                       September 30,    ---------------------------     ---------------------------
                                                           1996            1995             1996            1997            1998
                                                        -----------     -----------     -----------     -----------     -----------
                                                                       (unaudited)
                                                                                      (in thousands)
Interest expense (b):
   Telecom Services                                     $     6,814           2,432           1,744          11,996           2,693
   Network Services                                             240             148              --               6              23
   Satellite Services                                           175              52              13              --              88
   Corporate Services                                        78,485          12,583          22,697         105,518         167,323
                                                        -----------     -----------     -----------     -----------     -----------
      Total interest expense                            $    85,714          15,215          24,454         117,520         170,127
                                                        ===========     ===========     ===========     ===========     ===========

Total assets:
   Telecom Services (c)                                 $   349,786         218,579         400,003         663,864       1,135,937
   Network Services                                          25,994          23,214          33,308          31,911          34,378
   Satellite Services (c)                                    46,087          56,498          46,212          46,797          46,760
   Corporate Services (c)                                   761,720         307,188         709,412         353,898         376,796
   Eliminations                                            (253,478)        (28,312)       (254,107)          6,062         (22,689)
   Net current assets of discontinued
      operations (d)                                         54,226         131,902          54,481          38,331              --
   Net non-current assets of discontinued
      operations                                             97,561          59,850          97,425          76,577          54,243
                                                        -----------     -----------     -----------     -----------     -----------
          Total assets                                  $ 1,081,896         768,919       1,086,734       1,217,440       1,625,425
                                                        ===========     ===========     ===========     ===========     ===========

Capital expenditures of continuing operations (e):
      Telecom Services                                  $   159,997          24,036          67,192         252,008         357,991
      Network Services                                        2,983             279             764           1,577           1,804
      Satellite Services                                     11,442           1,484           2,020           5,901          11,107
      Corporate Services                                      2,728           1,108             438          10,384             960
      Eliminations                                             (215)            (25)           (117)         (1,074)         (2,916)
                                                        -----------     -----------     -----------     -----------     -----------
          Total capital expenditures of
              continuing operations                     $   176,935          26,882          70,297         268,796         368,946
                                                        ===========     ===========     ===========     ===========     ===========

     (a) EBITDA (before nonrecurring charges) consists of net loss from continuing operations before interest, income taxes, depreciation and amortization, provision for impairment of long-lived assets, net loss
          (gain) on disposal of long-lived assets, restructuring costs, other expense, net and accretion and preferred dividends on preferred securities of subsidiaries, or simply, revenue less operating costs and selling, general and

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(15) Business Units (continued)

          administrative expenses. EBITDA (before nonrecurring charges) is presented as the Company's measure of operating performance because it is a measure commonly used in the telecommunications industry. EBITDA (before nonrecurring charges) is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flows or results of operations in accordance with generally accepted accounting principles ("GAAP") for the periods indicated. EBITDA (before nonrecurring charges) is not a measurement under GAAP and is not necessarily comparable with similarly titled measures of other companies.

     (b) Although not included in EBITDA (before nonrecurring charges), which represents the measure of operating performance used by management to evaluate operating results, the Company has supplementally provided depreciation and amortization and interest expense for each of the Company's business units and Corporate Services. Interest expense excludes amounts charged for interest on outstanding cash advances and expense allocations among the business units and Corporate Services.

     (c) Total assets of Telecom Services, Satellite Services and Corporate Services excludes investments in consolidated subsidiaries which eliminate in consolidation.

     (d) At December 31, 1998, the Company had net current liabilities of discontinued operations of $23.3 million, and accordingly, such amount was not included within net current assets of discontinued operations on that date.

     (e)  Capital  expenditures include assets acquired under capital leases and
          excludes   payments  for  construction  of  the  Company's   corporate
          headquarters. (16)

(16) Provision for Impairment of Long-Lived Assets

     For fiscal 1997, provision for impairment of long-lived assets includes the impairment of the Company's Corporate Services investments in StarCom International Optics Corporation, Inc. ("StarCom") and Zycom of approximately $5.2 million and $2.7 million, respectively, and the Company's Satellite Services investments in MCN and Nova-Net of approximately $2.9 million and $0.9 million, respectively. The Company recorded its impairment in the investment in StarCom upon notification by a senior secured creditor of StarCom that it intended to foreclose on its collateral in StarCom, which subsequently caused the bankruptcy of StarCom. Based on circumstances of continuing net operating losses and management's assessment of the estimated fair value of related long-lived assets at December 31, 1997, the Company recorded an impairment of its investments in Zycom, MCN and Nova-Net.

     For fiscal 1996, provision for impairment of long-lived assets includes the Company's Telecom Services investments in the Phoenix and Melbourne networks of approximately $5.8 million and $2.7 million, respectively, and the Company's Satellite Services investment in its subsidiary in Mexico of approximately $0.2 million. The provision for impairment of long-lived assets was

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(16) Provision for Impairment of Long-Lived Assets (continued)

     based on circumstances of continuing net operating losses and management's assessment of the estimated fair value of related long-lived assets at September 30, 1996. Additionally, the Company provided an allowance for a note receivable from NovoComm, Inc. of approximately $1.3 million based on management's assessment at September 30, 1996 of the collectibility of amounts due.

(17) Restructuring Costs

     During fiscal 1998, the Company completed a decentralization of the Company's Network Services business unit. The Company recorded approximately $0.6 million in restructuring costs, consisting primarily of severance costs, resulting from the decentralization.

     Also during fiscal 1998, the Company recorded approximately $1.5 million of restructuring costs associated with a combined restructuring plan for Telecom Services and Corporate Services, which was designed to support the Company's increased strategic focus on its ISP customer base, as well as to improve the efficiency of operations and general and administrative support functions. Restructuring costs under this plan include severance and other employee benefit costs. At December 31, 1998, approximately $0.6 million remains in accrued liabilities related to the Telecom Services and Corporate Services restructuring plan, which is expected to be paid during the first quarter of 1999.

     Following the Company's acquisition of NikoNET in July 1998, the Company closed a regional facility of a newly acquired subsidiary of NikoNET. Restructuring costs, consisting primarily of severance costs, of approximately $0.2 million were recorded as a result of the facility closure during fiscal 1998. Approximately $0.2 million remains in accrued liabilities at December 31, 1998 related to the facility closure.

(18) Income Taxes

     The components of income tax benefit for fiscal 1996 are as follows (in thousands):

           Current income tax expense                      $  (198)
           Deferred income tax benefit                       5,329
                                                           -------
                   Total                                   $ 5,131
                                                           =======

     Current income tax expense of $0.2 million and $0.1 million for fiscal 1996 and 1998, respectively, represents state income tax relating to operations of a subsidiary company in a state requiring a separate entity tax return. Accordingly, this entity's taxable income cannot be offset by the Company's consolidated net operating loss carryforwards. During fiscal 1996, the deferred tax liability was adjusted for the effects of certain changes in estimated lives of property and equipment as discussed in note 2. As a result, the Company recognized an income tax benefit of $5.3 million. No income tax expense or benefit was recorded in the three months ended December 31, 1996 or fiscal 1997.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(18) Income Taxes (continued)

     Income tax benefit differs from the amounts computed by applying the U.S. federal income tax rate to loss before income taxes primarily because the Company has not recognized the income tax benefit of certain of its net operating loss carryforwards and other deferred tax assets due to the uncertainty of realization.

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1998 are as follows:

                                                                       December 31,
                                                                -------------------------
                                                                   1997            1998
                                                                ---------       ---------
                                                                      (in thousands)
     Deferred income tax liabilities:
         Property and equipment, due to excess
             Purchase price of tangible assets and
             differences in depreciation for book and
             tax purposes                                       $   6,254          10,173
                                                                ---------       ---------

     Deferred income tax assets:
         Net operating loss carryforwards                        (141,185)       (247,126)
         Accrued interest on high yield debt obligations
             deductible when paid                                 (72,330)       (108,895)
         Accrued expenses not currently deductible for tax
             purposes, including deferred revenue                  (7,968)         (9,275)
         Less valuation allowance                                 215,229         355,123
                                                                ---------       ---------
             Deferred income tax assets                            (6,254)        (10,173)
                                                                ---------       ---------

             Net deferred income tax liability                  $      --              --
                                                                =========       =========

     As of December 31, 1998, the Company has federal and foreign net operating loss carryforwards ("NOLs") of approximately $617.8 million and $35.0 million, respectively, which expire in varying amounts through 2019. However, due to the provisions of Section 382, Section 1502 and certain other provisions of the Internal Revenue Code (the "Code"), the utilization of these NOLs will be limited. The Company is also subject to certain state income tax laws, which will also limit the utilization of NOLs. As a result of ICG's merger with NETCOM, which created a change in ownership of NETCOM of greater than 50%, the NOLs generated by NETCOM prior to January 21, 1998 that can be used to reduce future taxable income are limited to approximately $15.0 million per year, before realization of unrecognized built-in gains.

     A valuation allowance has been provided for the deferred tax asset relating to the Company's NOLs, as management is not presently able to determine when the Company will generate future taxable income.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(19) Employee Benefit Plans

     The Company has established salary reduction savings plans under Section 401(k) of the Code which the Company administers for participating employees. All full-time employees are covered under the plans after meeting minimum service and age requirements. Under the plan available to NETCOM employees from January 1, 1997 through July 1, 1998, the Company made a matching contribution of 100% of each NETCOM employee's contribution up to a maximum of 3% of the employee's eligible earnings. Prior to 1997, NETCOM's matching contribution was limited to 50% of each NETCOM employee's contribution up to a maximum of 6% of the employee's eligible earnings. Under the plan available to all ICG employees, including NETCOM employees subsequent to July 1, 1998, the Company makes a matching contribution of ICG Common Stock up to a maximum of 6% of the employee's eligible earnings. Aggregate matching contributions under the Company's employee benefit plans were approximately $1.6 million, $0.6 million, $3.6 million and $4.0 million during fiscal 1996, the three months ended December 31, 1996, and fiscal 1997 and 1998, respectively. The portion of this expense which relates directly to employees of NETCOM is included in loss from discontinued operations for all periods presented.

(20) Summarized Financial Information of ICG Holdings, Inc.

     As discussed in note 10, the 11 5/8% Notes issued by Holdings during 1997 are guaranteed by ICG. The 12 1/2% Notes and the 13 1/2% Notes issued by Holdings during fiscal 1996 and 1995, respectively, are also guaranteed by ICG and Holdings-Canada.

     The separate complete financial statements of Holdings have not been included herein because such disclosure is not considered to be material to the holders of the 11 5/8% Notes, the 12 1/2% Notes and the 13 1/2% Notes. However, summarized combined financial information for Holdings and subsidiaries and affiliates is as follows:

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(20) Summarized Financial Information of ICG Holdings, Inc. (continued)

                Summarized Consolidated Balance Sheet Information

                                                               December 31,
                                                         -----------------------
                                                             1997        1998
                                                         ----------   ----------
                                                             (in thousands)

     Current assets                                      $  213,625     277,098
     Property and equipment, net                            631,117     636,747
     Other non-current assets, net                          120,878     170,151
     Net non-current assets of discontinued operations        2,940         220
     Current liabilities                                     95,792      81,299
     Net current liabilities of discontinued operations         367         944
     Long-term debt, less current portion                   890,503   1,004,316
     Capital lease obligations, less current portion         66,939      63,359
     Due to parent                                           30,970     191,889
     Due to ICG Services                                          -     137,762
     Redeemable preferred stock                             292,442     338,311
     Stockholders' deficit                                 (408,453)   (733,664)


    Summarized Consolidated and Combined Statement of Operations Information

                                             Fiscal year        Three months ended             Fiscal years ended
                                               ended               December 31,                    December 31,
                                           September 30,   ---------------------------     ---------------------------
                                               1996            1995             1996            1997            1998
                                           -----------     -----------     -----------     -----------     -----------
                                                           (unaudited)
                                                                          (in thousands)
     Total revenue                           $ 154,143          34,544          49,477         245,022         400,309
     Total operating costs and expenses        239,343          50,322          75,199         430,816         546,850
     Operating loss                            (85,200)        (15,778)        (25,722)       (185,794)       (146,541)
     Loss from continuing operations
          before cumulative effect of
          change in accounting                (169,439)        (34,211)        (49,266)       (321,802)       (320,363)
     Net loss                                 (172,687)        (34,281)        (49,750)       (328,193)       (325,211)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

--------------------------------------------------------------------------------

(21) Condensed Financial Information of ICG Holdings (Canada) Co.

     Condensed financial information for Holdings-Canada only is as follows:


                       Condensed Balance Sheet Information

                                                               December 31,
                                                         -----------------------
                                                             1997        1998
                                                         ----------   ----------
                                                             (in thousands)

           Current assets                                $      162         162
           Advances to subsidiaries                          30,970     191,889
           Non-current assets, net                            2,604       2,414
           Current liabilities                                  107          73
           Long-term debt, less current portion                  65          65
           Due to parent                                     21,146     182,101
           Share of losses of subsidiary                    408,453     733,664
           Shareholders' deficit                           (396,035)   (721,438)


                                             Fiscal year        Three months ended             Fiscal years ended
                                               ended               December 31,                    December 31,
                                           September 30,   ---------------------------     ---------------------------
                                               1996            1995             1996            1997            1998
                                           -----------     -----------     -----------     -----------     -----------
                                                           (unaudited)
                                                                          (in thousands)
     Total revenue                           $      --              --              --              --              --
     Total operating costs and expenses          3,438             361              73             195             192
     Operating loss                             (3,438)           (361)            (73)           (195)           (192)
     Losses from subsidiaries                 (172,687)        (34,281)        (49,750)       (328,193)       (325,211)
     Net loss attributable to common
        shareholders                          (184,107)        (34,642)        (49,823)       (328,388)       (325,403)

(22) Condensed  Financial  Information  of  ICG  Communications,   Inc.  (Parent
     company)

     At December 31, 1998, the primary assets of ICG are its investments in ICG Services, ICG Funding, ICG Acquisition and NikoNET, including advances to those subsidiaries. Certain corporate expenses of the parent company are included in ICG's statement of operations and were approximately $1.2 million and $2.2 million for fiscal 1997 and 1998, respectively. At December 31, 1998, ICG had no operations other than those of ICG Services, ICG Funding, ICG Acquisition and their subsidiaries.

                   MARKET FOR THE COMPANY'S COMMON EQUITY AND
                   -----------------------------------------
                           RELATED STOCKHOLDER MATTERS
                           ---------------------------

     ICG Common Stock, $.01 par value per share, has been quoted on the Nasdaq National Market ("Nasdaq") since March 25, 1997 under the symbol "ICGX" and was previously listed on the American Stock Exchange ("AMEX"), from August 5, 1996 to March 24, 1997 under the symbol "ICG." Prior to August 5, 1996, Holdings-Canada's common shares had been listed on the AMEX under the symbol "ITR" from January 14, 1993 through February 28, 1996, and under the symbol "ICG" thereafter through August 2, 1996. Holdings-Canada Class A Common Shares (the "Class A Shares") ceased trading on the AMEX at the close of trading on August 2, 1996. The Class A Shares, which were listed on the Vancouver Stock Exchange ("VSE") under the symbol "IHC.A," ceased trading on the VSE at the close of trading on March 12, 1997. During fiscal 1998, all of the remaining Class A Shares outstanding held by third parties were exchanged into shares of ICG Common Stock.

     The following table sets forth, for the fiscal periods indicated, the high and low sales prices of the ICG Common Stock as reported on the AMEX through March 24, 1997 and on the Nasdaq from March 25, 1997 through the date indicated below. The VSE reported no trading activity for the Class A Shares from January 1, 1997 through March 12, 1997, the date on which the Class A Shares ceased trading on the VSE.

                                                          American Stock
                                                     Exchange/Nasdaq National
                                                              Market
                                                     ------------------------
                                                        High         Low
                                                      --------    --------

               Fiscal 1997:
                   First Quarter                      $  18.13    $  10.38
                   Second Quarter                        21.13        8.63
                   Third Quarter                         24.63       17.75
                   Fourth Quarter                        28.63       19.75

               Fiscal 1998:
                   First Quarter                      $  44.25    $  24.38
                   Second Quarter                        38.88       28.50
                   Third Quarter                         36.63       15.50
                   Fourth Quarter                        26.56       11.13

               Fiscal 1999:
                   First Quarter                      $  24.13    $  15.25
                   Second Quarter (through April
                      28, 1999)

     On April 28, 1999, the last reported sale price of the Common Stock on the Nasdaq National Market was $23.75 per share. On April 28, 1999, there were 294 holders of record.

     The Company has never declared or paid dividends on the ICG Common Stock and does not intend to pay cash dividends on the ICG Common Stock in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. In addition, the payment of any dividends on the ICG Common Stock is effectively prohibited by the restrictions contained in the Company's indentures to the Company's senior indebtedness and in the Second Amended and Restated Articles of Incorporation of Holdings, which prohibits Holdings from making any material payment to the Company. Certain of the Company's debt facilities contain covenants which also may restrict the Company's ability to pay cash dividends.

     In April 1998, ICG Services sold $405.3 million principal amount at maturity ($250.0 million original issue price) of 9 7/8% Notes. Morgan Stanley & Co. Incorporated acted as placement agent for the offering and received placement fees of approximately $7.5 million. In February 1998, ICG Services sold $490.0 million principal amount at maturity ($300.6 million original issue price) of 10% Notes. Morgan Stanley & Co. Incorporated acted as placement agent for the offering and received placement fees of approximately $9.0 million.

     In September and October 1997, ICG Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, completed a private placement of $132.25 million of 6 3/4% Preferred Securities. The 6 3/4% Preferred Securities are mandatorily redeemable November 15, 2009 at the liquidation preference of $50.00 per security, plus accrued and unpaid dividends. Dividends on the 6 3/4% Preferred Securities are cumulative at the rate of 6 3/4% per annum and are payable in cash through November 15, 2000 and, thereafter, in cash or shares of ICG Common Stock at the option of ICG Funding. The 6 3/4% Preferred Securities are exchangeable, at the option of the holder, into ICG Common Stock at an exchange price of $24.025 per share, subject to adjustment. ICG Funding may, at its option, redeem the 6 3/4% Preferred Securities at any time on or after November 18, 2000. Prior to that time, ICG Funding may redeem the 6 3/4% Preferred Securities if the current market value of ICG Common Stock equals or exceeds, for at least 20 days of any consecutive 30-day trading period, 160% of the exchange price through November 15, 1999, and 150% of the exchange price from November 16, 1999 through November 15, 2000. Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. acted as placement agents for the offering and received aggregate placement fees of approximately $4.0 million.

     In March 1997, Holdings sold $176.0 million principal amount at maturity ($99.9 million original issue price) of 11 5/8% Notes and 100,000 shares of 14% Preferred Stock, having a liquidation preference of $1,000 per share. These securities are guaranteed by the Company on a full and unconditional basis. Morgan Stanley & Co. Incorporated acted as placement agent for the offering and received placement fees of approximately $7.5 million.

     In April 1996, Holdings sold $550.3 million principal amount at maturity ($300.0 million original issue price) of 12 1/2% Notes and 150,000 shares of 14 1/4% Preferred Stock, having a liquidation preference of $1,000 per share. These securities are guaranteed by the Company on a full and unconditional basis. Morgan Stanley & Co. Incorporated acted as placement agent for the offering and received placement fees of approximately $16.5 million.

     Each of the foregoing offerings were exempt from registration pursuant to Rule 144A under the Securities Act. Sales were made only to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, and other institutional accredited investors. The securities sold in each of the foregoing offerings were subsequently registered under the Securities Act.

     In October 1997, the Company issued 687,221 shares of Common Stock (the "CBG Shares") to certain shareholders of CBG in connection with the acquisition of CBG for a purchase price of approximately $16.0 million. The sale of the CBG Shares was exempt from registration under Section 4(2) of the Securities Act because the offers and sales were made to a limited number of investors in a private transaction. Resale of the CBG Shares was subsequently registered on a Form S-3 registration statement which was declared effective on October 31, 1997.

     In July 1998, the Company issued 145,997 shares of ICG Common Stock in connection with the acquisition of DataChoice, valued at approximately $32.88 per share on the date of the sale (the "DataChoice Shares"). The sale of the DataChoice Shares was exempt from registration under Section 4(2) of the Securities Act because the offers and sales were made to a limited number of investors in a private transaction. The Company is required to register the resale of the DataChoice Shares.

     Also in July 1998, the Company issued 356,318 shares of ICG Common Stock in connection with the acquisition of NikoNET, valued at approximately $30.03 per share on the date of the sale (the "NikoNET Shares"). The sale of the NikoNET Shares was exempt from registration under Section 4(2) of the Securities Act because the offer and sales were made to a limited number of investors in a private transaction.

                     ICG COMMUNICATIONS, INC. 1999 ANNUAL MEETING
                                     June 9, 1999
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


               The undersigned stockholder of ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 7, 1999, and hereby constitutes and appoints J. Shelby Bryan and H. Don Teague, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 161 Inverness Drive West, Englewood, Colorado 80112, on June 9, 1999, at 9:30 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:



             1.   Election of Directors:

                 FOR all nominees listed below   WITHHOLD AUTHORITY
                 (except as indicated) [ ]       to vote  for all nominees
                                                 listed below  [ ]

               NOMINEES: William J. Laggett, J. Shelby Bryan


          INSTRUCTION:   To  withhold authority to  vote for any individual
                         nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.





               2. Ratification of the appointment of KPMG LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1999.

                    FOR  [ ]          AGAINST [ ]          ABSTAIN  [ ]

               3. Transaction of such other business as may properly come before the Meeting and any adjournments thereof.


               The proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the two named individuals as directors, FOR the ratification of the appointment of the independent auditors and FOR the transaction of such other business as may properly come before the Meeting.

                                        PLEASE  SIGN,  DATE  AND MAIL  THIS
                                        PROXY IMMEDIATELY IN THE ENCLOSED
                                        ENVELOPE.

                                        Date  . . . . . . . . . . . .  1999

                                        . . . . . . . . . . . . . .  (L.S.)

                                        . . . . . . . . . . . . . .  (L.S.)

                                        Please sign your name exactly as it
                                        appears  hereon.   When  signing as
                                        attorney,  executor, administrator,
                                        trustee  or  guardian, please  give
                                        your  full  title  as   it  appears
                                        hereon.    When  signing  as  joint
                                        tenants, all parties  in the  joint
                                        tenancy must sign.  When a proxy is
                                        given by a  corporation, it  should
                                        be signed by an  authorized officer
                                        and the corporate seal affixed.  No
                                        postage is required if  returned in
                                        the enclosed envelope and mailed in
                                        the United States.